Exhibit 10.5

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED COLLABORATION AGREEMENT

THIS AMENDED AND RESTATED COLLABORATION AGREEMENT (the “Agreement”) is made and entered into as of April 15, 2011 (the “Effective Date”) by and between EXELIXIS, INC., a Delaware corporation having its principal place of business at 210 East Grand Avenue, South San Francisco, California 94080 (“EXEL”), EXELIXIS PATENT COMPANY, LLC., a Delaware limited liability company having its principal place of business at 210 East Grand Avenue, South San Francisco, California 94080 (“EPC”), and BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation headquartered at 345 Park Avenue, New York, New York, 10154 (“BMS”). EXEL and EPC and BMS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. EXEL and EPC are sometimes referred to collectively as “Exelixis.”

RECITALS

A. BMS is a multinational health care company that has expertise and capability in researching, developing and marketing human pharmaceuticals.

B. EXEL is a drug discovery company that has expertise and proprietary technology relating to therapeutics that modulate signal transduction pathways involved in oncology and other disease areas.

C. BMS and EXEL and EPC desire to establish a collaboration to apply such Exelixis technology and expertise to the discovery, lead optimization and characterization of small molecule compounds that directly bind and modulate certain targets, with a goal of filing an Investigational New Drug applications for small molecule compounds in [*], and to provide for the development and commercialization of novel therapeutic and prophylactic products based on such compounds.

D. BMS and EXEL are parties to a collaboration agreement that established such collaboration, entered into on December 15, 2006, as amended, (such agreement, the “Collaboration Agreement”), the execution date of such agreement, the “Execution Date”, and the effective date of such agreement, the “Original Effective Date”).

E. On event date herewith, EXEL is assigning to its wholly owned subsidiary, EPC, the patents relating to compounds that developed under this Agreement.

F. BMS, EXEL and EPC wish to amend and restate the Collaboration Agreement to account for such change of patent ownership.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS

Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) have the following meanings set forth in this Article 1, or, if not listed in this Article 1, the meanings as designated in the text of this Agreement.

1.1 “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of the definition in this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one (1) or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.2 “Allowable Expenses” means those expenses that are specifically attributable to a Co-Promotion Product in the U.S. and that consist of: [*].

1.3 “ANDA” means an Abbreviated New Drug Application submitted to the FDA in conformance with applicable laws and regulations, or the foreign equivalent of any such application in any other country.

1.4 “Appealable Matter” means any dispute between the Parties (or their respective designees or Committees) concerning: (a) whether the [*] have or may [*] have [*] the [*] of any [*]; (b) [*] have or may [*] have a [*] the [*] of any [*]. For clarity, any dispute regarding whether [*] shall be an Appealable Matter.

1.5 “Approved Plan” means, with respect to a Product, any one or more of the Global Development Plans, each Annual Development Plan, the Global Commercialization Strategy, and the U.S. Commercialization Plan, in each case as adopted or approved under the terms of this Agreement.

1.6 “BMS [*]” or “[*]” means [*] which the [*] (or a successor thereto) (“[*]”) [*], including [*] (typically, [*]) and [*] to that effort. At [*], the following have been established: (a) one or more [*] (through BMS [*]); (b) [*] to BMS; (c) [*] at [*]; (d) [*]; (e) assay [*] for the [*] assays; (f) assays for [*]; and (g) [*] assays.

1.7 “BMS [*]” or “[*]” means [*] which [*] for a compound that has [*] and a [*] made to [*]. For clarity, [*].

1.8 “BMS [*]” or “[*]” means [*] which [*] one or more compounds [*] to [*]. [*], the [*] for [*] information needed [*]. [*] is [*]. This [*] is typically made about [*] prior to [*]. At [*] there will be evidence of [*], [*], which will include [*]. There will be [*], and [*]. Not all [*] testing ([*]) will be [*] at [*], but [*] be [*] reached. The [*] will be [*].

1.9 “BMS [*]” or “[*]” means [*] which the BMS [*] based [*]. An [*] follows [*]. BMS [*] once it contains [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.10 “BMS Licensed Know-How” means all Information (other than Patents) Controlled by BMS and its Affiliates, including Information Controlled jointly with Exelixis, as of the Original Effective Date and during the term of the Agreement that: (a) covers a Collaboration Compound, a composition containing a Collaboration Compound (e.g., a formulation containing a Collaboration Compound), or the manufacture or use of a Collaboration Compound; and (b) is [*] for Exelixis to exercise the rights licensed to it under the Agreement or to perform its obligations to the Collaboration under the Agreement.

1.11 “BMS Licensed Patents” means all Patents Controlled by BMS and its Affiliates, including Patents Controlled jointly with EPC, as of the Original Effective Date and during the term of this Agreement that: (a) cover a Collaboration Compound, a composition containing a Collaboration Compound (e.g., a formulation containing a Collaboration Compound), or the manufacture or use of a Collaboration Compound; and (b) are [*] for Exelixis to exercise the rights licensed to it under the Agreement or to perform its obligations to the Collaboration under the Agreement.

1.12 “Change of Control” means any transaction in which a Party: (a) sells, conveys or otherwise disposes of all or substantially all of its property or business; or (b)(i) merges, consolidates with, or is acquired by any other Person (other than a wholly-owned subsidiary of such Party); or (ii) effects any other transaction or series of transactions; in each case of clause (i) or (ii), such that the stockholders of such Party immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock of the surviving Person following the closing of such merger, consolidation, other transaction or series of transactions. As used in this Section 1.12, “Person” means any corporation, firm, partnership or other legal entity.

1.13 “Clinical Costs” means the costs incurred by a Party or for its account, during the term and pursuant to this Agreement, in connection with clinical studies of a Co-Developed Product in the Co-Development Territory, including the following: (a) the preparation for and conduct of clinical trials (except for related Manufacturing Costs otherwise included in Development Costs); (b) data collection and analysis, and report writing; and (c) clinical laboratory work. The Clinical Costs shall exclude costs incurred in connection with [*].

1.14 “Co-Developed Product” shall mean a Product for which: (a) EXEL has exercised an Exelixis Co-Development Option; and (b) EXEL has not opted-out pursuant to Section 4.7(a).

1.15 “Co-Development Territory” shall mean [*].

1.16 “Collaboration” means the collaborative research, development, and commercialization program between the Parties that is contemplated by this Agreement.

1.17 “Collaboration Compounds” means the Lead Compound and Program Backups in each Lead Op Program, Provisional Collaboration Program or Collaboration Program.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.18 “Commercialize” means to promote, market, distribute, sell (and offer for sale or contract to sell) or provide product support for a Product, including by way of example: (a) detailing and other promotional activities in support of a Product; (b) advertising and public relations in support of a Product, including market research, development and distribution of selling, advertising and promotional materials, field literature, direct-to-consumer advertising campaigns, media/journal advertising, and exhibiting at seminars and conventions; (c) developing reimbursement programs and information and data specifically intended for national accounts, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull-through activities; (d) co-promotion activities not included in the above; (e) conducting medical education activities and journal advertising; and (f) [*]. For clarity, “Commercializing” and “Commercialization” have a correlative meaning.

1.19 “Committee” means the JEC, JRC, JDC, JCC, or JFC, as the case may be.

1.20 “Committee-Governed Product” means: (a) any Co-Promotion Product; (b) any Co-Developed Product; and (c) any Product with respect to which EXEL exercised its Product-Opt-Out option pursuant to Section 4.7(a) [*].

1.21 “Completed Screening Program” means a Screening Program for which there exists a lead molecule that has completed the following activities (as applicable to such lead molecule): (a) [*]; (b) [*]; (c) [*]; (d) completion of [*]; (e) completion of [*]; (f) [*].

1.22 “Controlled” means, with respect to any compound, material, Information or intellectual property right, that the Party owns or has a license to such compound, material, Information or intellectual property right and has the ability to grant to another Party access, a license or a sublicense (as applicable) to such compound, material, Information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant such other Party such access, license or sublicense.

1.23 “Co-Promotion Product” means a Product for which EXEL has exercised its option to Co-Promote in the U.S. as set forth in Section 6.4.

1.24 “Core Program” shall mean, with respect to a Product, [*] for which any [*] or any [*] first [*] with respect to such Product.

1.25 “Development” means, with respect to a Product, those activities, including research, pre-clinical development activities, clinical trials, supporting manufacturing activities and related regulatory activities, that are [*] to: (a) obtain the approval by the applicable Regulatory Authorities of the Drug Approval Application with respect to such Product in the applicable regulatory jurisdiction, whether alone or for use together, or in combination, with another active agent or pharmaceutical product; (b) maintain such approvals; or (c) obtain or maintain compendia listings with respect to such Product. For clarity, “Co-Develop”, “Develop” and “Developing” have a correlative meaning.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.26 “Development Candidate” means a [*] that has met EXEL’s internal developability criteria, which criteria are consistent with EXEL’s internal developability criteria for all EXEL programs (including programs outside of the Collaboration), and that has been approved by EXEL to transition from [*] to [*].

1.27 “Development Costs” means the costs incurred by a Party or for its account, during the term and pursuant to this Agreement, that are specifically identifiable (or reasonably allocable) to the Development of a Co-Developed Product in the Co-Development Territory and that are directed to achieving or maintaining Regulatory Approval of such Co-Developed Product in the Co-Development Territory. The Development Costs shall include amounts that a Party pays to Third Parties involved in the Development of a Co-Developed Product ([*]), and all internal costs incurred by a Party in connection with the Development of such Co-Developed Product. Development Costs include the following: (a) preclinical costs such as toxicology and formulation development, test method development, delivery system development, stability testing and statistical analysis; (b) Clinical Costs; (c) expenses related to adverse event reporting; (d) Manufacturing Costs for a Co-Developed Product for use in preclinical and clinical activities including the manufacture, purchase or packaging of comparators or placebo for use in Clinical Trials (with the manufacturing costs for comparators or placebo to be determined in the same manner as Manufacturing Costs are determined for any Product), as well as the direct costs and expenses of disposal of drugs and other supplies used in such Clinical Trials and any associated release testing and QA/QC development costs; (e) [*] incurred in connection with [*], to the extent provided therein; and (f) development of the Manufacturing process for a Co-Developed Product (including with respect to any excipients or any active pharmaceutical ingredient included in such Co-Developed Products) and related scale-up, manufacturing process validation, manufacturing process improvements, and qualification and validation of Third Party contract manufacturers; (g) regulatory expenses relating to Development activities for the purpose of obtaining Regulatory Approval for an indication for a Co-Developed Product; (h) costs of real property rented specifically for Development activities (to the extent actually used); and (i) other out-of pocket development expenses including, without limitation institutional and advisory review boards, investigator meetings, quality of life studies, epidemiology and outcomes research.

1.28 “Diligent Efforts” means the carrying out of obligations or tasks in a sustained manner consistent with the efforts a Party devotes to a product or a research, development or marketing project of similar market potential, profit potential or strategic value resulting from its own research efforts, based on conditions then prevailing. Diligent Efforts requires that the Party: (a) [*], (b) [*], and (c) [*] with respect to such [*].

1.29 “Distribution Costs” means the costs, [*], incurred by a Party or for its account, during the term and pursuant to the Agreement that are reasonably allocable (as determined by the JFC) to the distribution of a Co-Promotion Product in the U.S., including: (a) handling and transportation to fulfill orders (excluding such costs to the extent they are treated as a deduction in the definition of Net Sales); (b) customer services, including order entry, billing and adjustments, inquiry and credit and collection; and (c) direct costs of storage and distribution of Co-Promotion Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.30 “Dollars” or “$” means the legal tender of the United States.

1.31 “Drug Approval Application” or “DAA” means: (a) in the United States, an NDA (or a supplemental NDA for following indications), and (b) in any other country or regulatory jurisdiction, an equivalent application for regulatory approval required before commercial sale or use of a Product (or with respect to a subsequent indication) in such country or regulatory jurisdiction.

1.32 “ECN” or “Early Candidate Nomination” means a compound or other substance that has been approved [*] to transition from [*] in a [*] to [*].

1.33 “EMEA” means [*] commercial territory, consisting of the following countries and regions: [*]. The EMEA also includes: (a) [*]; and (b) exports from [*] not separately identified in the list. For clarity, the specific list of countries and regions may change to align with any corresponding [*].

1.34 “EU” means the European Union, as its membership may be altered from time to time, and any successor thereto. The member countries of the European Union as of the Execution Date are Belgium, Denmark, Germany, Greece, Spain, France, Ireland, Italy, Luxembourg, The Netherlands, Austria, Portugal, Finland, Sweden, the United Kingdom, Estonia, Latvia, Lithuania, Poland, Czech Republic, Slovakia, Hungary, Slovenia, Malta, and Cyprus.

1.35 “Executive Officers” means: (a) in the case of Exelixis, the President and Chief Executive Officer of EXEL; and (b) in the case of BMS, either (i) a direct report of the BMS CSO (for disputes involving development matters) or (ii) the Head of U.S. Operations (for disputes involving commercial matters).

1.36 “Exelixis Licensed Know-How” means all Information (other than Patents) Controlled by Exelixis and its Affiliates, including Information Controlled jointly with BMS, as of the Original Effective Date and during the term of this Agreement that: (a) covers a Collaboration Compound, a composition containing a Collaboration Compound (e.g., a formulation containing a Collaboration Compound), or the manufacture or use of a Collaboration Compound; and (b) is [*] for BMS to exercise the rights licensed to it under the Agreement or to perform its obligations to the Collaboration under the Agreement.

1.37 “Exelixis Licensed Patents” means all Patents controlled by Exelixis and its Affiliates, including patents controlled jointly with BMS, as of the Original Effective Date and during the term of this Agreement that: (a) cover a Collaboration Compound, a composition containing a Collaboration Compound (e.g., a formulation containing a Collaboration Compound), or the manufacture or use of a Collaboration Compound; and (b) are [*] for BMS to exercise the rights licensed to it under the Agreement or to perform its obligations to the Collaboration under the Agreement.

1.38 “FDA” means the U.S. Food and Drug Administration, and any successor thereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.39 “FTE” means the equivalent of the work of one (1) employee full time for one (1) year consisting of a total of [*] hours per year (or such other number as may be agreed to by the JFC) directly related to the Development or Commercialization of any Co-Developed Product or Co-Promotion Product, as the case may be, or any other activities contemplated under this Agreement. Any individual who devotes less than [*] hours per year (or such other number as may be agreed by the JFC) shall be treated as an FTE on a pro-rata basis upon the actual number of hours worked divided by [*] (or such other number as may be agreed by the JFC). Unless modified by the JFC, the [*] figure shall be used without regard to the Parties’ own internal definition of the number of hours that comprises an FTE.

1.40 “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.41 “[*]” means, with respect to a particular Product in a country, [*] such Product ([*]); and (b) is [*] or otherwise), whether [*] or [*].

1.42 “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules, regulations, guidance and requirements promulgated thereunder as may be in effect from time to time.

1.43 “Identified Target(s)” means the set of one or more Lead Op Targets or Collaboration Targets (as applicable) that the JRC, the JDC or the Parties (as the case may be) reasonably believes [*] in such Lead Op Program, Provisional Collaboration Program or Collaboration Program.

1.44 “IND” means an Investigational New Drug Application submitted to the FDA in conformance with applicable laws and regulations, or the foreign equivalent of any such application in any other country.

1.45 “Information” means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including, databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures. For clarity, Information does not include any Patents.

1.46 “Initial Lead Op Programs” means the [*] programs conducted by EXEL on the initial Lead Op Targets selected by EXEL and BMS pursuant to Section 3.3(a).

1.47 “Invention” means any and all inventions and improvements thereto, invented or discovered by or on behalf of a Party (and/or its Affiliates) in the performance of its obligations under this Agreement.

1.48 “Joint Invention” means any Invention invented or discovered jointly by or on behalf of the employee(s), contractor(s) or agent(s) of BMS on one hand, and EXEL and/or EPC on the other hand (and/or their Affiliates).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.49 “Joint Commercialization Committee” or “JCC” means the committee described in Section 2.4.

1.50 “Joint Development and Regulatory Committee” or “JDC” means the committee described in Section 2.3.

1.51 “Joint Executive Committee” or “JEC” means the committee described in Section 2.2.

1.52 “Joint Finance Committee” or “JFC” means the committee described in Section 2.6.

1.53 “Joint Research Committee” or “JRC” means the committee described in Section 2.5.

1.54 “Knowledge” means, with respect of a Party, the good faith [*] facts and information in the possession of an [*] of such Party, or any [*] of, or [*], such Party or its Affiliates, [*] execution of this Agreement. For purposes of this definition, an “[*]” means any person in the [*] of a Party.

1.55 “Launch” means, for each Product in each country, the first arm’s-length sale to a Third Party for use or consumption by the public of such Product in such country after Regulatory Approval of such Product in such country. A Launch shall not include any Product sold for use in clinical trials, for research or for other non-commercial uses, or that is supplied as part of a compassionate use or similar program.

1.56 “Lead Compound” means, with respect to a Provisional Collaboration Program or Collaboration Program: (a) the Program Lead for such Provisional Collaboration Program or Collaboration Program; and (b) any [*] compound described in subsection (a).

1.57 “Lead Op Program” has the meaning described in Section 3.3. The Lead Op Programs include: (a) Initial Lead Op Programs; and (b) any [*] programs that were [*] and that were [*] programs pursuant to Section 3.3(c).

1.58 “Lead Op Target(s)” means: (a) the initial list of targets identified by the Parties pursuant to Section 3.3(a); and (b) any additional target(s) identified by the Parties pursuant to Sections 3.2(b) or 3.3(a). The Lead Op Targets shall be listed in Exhibit 3.3, which shall be updated periodically by the Parties.

1.59 “Major European Countries” means France, Germany, Spain, Italy, and the United Kingdom.

1.60 “Major Territory” means each of the following territories: (a) [*].

1.61 “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, inspection, receiving, holding and shipping of Lead Compounds, Program Backups, Collaboration Compounds, Products, or any raw materials

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, commercial manufacture, stability and release testing, quality assurance and quality control. For clarity, “Manufacture” has a correlative meaning.

1.62 “Manufacturing Costs” means costs that relate to a Co-Developed Product or a Co-Promotion Product which is: (a) supplied by a Third Party; or (b) manufactured directly by a Party or its Affiliate, in each case to the extent such costs relate to the development of a Co-Developed Product or the Commercialization of a Co-Promotion Product in the U.S., as further described below and as allocated in accordance with GAAP.

For costs in subsection (a), Manufacturing Costs means: (i) the amount paid to such a Third Party [*]; plus (ii) the relevant manufacturing Party’s reasonable direct and identifiable internal costs and out-of-pocket costs, incurred or accrued (including any prepayments) by the manufacturing Party in connection with manufacturing process improvements, storage, manufacturing scale-up, manufacturing site qualification, quality assurance and quality control (including testing), supply chain management, capital equipment, similar activities comprising the manufacturing Party’s oversight of the manufacturing process of the non-Affiliate Third Party, and any value-added tax or similar tax due for amounts paid to such Third Party.

For costs in subsection (b), Manufacturing Costs means the “standard cost” per unit, including variances to standard costs and inventory write-offs. This standard cost shall include the cost of raw materials, labor, and other direct and identifiable variable costs incurred or accrued by the manufacturing Party in connection with the manufacture of a Co-Promotion Product, manufacturing process improvements, storage, manufacturing scale-up, manufacturing site qualification, quality assurance and quality control (including testing), supply chain management, and costs of equipment, plant operations and plant support services necessary to produce a Co-Promotion Product. These costs of plant operations and support services shall include [*] and other similar activities, including [*] charges. Costs that cannot be identified to a specific activity supporting manufacturing of a Co-Promotion Product, such as charges for corporate overhead that are not controllable by the manufacturing plant, shall be [*] from the determination of Manufacturing Cost.

Subject to the preceding paragraph, “standard cost” per unit for purposes of ongoing cost accounting purposes shall be calculated in accordance with [*]. The Parties shall reconcile the standard cost charges and appropriate credit or payment shall be made to effect such reconciliation as directed by the JFC not less than annually against the above Manufacturing Cost definition.

Manufacturing Costs shall include costs of such activities that are undertaken at any time during the term of this Agreement (including [*]).

1.63 “Medical Education Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, a Co-Promotion Product sold in the U.S., including by way of example: (a) activities of medical sales liaisons; (b) grants to support continuing medical education, symposia, or research related to a Co-Promotion Product in the U.S. (excluding Phase IV Clinical Trials and Development

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

activities conducted for purposes of obtaining an initial Regulatory Approval for an indication for a Co-Promotion Product in the U.S.); (c) development, publication and dissemination of publications relating to Co-Promotion Product in the U.S., as well as medical information services provided in response to inquiries communicated via sales representatives or received by letter, phone call or email; and (d) conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to the Development or Commercialization of a Co-Promotion Product in the U.S.

1.64 “NDA” means a New Drug Application submitted to the FDA in conformance with applicable laws and regulations.

1.65 “Net Sales” means the amount invoiced or otherwise billed by BMS or its Affiliate or sublicensee for sales or other commercial disposition of a Product to a Third Party purchaser, less the following to the extent included in such billing or otherwise actually allowed or incurred with respect to such sales: (a) discounts, including cash, trade and quantity discounts, price reduction programs, retroactive price adjustments with respect to sales of a product, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments (or their respective agencies, purchasers and reimbursers) or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; (b) credits or allowances actually granted upon rejections or returns of Products, including for recalls or damaged goods; (c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Products, to the extent billed; (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of a Product; (e) bad debts relating to sales of Products that are actually written off by BMS in accordance with GAAP during the applicable calculation period; (f) costs due to the factoring of receivables; and (g) taxes, duties or other governmental charges levied on, absorbed or otherwise imposed on sale of Products, including value-added taxes, or other governmental charges otherwise measured by the billing amount, when included in billing, as adjusted for rebates and refunds, but specifically excluding taxes based on net income of the seller; provided that all of the foregoing deductions are calculated in accordance with generally accepted accounting principles consistently applied throughout the Party’s organization.

Notwithstanding the foregoing, if any Product is sold under a bundled or capitated arrangement with other BMS products, then, solely for the purpose of calculating Net Sales under this Agreement, any discount on such Products sold under such an arrangement shall be [*] for the applicable accounting period. In case of any dispute as to the applicable [*] under the preceding sentence, the determination of same shall be calculated and certified by [*], whose decision shall be binding.

A sale of a Product is deemed to occur upon invoicing. [*].

For sake of clarity and avoidance of doubt, sales by BMS, its Affiliates or sublicensees of a Product to [*]. Any Products [*] considered in determining Net Sales hereunder.

In the event a Product is sold as an end-user product consisting of a combination of active functional elements or as a combined product and/or service, Net Sales, for purposes of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

determining royalty payments on such Product, shall be calculated by multiplying the Net Sales of the end-user product and/or service by the fraction A over A+B, in which A is the gross selling price of the Product portion of the end-user product and/or service when such Product is sold separately during the applicable accounting period in which the sales of the end-user product were made, and B is the gross selling price of the other active elements and/or service, as the case may be, of the end-user product and/or service sold separately during the accounting period in question. All gross selling prices of the elements of such end-user product and/or service shall be calculated as the average gross selling price of the said elements during the applicable accounting period for which the Net Sales are being calculated. In the event that, in any country or countries, no separate sale of either such above-designated Product or such above designated elements of the end-user product and/or service are made during the accounting period in which the sale was made or if gross retail selling price for an active functional element, component or service, as the case may be, cannot be determined for an accounting period, Net Sales allocable to the Product in each such country shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, on a country-by-country basis, variations in potency, the relative contribution of each active agent, component or service, as the case may be, in the combination, and relative value to the end user of each active agent, component or service, as the case may be. Notwithstanding the foregoing, the Parties agree that, for purposes of this paragraph, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “active ingredients” or “active functional elements”.

1.66 “Operating Profit (or Loss)” means Net Sales of Co-Promotion Products in the U.S. less Allowable Expenses in the U.S. For sake of clarity, Operating Profit (or Loss) shall be determined [*], and if such terms are used individually, “Operating Profit” shall mean a positive Operating Profit (or Loss), and “Operating Loss” shall mean a negative Operating Profit (or Loss).

1.67 “Patent” means all: (a) unexpired letters patent (including inventor’s certificates and utility models) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period (and which have not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement), including any substitution, extension, registration, confirmation, reissue, re-examination, supplementary protection certificates, confirmation patents, patent of additions, renewal or any like filing thereof; (b) pending applications for letters patent which have not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), and/or abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written consent, including any continuation, division or continuation-in-part thereof and any provisional or other priority applications; and (c) any international counterparts, and counterparts in any country, to clauses (a) and (b) above.

1.68 “Phase I Clinical Trial” means a clinical trial of a Product on sufficient numbers of normal volunteers and/or patients that is designed to establish that such Product is safe for its

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

intended use, can be delivered in a dose(s) that is therapeutically useful, and to support its continued testing in Phase II Clinical Trials.

1.69 “Phase II Clinical Trial” means a Phase IIa Clinical Trial or a Phase IIb Clinical Trial.

1.70 “Phase IIa Clinical Trial” means a controlled clinical trial of a Product that utilizes the pharmacokinetic and pharmacodynamic information obtained from one (1) or more previously conducted Phase I Clinical Trial(s) and/or other Phase IIa Clinical Trial(s) in order to confirm the optimal manner of use of such Product (dose and dose regimens) and to better determine safety and efficacy.

1.71 “Phase IIb Clinical Trial” means a clinical trial of a Product on sufficient numbers of patients that is designed to provide a preliminary determination of safety and efficacy of such Product in the target patient population over a range of doses and dose regimens.

1.72 “Phase III Clinical Trial” means a clinical trial of a Product on sufficient numbers of patients that is designed to establish that such Product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with such Product in the dosage range to be prescribed, and to support Regulatory Approval of such Product or label expansion of such Product.

1.73 “Phase IIIb Clinical Trial” means a clinical trial of a Product, initiated before regulatory approval and is not required for same, but which may provide data that further defines how and where the drug should be used. A Phase IIIb Clinical Trial may include epidemiological studies, modeling and pharmacoeconomic studies, and investigator-sponsored clinical trials that are approved by the JDC and that otherwise fit the foregoing definition.

1.74 “Phase IV Clinical Trial” means a product support clinical trial of a Product commenced after receipt of Regulatory Approval in the country where such trial is conducted. A Phase IV Clinical Trial may include epidemiological studies, modeling and pharmacoeconomic studies, and investigator-sponsored clinical trials studying Product that are approved by the JDC and that otherwise fit the foregoing definition.

1.75 “Product” means any therapeutic or prophylactic product (for use in animals or humans) that contains or comprises a Collaboration Compound for which BMS has exercised its Co-Development Option in accordance with the terms of this Agreement.

1.76 “Program Backups” means, with respect to a Lead Op Program, Provisional Collaboration Program or Collaboration Program any compounds, other than the Program Lead, that: (a) were created by BMS or EXEL as part of such Lead Op Program, Provisional Collaboration Program or Collaboration Program (or Backup Program pursuant to Section 3.5); (b) [*] the applicable Lead Op Target(s) or Collaboration Target(s) [*]; and (c) [*] Lead Op Target(s) or Collaboration Target(s), based on the [*], and any [*] of any such compounds described in ((a), (b) and (c)) above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.77 “Program Lead” means, for any Lead Op Program, Provisional Collaboration Program or Collaboration Program, a small molecule compound that: (a) was created by EXEL as part of the relevant Lead Op Program, Provisional Collaboration or Collaboration Program; (b) [*] the applicable Lead Op Target(s) or Collaboration Target(s) [*]; (c) [*] Lead Op Target(s) or Collaboration Target(s), based on the [*]; (d) meets EXEL’s internal standards applicable to a Development Candidate; and (e) is [*] that would otherwise result in [*].

1.78 “Registrational Trial” means, with respect to a given Product, either (i) a Phase III Clinical Trial with such Product or (ii) a Phase IIb Clinical Trial that, at the time of commencement, is expected to be the basis for initial Regulatory Approval of such Product.

1.79 “Regulatory Approval” means any and all approvals (including Drug Approval Applications, supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, national, supra-national (e.g., the European Commission or the Council of the EU), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a Product in a regulatory jurisdiction.

1.80 “Regulatory Authority” means the applicable national (e.g., the FDA), supra-national (e.g., the European Commission or the Council of the EU), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity that, in each case, governs the approval of a Product in such applicable regulatory jurisdiction.

1.81 “Regulatory Expenses” means costs incurred to prepare product regulatory submissions and to obtain and maintain Regulatory Approval in the U.S. and to comply with Regulatory Approvals and requirements of Regulatory Authorities, including FDA user and other fees, reporting and regulatory affairs activities, and recalls and withdrawals for Co-Promotion Product (other than costs for Co-Promotion Product that are deductible from Net Sales or that are included as Development Costs).

1.82 “Reporting-Only Product” means any Product with respect to which EXEL exercised a Product Opt-Out pursuant to Section 4.7(a) prior to [*] such Product.

1.83 “Royalty-Bearing Product” means a Product: (a) with respect to which EXEL failed to make the co-development election contemplated by Section 3.7(c); or (b) with respect to which: (i) EXEL has notified BMS of a Product Opt-Out; or (ii) with respect to which EXEL elected not to exercise its Co-Promotion Option or where such Co-Promotion Option expired unexercised.

1.84 “Royalty Territory” means the world, excluding the U.S.

1.85 “Sales and Marketing Costs” means the [*] costs that are [*] the sales and marketing of a Co-Promotion Product in the U.S., including: (a) activities directed to the advertising and marketing of a Co-Promotion Product; (b) professional education (to the extent not performed by sales representatives), including launch meetings; (c) costs of advertising,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

public relations and medical education agencies; (d) peer-to-peer activities, such as continuing medical education, grand rounds, and lunch and dinner meetings; (e) speaker programs, including the training of such speakers; (f) grants to support continuing medical education or research (excluding Clinical Costs); (g) development, publication and dissemination of publications relating to a Co-Promotion Product; (h) developing, obtaining and providing training packages of a Co-Promotion Product, promotional literature, promotional materials and other selling materials; (i) developing and performing market research; (j) conducting symposia and opinion leader development activities; (k) development reimbursement programs; (l) developing information and data specifically intended for national accounts, managed care organizations and group purchasing organizations; (m) [*] incurred in connection with [*], to the extent provided therein; (n) direct expenses relating to selling by non-Affiliate Third Parties; (o) costs of transporting, housing and maintaining sales representatives for training; (p) conducting Phase IIIb Clinical Trials and Phase IV Clinical Trials, and clinical trials performed for marketing purposes and post-marketing surveillance activities; (q) administration, operation and maintenance of the sales force that promotes a Co-Promotion Product in the U.S., sales bulletins and other communications, sales meetings, specialty sales forces, consultants, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who support the sales force; and (r) costs associated with Medical Education Activities, and other ancillary services to the foregoing (to the extent not otherwise falling within subsections (a) through (r). Sales and Marketing Costs shall include costs of such activities that are undertaken at any time during the term of this Agreement (including prior to the initial Regulatory Approval of a Co-Promotion Product in the U.S.).

1.86 “Screening Target(s)” means any one or more targets that: (a) the Parties mutually agree becomes part of the Collaboration pursuant to Section 3.2(a); and (b) are not the subject of: (i) a collaboration between EXEL and a Third Party; or (ii) discussions between EXEL and a Third Party concerning a bona fide collaboration. The Screening Targets shall be listed in Exhibit 3.2, which shall be updated periodically by the Parties.

1.87 “Sole Invention” means any Invention invented or discovered solely by or on behalf of a Party (or its Affiliate) and its employees, contractors and/or agents.

1.88 “Specificity Criteria” means, for each Collaboration Compound, that such Collaboration Compound: (a) demonstrates [*] as determined [*]; and (b) has a [*] in such [*].

1.89 “Target Potency Threshold” means, for each Collaboration Compound, that such Collaboration Compound [*].

1.90 “Territory” means the world.

1.91 “Third Party” means any entity other than: (a) EXEL; (b) EPC; (c) BMS; or (d) an Affiliate of any of the foregoing Party.

1.92 “Third Party Royalties” means royalties and other payments payable to a Third Party in consideration for rights [*] for the [*] of Co-Promotion Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.93 “Trademark Costs” mean the fees and expenses paid to outside counsel and other Third Parties, direct costs of in-house counsel and filing and maintenance expenses, incurred in connection with the establishment and maintenance of rights under trademarks applicable to Co-Promotion Product in the U.S., including costs of filing and registration fees, actions to enforce or maintain a trademark and other proceedings.

1.94 “United States” or “U.S.” means the United States of America, and its territories, districts and possessions.

1.95 “Unrelated Compound” means, with respect to a Lead Op Program, Provisional Collaboration Program or Collaboration Program, any Program Backups that: (a) were created by BMS or EXEL as part of such Lead Op Program, Provisional Collaboration Program or Collaboration Program (or Backup Program pursuant to Section 3.5); and (b) either: (i) [*] applicable Lead Op Target(s) or Collaboration Target(s) [*]; or (ii) are [*] Lead Op Target(s) or Collaboration Target(s), based on the [*].

1.96 “Valid Claim” means (a) a claim in an issued Patent that has not: (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement of the Parties; or (b) a claim under an application for a Patent that has been pending for [*] for [*], and, in any case, which has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Additional Definitions

The following table identifies the location of definitions set forth in various Sections of the Agreement.

Definition	Location (Section)
Alliance Manager	2.8(a)
Annual Development Plan	4.2(a)
Backup Program	3.5(b)(i)
[*]	[*]
BMS Rejected Lead Op Target	3.3(d)
Co-Development Option	3.1(b)
Collaboration Program	3.4(b)(i)
Collaboration Target	3.3(b)
[*]	[*]
[*]	[*]
Co-Promotion Agreement	6.4(a)
Co-Promotion Notice	6.4(b)
Co-Promotion Option	6.4(a)
DCP	3.3(b)
[*]	[*]
Original Effective Date	13.6
Exelixis Co-Development Option	3.7(c)
[*]	[*]
Global Commercialization Strategy	6.2(a)
Global Development Plan	4.1(a)
Indication Opt-Out	4.7(b)
JAMS	3.6(b)(iii)
Lead Op Candidate	3.2(b)
[*]	[*]
Party Implementation Matter	2.7(c)(ii)
Party Vote	2.7(c)(i)
Pharmacovigilance Agreement	5.7
Product Opt-Out	4.7(a)
Provisional Collaboration Program	3.4(a)
Rejected Lead Op Target	3.3(c)
[*]	[*]
Rejected Screening Target	3.2(b)
Research Term	3.10
ROC	1.6
Royalty Term	9.11
Screening Program	3.2
[*]	[*]
[*]	[*]
Term	12.1
U.S. Commercialization Plan	6.2(a)
Working Group	2.7(f)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.	MANAGEMENT OF COLLABORATION

2.1 General. For the purpose of this Article 2, EXEL and EPC shall be deemed collectively as one (1) “Party.”

(a) Role of Committees. Subject to Section 2.1(b) and the other terms and conditions of this Agreement, the Parties shall establish: (i) a joint executive committee (the “Joint Executive Committee” or “JEC”) that will oversee the Collaboration and facilitate communications between the Parties with respect to the Development, Regulatory Approval, and Commercialization of Committee-Governed Products hereunder; and (ii) four (4) specialized joint committees consisting of one to focus on each of the following areas arising out of the Collaboration: (A) discovery efforts in connection with Screening Programs, Lead Op Programs, Provisional Collaboration Programs and Collaboration Programs, as described in Article 3 (such committee, the “Joint Research Committee” or “JRC”); (B) Development and Regulatory Approval and other regulatory matters (such committee, the “Joint Development and Regulatory Committee” or “JDC”); (C) Commercialization (such committee, the “Joint Commercialization Committee” or “JCC”); and (D) financial issues (such committee, the “Joint Finance Committee” or “JFC”). Each Committee shall have the responsibilities and authority allocated to it in this Article 2 and elsewhere in this Agreement. It is contemplated that: (X) all significant matters (other than Party Implementation Matters, as defined in Section 2.7(c)(ii)) relating to: (I) the discovery and pre-clinical Development of Collaboration Compounds; and (II) the clinical Development of Committee-Governed Products and the Commercialization of Co-Promotion Products, in each case under this Agreement will be addressed by the applicable first-tier Committees (i.e., the JRC, the JDC, the JCC, or the JFC) and, if appropriate, by the JEC, as contemplated by Section 2.7(c); and (Y) the Parties’ respective activities under this Agreement (including Party Implementation Matters) will be reported to the relevant Committees in a reasonable and appropriate level of detail. Each of the JRC (to the extent applicable), JDC, JCC, and the JFC shall provide, on a [*] basis (unless otherwise requested by the JEC), updates on its activities and achievements to the JEC for review and comment. The Parties intend that their respective organizations will work together to assure the success of the Collaboration.

(b) Limitations on the Authority of Committees. Notwithstanding the Committee structure established pursuant to Section 2.1(a) to oversee the Collaboration, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Without limiting the generality of the foregoing, no Committee shall have any authority or jurisdiction to: (i) amend, modify, or waive compliance with this Agreement, any of which shall require mutual written agreement of the Parties; (ii) interpret this Agreement, or determine whether or not a Party has met its diligence or other obligations under the Agreement or whether or not a breach of this Agreement has occurred; (iii) require EXEL to [*] (other than [*], [*] that are carried out in accordance with the [*], and any [*] obligations with respect to [*] that are set forth in the applicable [*]) without EXEL’s express written consent ([*]); (iv) require EXEL’s to [*] (other than [*], [*] that are carried out in accordance

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with [*], and any [*] with respect to [*] that are set forth in the applicable [*]) without EXEL’s express written consent (which [*]); (v) require BMS to [*] (other than [*]) without BMS’ express written consent (which [*]); (vi) make any decision on any matter that this Agreement expressly states is an option or election to be made by a Party; (vii) make any retroactive updates, amendments and modifications to, or waivers of provisions of, an Approved Plan, any which shall require the mutual agreement of the Parties; and (viii) such other matters as are reserved to the consent, approval, agreement or other decision-making authority of one or both Parties in this Agreement and that are not required by this Agreement to be considered by one or more Committees prior to the exercise of such consent, approval or other decision-making authority. For clarity, a Party’s right to cast a deciding vote on a matter in a Committee pursuant to Article 2 shall not, in and of itself, subject such matter to the preceding sentence. Notwithstanding the foregoing, neither Party shall be restricted from bringing before any appropriate Committee for discussion any matter relating to the Collaboration that it believes warrants discussion between the Parties through the Committees, provided that the consideration of any such matter by any Committee shall not infringe or limit the exercise of a Party’s right of consent or approval or other decision-making authority granted to it by this Agreement nor shall any such consideration, as contemplated by this sentence, subject any such right of consent or approval or other decision-making authority to any dispute resolution mechanism provided for in Section 2.7(c) or Article 15 or elsewhere in this Agreement.

2.2 Joint Executive Committee.

(a) Formation and Purpose. EXEL and BMS shall establish the JEC within [*] after the first exercise by BMS of its Co-Development Option pursuant to Section 3.4(b). Subject to Sections 2.1(b) and 2.7(c), the JEC shall have overall responsibility for the success of the Collaboration, and its general areas of responsibility shall be: (a) to determine the global Development, regulatory, Commercialization, and manufacturing strategy for the Collaboration; (b) to coordinate the Parties’ activities hereunder; and (c) as applicable, to review, comment on, approve, and resolve disputes with respect to, plans and budgets for, and the implementation of, the Collaboration, including the specific responsibilities of the JEC outlined below, in each case (clauses (a), (b) and (c) above) solely with respect to Committee-Governed Products. The JEC shall have the membership and shall operate by the procedures set forth in Section 2.7.

(b) Specific Responsibilities of the JEC. In addition to its overall responsibility for the Collaboration, but subject to Sections 2.1(b) and 2.7(c), the JEC shall, in particular, have the following specific responsibilities with respect to Committee-Governed Products:

(i) approve the global development, regulatory and commercialization strategies for the Collaboration;

(ii) coordinate the Parties’ activities hereunder;

(iii) approve plans and budgets for the Collaboration proposed by the JDC or JCC;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv) review all significant and strategic issues within the purview of the various Committees;

(v) manage and oversee the development and commercialization of each Product pursuant to the terms of the Agreement;

(vi) review and approve any material amendments to the Approved Plans and any other items submitted to the JEC by the JDC or JCC;

(vii) oversee life cycle management of, and intellectual property protection for, a Product;

(viii) provide a forum for dispute resolution; and

(ix) such other responsibilities as may be assigned to the JEC pursuant to the Agreement or as may be agreed between the Parties from time to time.

2.3 Joint Development and Regulatory Committee.

(a) Formation and Purpose. EXEL and BMS shall establish the JDC within [*] after the earlier of: (i) [*]; or (ii) [*]. Subject to Sections 2.1(b) and 2.7(c), the JDC shall oversee, coordinate and expedite the Development of, and the making of regulatory filings for, each Committee-Governed Product worldwide in order to obtain Regulatory Approvals (or compendia listings, as applicable). The JDC will also facilitate the flow of information with respect to Development activities being conducted for each Product and oversee Development activities required to support Regulatory Approvals (or compendia listings, as applicable). The JDC shall have the membership and shall operate by the procedures set forth in Section 2.7.

(b) Specific Responsibilities of the JDC. In support of its responsibility for overseeing, coordinating and expediting the Development of, and regulatory filings for, each Committee-Governed Product, but subject to Sections 2.1(b) and 2.7(c), the JDC shall, in particular, and solely with respect to Committee Governed Products:

(i) monitor Development activities;

(ii) prepare the Global Development Plan and each Annual Development Plan;

(iii) review all material information generated in the course of implementing the Global Development Plan and the Annual Development Plans;

(iv) assist in coordinating scientific interactions and division of responsibilities with respect to Development Activities, and resolving disagreements during the course of implementing the Global Development Plan and the Annual Development Plans;

(v) design, in collaboration with the JCC, pharmacoeconomic studies or Phase IV Clinical Trials;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi) monitor and coordinate all regulatory actions, communications and submissions for Products, including establishing the schedule and implementation strategy for all regulatory filings for Products;

(vii) provide on a quarterly basis updates on its activities and achievements to the JEC for review and comment;

(viii) pursuant to Section 3.6(b), review and determine whether the definition of Identified Target(s) for each applicable Lead Op Program, Provisional Collaboration Program and Collaboration Program need to be modified; and

(ix) such other responsibilities as may be assigned to the JDC pursuant to the Agreement or as may be agreed between the Parties from time to time.

2.4 Joint Commercialization Committee.

(a) Formation and Purpose. EXEL and BMS shall establish the JCC within [*] after [*], which Committee shall, subject to Sections 2.1(b) and 2.7(c), oversee: (i) the Commercialization strategy of each Co-Promotion Product in the Co-Development Territory; and (ii) the Commercialization of Co-Promotion Products in the U.S. including the marketing, sales and distribution of each Co-Promotion Product in the U.S. The JCC shall have the membership and shall operate by the procedures set forth in Section 2.7.

(b) Specific Responsibilities of the JCC. In support of its responsibilities as described in clause (a) above, the JCC shall, subject to Sections 2.1(b) and 2.7(c), perform the following activities solely with respect to Co-Promotion Products:

(i) prepare the Global Commercialization Strategy and the U.S. Commercialization Plan, and any updates thereto;

(ii) review the allocation of Commercialization responsibilities between the Parties to ensure consistency with the terms of this Agreement, the Global Commercialization Strategy, and the U.S. Commercialization Plan;

(iii) coordinate and oversee the Parties’ plans for labeling, branding and selecting trademarks for each Product;

(iv) review life cycle management opportunities;

(v) review pricing and reimbursement strategies with respect to Products in the Royalty Territory and

(vi) With respect to Co-Promotion Products in the U.S. only:

(1) review and approve advertising materials and strategies and promotional materials developed by a Party for the Parties’ Sales Representatives;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(2) approve the selection of major or key marketing vendors (e.g., public relations and advertising agencies and medical education agencies);

(3) approve pricing and reimbursement, patient assistance, vendor return and co-pay strategies;

(4) design, in collaboration with the JDC, pharmacoeconomic studies or Phase IV Clinical Trials;

(5) approve market research plans;

(6) approve and coordinate all sales force activities, including training, number, proportion of time to be devoted to promotion, and territory alignment;

(7) approve packaging designs, and oversee educational and professional symposia, and speaker and peer-to-peer activity programs;

(8) discuss a range of suggested prices at which a Co-Promotion Product will be sold to unaffiliated Third Parties and any discount strategies for such Co-Promotion Product (it being understood that BMS will determine all pricing and reimbursement terms for Co-Promotion Products sold to customers);

(9) review of each Party’s reports pertaining to its Sales and Marketing Costs; and

(10) review early access and compassionate use programs.

(c) Available Resources. Except as otherwise provided in Article 6 or any applicable Co-Promotion Agreement, the JCC shall, in allocating responsibilities between BMS and EXEL with respect to Commercialization activities for Co-Promotion Products under this Agreement in the United States: (i) endeavor to take advantage of the respective resources, capabilities and expertise of EXEL and BMS; and (ii) endeavor to: (A) maintain, to the extent reasonably practical and commercially appropriate, continuity in functions and commitments of personnel and physical resources of BMS and EXEL; (B) avoid duplication of efforts by BMS and EXEL; and (C) foster efficient use by BMS and EXEL of resources and personnel, consistent with this Agreement and the applicable Global Commercialization Strategy and the applicable U.S. Commercialization Plan. For clarity, BMS shall be solely responsible for the Commercialization of each Product in the Royalty Territory and for each Royalty-Bearing Product in the United States.

2.5 Joint Research Committee. EXEL and BMS shall establish the JRC within [*] after the Original Effective Date, which Committee shall, subject to Sections 2.1(b) and 2.7(c), oversee the discovery efforts with respect to Screening Programs, Lead Op Programs, Provisional Collaboration Programs and Collaboration Programs, as described in Article 3, including work performed by BMS on Provisional Collaboration Programs in accordance with Section 3.4(a). The JRC shall have the membership and shall operate by the procedures set forth in Section 2.7, and shall disband subsequent to the Research Term or otherwise at the direction

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of the JEC. Without limiting the generality of the foregoing, the JRC shall have the specific responsibilities set forth below:

(a) provide a forum to allow BMS to review and comment with respect to discovery and pre-clinical Development activities and for EXEL to report progress with respect to discovery and pre-clinical Development activities;

(b) make decisions with respect to: (i) which targets will become Screening Targets, Lead Op Candidates and Lead-Op Programs; (ii) which Screening Targets, Lead Op Candidates, Lead-Op Targets and Collaboration Candidates will be terminated; and (iii) which compounds will become Program Leads;

(c) review [*] proposed by BMS, and discuss the progress of Lead-Op Candidates, Development Candidates and Collaboration Candidates in relation to those [*]; and

(d) pursuant to Section 3.6(b), review and determine whether the definition of Identified Target(s) for each applicable Lead Op Program, Provisional Collaboration Program and Collaboration Program need to be modified.

2.6 Joint Finance Committee. EXEL and BMS shall establish a JFC within [*] subsequent to the [*]. The JFC shall provide support to all other Committees with respect to accounting and financial matters relating to Committee-Governed Products. The JFC shall have the membership and shall operate by the procedures set forth in Section 2.7.

2.7 General Committee Membership and Procedures.

(a) Membership. Each Committee shall be composed of such number of representatives as may be agreed by the Parties. Each of BMS and EXEL shall designate representatives with appropriate expertise to serve as members of each Committee, and each representative may serve on more than one Committee as appropriate in view of the individual’s expertise. Each Party may replace its Committee representatives at any time upon written notice to the other Party. Each Committee shall have co-chairpersons. BMS and EXEL shall each select from their representatives a co-chairperson for each of the Committees, and each Party may change its designated co-chairpersons from time to time upon written notice to the other Party. The Alliance Managers shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of such Committee, and preparing and issuing minutes of each meeting within [*] thereafter; provided that a Committee co-chairperson shall call a meeting of the applicable Committee promptly upon the written request of the other co-chairperson to convene such a meeting. The minutes of each meeting shall, among other things, record all matters acted upon and approved or disapproved by the Committee, actions to be taken, and any matters the Committee failed to resolve. Such minutes will not be finalized until both Alliance Managers review and confirm in writing the accuracy of such minutes.

(b) Meetings. Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every [*] for the JRC and once every [*] for the JDC, the JCC, and the JFC, and once every [*] for the JEC. Each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Committee shall meet alternately at EXEL’s facilities in South San Francisco, California, and BMS’ facilities in Princeton, New Jersey, or at such other locations as the Parties may agree. The Alliance Managers shall, and other employees of each Party involved in the Development, Manufacture or Commercialization of any Product may as needed, attend meetings of each Committee (as nonvoting participants unless they are members of such Committee), and consultants, representatives or advisors involved in the Development, Manufacture or Commercialization of any Product may attend meetings of each Committee as nonvoting observers; provided that such Third Party representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 11, and in the case of non-employees of a Party, subject to the consent of the other Party, which shall not be unreasonably withheld or delayed. Each Party shall be responsible for all of its own expenses of participating in any Committee (including in any Working Group). Meetings of any Committee may be held by audio or video teleconference with the consent of each Party, which shall not be unreasonably withheld or delayed; provided that at least [*] per year of such Committee shall be held in person. No action taken at any meeting of a Committee shall be effective unless a representative of each Party is participating.

(c) Decision-Making.

(i) Voting on Committee Decisions. Subject to Section 2.1(b), each Party’s designees on a Committee shall, collectively, have one (1) vote (the “Party Vote”) on all matters brought before the Committee, which Party Vote shall be determined by [*] of such Party’s designees present (in person or otherwise) at the meeting. Except as expressly provided in this Section 2.7(c) and subject to Section 2.1(b), each Committee shall operate as to matters within its jurisdiction by unanimous Party Vote. All decisions of a Committee shall be documented in writing in the minutes of the applicable Committee meeting by the Alliance Managers, and, to the extent applicable, included on the target status list described in Section 3.9.

(ii) Operational Decisions. Before selection by BMS of a Collaboration Program pursuant to exercise of BMS’ Co-Development Option, day-to-day operational level decisions concerning the identification, optimization, non-clinical development and clinical development (up through IND submission) of Collaboration Compound shall be made by EXEL, except as expressly stated in this Agreement. Following selection by BMS of a Collaboration Program pursuant to exercise of BMS’ Co-Development Option, day-to-day operational level decisions concerning the Development and Commercialization of Products in such Collaboration Program shall be made by the Party to which responsibility for such decisions has been allocated under the Agreement (each such decision, a “Party Implementation Matter”). Unless otherwise directed by the appropriate Committee(s), [*] shall be the lead Party, and shall be primarily responsible for, all Development, regulatory activities and Manufacturing and, subject to [*], Commercialization activities with respect to a Product. Any disputes with respect to a Party Implementation Matter shall first be referred to the Alliance Managers, and, if the dispute is not resolved within [*] after such referral to the Alliance Managers, then it shall, upon written notice by a Party to the other, be referred for resolution as follows: (A) disputes between designees of BMS and EXEL with respect to Development and Regulatory Approval matters shall be referred to the JDC for resolution; and (B) disputes

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

between designees of BMS and EXEL with respect to Commercialization shall be referred to the JCC for resolution. In each case, except for Appealable Matters, the Committee to which such matter is referred shall have final decision-making authority with respect to such matter, and [*] shall [*] with respect to such matter, [*].

(iii) Disagreements on Committees. Except for: (A) matters outside the jurisdiction and authority of the Committees as provided in Section 2.1(b); and (B) any Party Implementation Matter (other than Appealable Matters), and in any event without limiting the other rights and obligations of the Parties under this Agreement, any disagreement between the designees of BMS and EXEL on the JDC, JCC, JRC or JFC as to matters within such Committee’s jurisdiction shall, at the election of either Party, be addressed, first, with the Alliance Managers, and, if the dispute is not resolved within [*] after such referral to the Alliance Managers, then it shall, upon written notice by a Party to the other, be submitted to the JEC for resolution (except that (1) any disputes arising from the JFC shall be submitted to the Committee to which such dispute relates (i.e., the JRC, JDC, or the JCC), and (2) prior to the creation of the JEC, disputes at the JRC shall be referred to management of the Parties as set forth in the following sentence). If the JEC (or JRC, prior to the creation of the JEC) does not resolve any such matter submitted to it for resolution within [*] after such submission, or in the event of any disagreement between the designees of BMS and EXEL on the JEC (or JRC, prior to the creation of the JEC) with respect to any other matter within its jurisdiction, then, subject to Section 2.1(b), the JEC (or JRC, prior to the creation of the JEC) shall submit the respective positions of the Parties with respect to such matter for discussion in good faith by the Chief Executive Officer of EXEL and either the Head of R&D or Head of U.S. Operations of BMS (depending on the nature of the dispute). If such individuals are not able to mutually agree upon the resolution to such matter within [*] after submission of the matter to them, then: (X) [*], the [*], subject to Section [*]; [*] (Y) [*], the [*], subject to Section [*].

(iv) [*] Decisions. [*] right to [*] pursuant to Section [*] (“[*] Decisions”) shall be subject to the following limitations:

(1) All [*] Decisions shall be made in good faith, with due regard for the impact of such decisions on Collaboration Compounds. No such decision by [*] shall violate or breach any term or condition of this Agreement. [*] shall make all [*] Decisions only after [*] (through its JEC or JRC members, as applicable) on such matters and the proposed [*] Decision.

(2) [*] shall [*]: (A) on matters that would [*]; (B) on any decision that would [*]; (C) any decision that would [*]; (D) on [*]; (E) on which [*] (F) on [*]; (G) on [*] for Collaboration Compounds within the associated [*]; (H) on [*]; (I) to [*]; (J) on [*] in [*]; (K) whether to [*]; or (J) decisions described in Section [*]. Resolution of disputes relating to the foregoing matters shall [*] (except as otherwise expressly set forth in this Agreement).

(v) [*] Decisions. [*] right to [*] (“[*] Decisions”) shall be subject to the following limitations:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1) All [*] Decisions shall be made in good faith, with due regard for the impact of such decisions on Products [*], and, consistent in all material respects with the applicable Approved Plan and the terms of this Agreement. No such decision [*] shall violate or breach any term or condition of this Agreement. [*] shall make all [*] Decisions only after [*] (through its JEC or JRC members, as applicable) on such matters and [*], and in the case of [*] Decision made pursuant to Section [*], only after [*] and the [*] on such matters.

(2) [*] shall [*]: (A) on any decision that would [*]; (B) any decision that would amend, violate or breach any provision of this Agreement; (C) on which [*] within the associated [*]; (D) on the decision to [*] (except to the extent provided for in Section [*]); (E) to adjust the [*]; (F) on the [*]; (G) on matters related to the determination of [*]; or (H) whether [*]. Resolution of disputes relating to the foregoing matters shall [*] (except as otherwise expressly set forth in this Agreement).

(d) Meeting Agendas and Minutes. Each Party shall disclose to the other proposed agenda items along with appropriate information at least [*] in advance of each meeting of the applicable Committee; provided that under exigent circumstances requiring Committee input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such Committee meeting.

(e) Multiple JDCs and JCCs at the Discretion of the JEC. The JEC may determine that a separate JDC and/or JCC be formed for each Provisional Collaboration Program or Collaboration Program. In such event, the Parties will appoint representatives to such additional committees and such committees will be subject to the all of the applicable terms and conditions of this Agreement with respect to the JDC and the JCC, in each case, solely with respect to the Provisional Collaboration Program or Collaboration Program to which such Committees relate.

(f) Working Groups. From time to time, the JEC, JDC, JCC, JRC or JFC may establish and delegate duties to other committees, sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities, which delegation shall be reflected in the minutes of the meetings of the applicable Committee. Each such Working Group shall be constituted and shall operate as the JEC, JDC, JCC, JRC or JFC, as the case may be, determines. The Working Groups may be established on an ad hoc basis for purposes of a specific project, for the life of a Product, or on such other basis as the applicable Committee may determine. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such Working Group. In no event shall the authority of the Working Group exceed that specified for the relevant Committee in this Article 2. Any disagreement between the designees of BMS and EXEL on a Working Group shall be referred to the applicable Committee for resolution.

(g) Interactions Between Committees and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement. Each Committee shall establish procedures to facilitate communications between such Committee or Working Group and the relevant internal committee, team or board of each of the Parties in order to maximize the efficiency of the Collaboration, including by requiring appropriate members of such Committee to be available at reasonable times and places and upon reasonable prior notice for making appropriate oral reports to, and responding to reasonable inquiries from, the relevant internal committee, team or board.

2.8 Alliance Managers.

(a) Appointment. Each of the Parties shall appoint a single individual to act as a single point of contact between the Parties to assure a successful Collaboration (each, an “Alliance Manager”). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

(b) Responsibilities. The Alliance Managers shall use good faith efforts to attend all Committee meetings and support the co-chairpersons of each Committee in the discharge of their responsibilities. Alliance Managers shall be nonvoting participants in such Committee meetings, unless they are also appointed members of such Committee pursuant to Section 2.7(a). An Alliance Manager may bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees. In addition, each Alliance Manager: (i) will be the point of first referral in all matters of conflict resolution; (ii) will coordinate the relevant functional representatives of the Parties in developing and executing strategies and plans for the Products in an effort to ensure consistency and efficiency throughout the world; (iii) will provide a single point of communication for seeking consensus both internally within the respective Parties’ organizations and between the Parties regarding key strategy and plan issues; (iv) will identify and bring disputes to the attention of the appropriate Committee in a timely manner; (v) will plan and coordinate cooperative efforts and internal and external communications (including the preparation of the target status list described in Section 3.9); and (vi) will take responsibility for ensuring that governance activities, such as the conduct of required Committee meetings and production of meeting minutes, occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

2.9 Collaboration Guidelines.

(a) General. Each Party, in working with the other to Develop and Commercialize each Product and otherwise as set forth herein, shall assign responsibilities for the various operational aspects of the Collaboration to those portions of its organization that have the appropriate resources, expertise and responsibility for such functions and, consistent with this Agreement, treat each Product as if it were a proprietary product solely of its own organization. In all matters related to the Collaboration, the Parties shall strive to balance as best they can the legitimate interests and concerns of the Parties and to realize the full economic potential of each Product (taking into account the risks and costs of further Development and Commercialization).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Independence. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between EXEL, EPC and BMS is that of independent contractors and none of the Parties shall have the power to bind or obligate any other Parties in any manner.

2.10 Reports Relating to Reporting-Only Products. Beginning [*] after the first existence of a Reporting-Only Product or a Royalty-Bearing Product, and every [*] thereafter during the term of the Agreement, BMS shall submit to EXEL a written progress report [*] the research and development performed by BMS on Reporting-Only Products. If reasonably [*] for EXEL to exercise its rights under this Agreement, EXEL may request that BMS provide more detailed information and data regarding such reports by BMS, and BMS shall promptly provide EXEL with information and data as is reasonably related to such request, at EXEL’s expense. All such reports shall be considered Confidential Information of BMS.

2.11 Overview of Accounting.

(a) Development Costs and Allowable Expenses. For purposes of determining Development Costs and Allowable Expenses, any expense allocated by either Party to a particular category under Development Costs or Allowable Expenses for a particular Co-Promotion Product shall not be allocated to another category under Development Costs or Allowable Expenses for such Co-Promotion Product. Each Party agrees to determine Development Costs and Allowable Expenses for Co-Promotion Products using its standard accounting procedures, consistently applied, to the maximum extent practical as if such Co-Promotion Product were a solely owned Product of such Party, except as specifically provided in this Agreement. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the definition of Development Costs or Allowable Expenses. The Parties agree that, where such changes are economically material to either Party, and consistent with GAAP, adjustments shall be made to compensate the affected Party to preserve the same economics as reflected under this Agreement under such Party’s accounting procedures in effect as of the date on which the activity in question (e.g., Development, Commercialization or Manufacturing) first commences under this Agreement. Where the change is or would be material to the other Party, the Party proposing to make the change shall provide the other Party with an explanation for the proposed change and an accounting of the effect of the change on the relevant expense category. Should the Parties disagree on the adjustment, the matter shall be placed before the JFC to resolve. Transfers between a Party and its Affiliates (or between its Affiliates) shall not have effect for purposes of calculating revenues, costs, profits, royalties or other payments or expenses under this Agreement.

(b) Affiliates. If either Party enters into any agreement with any of its Affiliates for the provision of materials or services pursuant to this Agreement, all costs incurred for the provision of such materials or services that are shared by the Parties under this Agreement shall be accounted for on the basis of the cost thereof to such Affiliate and not on the basis of any higher transfer price in effect between such Party and such Affiliate.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.12 Compliance with Law. Each Party hereby covenants and agrees to comply with applicable law in performing its activities connected with the Development, manufacture and Commercialization (as applicable) of each Product.

2.13 Records. Each of EXEL and BMS shall maintain complete and accurate records of all work conducted under the Collaboration and all results, data and developments made pursuant to its efforts under the Collaboration. Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Collaboration in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Each of EXEL and BMS shall maintain such records for a period of [*] after such records are created; provided that the following records may be maintained for a longer period, in accordance with each such Party’s internal policies on record retention, provided that in no case shall such period be shorter than [*] from the date of creation of such records: (a) scientific notebooks; and (b) any other records that such other Party reasonably requests be retained in order to ensure the preservation, prosecution, maintenance or enforcement of intellectual property rights. Either such Party shall have the right to review and copy such records of the other Party at reasonable times to the extent [*] for it to conduct its obligations or enforce its rights under this Agreement

3.	DISCOVERY PROGRAM

3.1 Overview.

(a) Programs. During the Research Term, EXEL shall be responsible for conducting the [*]. EXEL will devote to each program similar resources (including comparably qualified and experienced personnel) and funding as it does to internal programs at a similar stage of discovery or pre-clinical development, with the goal of delivering not less than six (6) Provisional Collaboration Programs for possible exercise by BMS of up to three (3) of its Co-Development Options.

(b) BMS Co-Development Option. BMS shall have the [*] option to select each Provisional Collaboration Program as a Collaboration Program for collaborative Development and Commercialization under this Agreement (the “Co-Development Option”); provided, however, that in no event would BMS be permitted to select more than three (3) Collaboration Programs pursuant to this Co-Development Option. The Co-Development Option shall be exercisable solely in accordance with the remainder of this Article 3.

3.2 Screening Programs.

(a) In General. During each year of the Research Term, as described in more detail below, EXEL shall conduct programs as part of the Collaboration (“Screening Programs”) in which EXEL will [*]. As of the Execution Date, BMS and EXEL shall mutually agree to the initial prioritized list of up to [*] Screening Targets for the [*] Research Term, which shall be listed in Exhibit 3.2. No later than at the last JRC meeting prior to the [*], EXEL will share its list of planned screening targets for the [*] Research Term and, within [*] subsequent to the date upon which such planned screening targets are shared, BMS shall select up to [*] such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prioritized targets as Screening Targets for the [*] Research Term, which shall be added to the table described in Section 3.9; provided that BMS may [*] Screening Targets and up to [*] such targets [*] Screening Targets by mutual agreement of BMS and EXEL. If at the start of the [*] Research Term, or during any quarter thereafter, and subject to Section 3.2(c), the number of Lead Op Candidates has dropped below [*], then EXEL shall conduct at least [*] Screening Programs in each subsequent calendar quarter, with the Screening Targets for such new Screening Programs [*] or, [*] added to the table described in Section 3.9. Such [*] shall continue until such time as either: (A) [*]; or (B) there [*]. Each quarter during the [*] Research Term, the JRC (by mutual agreement) may [*], in which case the Alliance Managers shall reflect such [*] pursuant to Section 3.9.

(b) Completion of Screening; Lead Op Candidates. After a given Screening Program has become a Completed Screening Program, [*] (such Completed Screening Program, if [*], becomes a “Lead Op Candidate”). If the [*], then the target(s) associated with such Lead Op Program shall become a “Lead Op Target(s).” If the [*], not to maintain such Lead Op Candidate(s) within the Collaboration, then the Screening Target(s) associated with such advanced Screening Program shall no longer be Screening Target(s) but shall instead be “Rejected Screening Target(s)”, subject to Section 8.6(b). Otherwise, such Lead Op Candidate(s) shall remain Lead Op Candidate(s) (pending a future decision by: (i) [*]. For clarity, EXEL may, [*], [*] into a [*], provided that: (I) EXEL will maintain an [*] (by mutual agreement) [*]; and (II) [*] will remain subject to the terms and conditions of this Agreement, including without limitation Section [*]; provided that BMS may [*] at any time prior to the [*], and (for clarity) [*] be deemed to be either (1) [*] a Lead Op Program pursuant to Section [*], or (2) [*] with respect to such Lead Op Program for purposes of Section [*] and or Section [*].

(c) Removal of Lead Op Candidates. Notwithstanding BMS and EXEL designation of a Screening Program as a Lead Op Candidate, [*] may, at any time after the number of Lead Op Candidates becomes greater than [*], designate a Lead Op Candidate as Rejected Screening Target, except if such designation would reduce the number of Lead Op Candidates below [*].

3.3 Lead Op Programs.

(a) In General. During each [*] Research Term, as described in more detail below, EXEL shall conduct programs as part of the Collaboration (“Lead Op Programs”) in which EXEL will optimize lead compounds that were identified in Screening Programs for the purpose of advancing a lead compound to Development Candidate status. As of the Execution Date, the initial list of the [*] Lead Op Targets for the first year of the Research Term is set forth in Exhibit 3.3. These initial Lead Op Targets shall serve as the targets for the Initial Lead Op Programs. Additional Lead Op Targets shall be added to the table described in Section 3.9, which shall be updated by the Alliance Managers pursuant to Section 3.9. EXEL shall use Diligent Efforts to maintain and advance, [*] Lead Op Programs on behalf of the Collaboration during the Research Term [*] Lead Op Programs [*] EXEL shall use Diligent Efforts to maintain and advance [*] during the [*] Research Term (such minimum Lead Op Programs, “[*]”). For clarity, EXEL may, [*], advance [*] Lead Op Candidate(s) into lead optimization programs other

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

than [*], provided that such lead optimization programs will remain subject to the terms and conditions of this Agreement (as described in the last sentence of Section 3.2(b)).

(b) Completion of Lead Op Programs. Once EXEL determines that a compound in any Lead Op Program has completed lead optimization and has met the criteria of a Program Lead, EXEL will so notify BMS in writing and provide BMS with the Development Candidate proposal including such information as included in [*] and documenting the properties of such Program Lead as per [*] (the “DCP”). Within [*] of receiving the DCP, BMS shall notify EXEL in writing if BMS will [*] with respect to the Lead Op Program that generated such Program Lead. If EXEL receives BMS’ notice stating that [*], then the provisions of Section [*] shall apply. Otherwise, EXEL will advance such Lead Op Program into preclinical development as a Provisional Collaboration Program, and [*] on [*]. The target(s) associated with each such Provisional Collaboration Program shall no longer be Lead Op Target(s) but shall instead automatically be a “Collaboration Target(s).”

(c) Termination of Lead Op Programs. If the JRC (by mutual agreement) elects to terminate a Lead Op Program before the lead compound in such Lead Op Program has completed lead optimization, then, [*]. If no such [*], or if [*], then EXEL will [*] (subject to Exelixis’ obligations to a Third Party that would [*]), which program shall be [*]; or (ii) in the event that [*]. In any case, any such Lead Op Target(s) associated with such a terminated Lead Op Program shall no longer be Lead Op Target(s) but shall instead automatically be a “Rejected Lead Op Target(s)”, subject to Section 8.6(e).

(d) Limited Replacement of Lead Op Programs. At any time prior to the date which is [*] subsequent to the delivery by EXEL of the DCP with respect to a given Lead Op Program in accordance with Section 3.3(b), [*] replace such Lead Op Program, [*], with any of the following: (i) [*] for which [*]; (ii) [*]; or (iii) a [*]. [*] shall cease after [*]. The target(s) associated with each such former Lead Op Program shall no longer be Lead Op Target(s) but shall instead automatically be “Rejected Lead Op Target(s)”, subject to Section 8.6(e).

3.4 Provisional Collaboration Programs; Exercise of BMS’ Co-Development Option.

(a) In General. EXEL shall conduct programs as part of the Collaboration in which EXEL pre-clinically develops compounds (that were identified as Program Leads in Lead Op Programs) with the goal of submitting an IND on such compound where such IND meets the criteria for clinical development that is consistent with EXEL’s internal criteria for all EXEL programs (including programs outside of the Collaboration) and, where reasonably possible, takes into account the [*] (such programs, “Provisional Collaboration Programs”). BMS [*] activities (for purposes of [*]) that were [*], including one or more of the following: [*] as needed to help [*] for Provisional Collaboration Programs [*]. [*] solely for use [*] described in this Section 3.4(a).

(b) Exercise of BMS’ Co-Development Option. Once EXEL determines that [*], EXEL will provide to BMS written notice and a data package (containing data not

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

already in BMS’ possession) with sufficient detail regarding such Collaboration Compound (and any Program Backups) as per EXEL’s internal standards and incorporating data applicable to the [*]. Upon receipt of each such data package, BMS will have [*] to notify EXEL in writing whether BMS exercised its Co-Development Option with respect to the Provisional Collaboration Program to which such Collaboration Compound relates; provided that [*]. For clarity, BMS may exercise its Co-Development Option at any time prior to such date, including [*].

(i) Acceptance. If EXEL receives BMS’ notice (within the applicable [*] period) stating that BMS exercised its Co-Development Option for a given Provisional Collaboration Program, then such Provisional Collaboration Program shall become a “Collaboration Program”, and the provisions of Section 3.7 shall apply, and BMS shall be responsible for submitting the IND for such Collaboration Program’s Lead Compound (and other applicable regulatory and clinical documents).

(ii) Rejection. If EXEL receives BMS’ notice (within the applicable [*] period) stating that BMS did not exercise its Co-Development Option for a given Provisional Collaboration Program, or if EXEL did not receive BMS’ notice within the applicable [*] period, then in either case, the provisions of Section 3.8 shall apply, and BMS shall not be responsible for submitting the IND for such Provisional Collaboration Program’s Lead Compound (and other applicable regulatory and clinical documents).

(iii) [*]. If EXEL receives BMS’ notice (within the applicable [*] period) stating that [*] its Co-Development Option for a given Provisional Collaboration Program, [*] set forth in such notice, then EXEL may [*]. Alternatively, EXEL may [*]. If the [*] for such Lead Compound, then EXEL may elect to either (i) [*] or (ii) [*]. If the [*] for such Provisional Collaboration Program’s Lead Compound, then EXEL will so notify BMS in writing. BMS will [*]. Upon receipt of such notice from BMS, the provisions of Section [*] shall apply if EXEL received BMS’ notice (within the applicable [*] period) stating that [*], or Section [*] shall apply if either (A) [*], or (B) [*].

3.5 Backup Compounds.

(a) Provisions Relating to BMS’ Exercise of its Co-Development Option. If BMS does not exercise its Co-Development Option with respect to a Provisional Collaboration Program by the applicable deadline, then EXEL shall retain all right, title and interest in all compounds generated for such Provisional Collaboration Program, subject to [*]. If BMS does exercise its Co-Development Option with respect to a Provisional Collaboration Program, then any compounds generated for such Provisional Collaboration Program (or Lead Op Program that became such Provisional Collaboration Program) that satisfy the definition of a Program Backup shall become part of the Collaboration Program, and, subject to Section 8.1(d), neither BMS nor EXEL shall use any such compounds for any purpose outside of the Collaboration without the prior written consent of the other Party. The compounds generated for such Provisional Collaboration Program (or Lead Op Program that became such Provisional Collaboration Program) that do not satisfy the definition of Program Backups shall become Unrelated Compounds, and EXEL shall be free to use such Unrelated Compounds outside of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Collaboration, subject to Section 8.6. For clarity, BMS shall pay EPC the milestone payments described in Section 9.5 for Program Backups that are Royalty-Bearing Products and that meet the applicable milestone events.

(b) Provisions Relating to Exercise of the Exelixis Co-Development Option. In the event that EXEL has exercised the Exelixis Co-Development Option with respect to a Collaboration Program, then the following terms shall apply with respect to Backup Programs:

(i) Commencement of a Backup Program. BMS and EXEL shall determine, via the JDC, whether or not to commence a backup program (a “Backup Program”) with respect to some or all of the Collaboration Programs, as well as the appropriate timing for such Backup Program(s). The Backup Program(s) shall be subject JDC oversight and decision making and to a Backup Research Plan to be established by the JDC prior to the start of backup work.

(ii) Exelixis Conduct of Backup Programs. EXEL shall have the first right to conduct such backup work up until designation of a backup compound as a Development Candidate and shall promptly notify the JDC in writing whether EXEL will conduct such Backup Program. Upon designation of a backup compound as a Development Candidate, the JDC shall determine [*] (with [*], in any case, having the right to perform [*]. In the event that [*] work on Backup Programs for Collaboration Programs shall be [*], to the extent such work is incurred and with reimbursement on a quarterly basis, up to [*] Dollars ($[*]) per Backup Program (such amount, the “[*] Backup Funding”); provided, however, that: (A) such [*] Backup Funding shall not be deemed to be [*] (except as set forth below); and (B) any costs associated with such Backup Program that are in excess of [*] shall be [*]. Notwithstanding clause (A) above, [*], then the [*] Backup Funding [*].

(iii) BMS Conduct of Backup Programs. If EXEL notifies BMS that EXEL will not conduct such Backup Program, or in the event that EXEL opts-out of co-Development with respect to such Collaboration Program, then BMS may conduct such Backup Program and such any costs associated with such Backup Program shall be [*] and shall be [*]. EXEL will transition to BMS any necessary [*] and other know-how necessary or reasonably useful for BMS to conduct such Backup Program.

(iv) Reporting and Accounting. Except as set forth in paragraph (ii) above, reporting and accounting of shared costs for the Backup Programs shall be as set forth in Section 4.6 for Development Costs.

3.6 Information Exchange; [*]; and Identified Targets.

(a) Information Exchange and [*]. BMS, through the JRC, shall be allowed to review data from Screening Programs, Lead Op Programs and Provisional Collaboration Programs on a [*] basis, excluding any [*] relating to any compounds in any such Screening Programs, Lead Op Programs or Provisional Collaboration Programs (unless BMS and EXEL expressly agree in writing to disclosure of such [*]; [*]). Once a Lead Op Program or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Provisional Collaboration Program contains a Program Lead, BMS shall be notified and may at any time (or from time to time) thereafter (with reasonable prior written notice) request that EXEL provide[*] with the following information solely for the purpose of [*]: (i) a summary describing the [*] such Program Lead; (ii) the [*]; (iii) a list of [*]; and (iv) any other information reasonably requested by BMS and in the possession of EXEL. In the event that BMS has not provided written request for disclosure, or has only made written request for disclosure [*], then EXEL shall at all times [*]. BMS may make suggestions with respect to the direction or conduct of a Screening Program, Lead Op Program or Provisional Collaboration Program, but EXEL shall retain all authority over the conduct of such program (subject to Sections 3.2(b), 3.3(c), 3.3(d), 3.4(a) and 3.5). To maximize the probability that a Provisional Collaboration Program will be ultimately accepted by BMS, EXEL shall give good faith consideration to the [*] (the “[*]”) and shall endeavor through the JRC to work with BMS to [*]; provided, however, that EXEL shall not be required to [*]. It is expected that both BMS and EXEL will work closely together through the JRC to discuss and to endeavor to jointly establish the [*].

(b) Identified Targets, Potency Threshold and Specificity Criteria.

(i) Determination. For each Lead Op Program, Provisional Collaboration Program and Collaboration Program (as applicable), the JRC or the JDC (or BMS and EXEL in the case of a Collaboration Program with respect to which EXEL has exercised a Product Opt-Out) shall determine: (A) whether the definition of Identified Target(s) for each applicable Lead Op Program, Provisional Collaboration Program and Collaboration Program need to be [*]; and/or (B) whether the definition of the Target Potency Threshold and/or Specificity Criteria need to be [*]. If so, BMS and EXEL shall do so by mutual agreement and in writing through a separate side letter. The JRC, JDC or BMS and EXEL (as the case may be) shall also specify [*]. If BMS and EXEL mutually agree that the definitions of Identified Target(s), Target Potency Threshold or Specificity Criteria (as applicable) [*]. If BMS and EXEL mutually agree that the definitions of Identified Target(s), Target Potency Threshold or Specificity Criteria (as applicable) [*], then EXEL may [*] the Collaboration as [*] to the extent such [*] (as applicable), and subject to [*].

(ii) Party Resolution of Disputes. If the JRC or JDC (or BMS and EXEL, as the case may be) is unable to agree on the definition of Identified Target(s), Target Potency Threshold or Specificity Criteria (as applicable) at the applicable JRC or JDC meeting (or other meetings and correspondence between BMS and EXEL), including as to whether such definition(s) need revision, then BMS and EXEL shall try to settle their differences amicably between themselves first, by referring the disputed matter to BMS’ and EXEL’s respective Executive Officers. Either BMS or EXEL may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and, within [*] after such notice, such Executive Officers shall meet for attempted resolution by good faith negotiations. If such Executive Officers are unable to resolve such dispute within [*] of their first meeting for such negotiations, then BMS and EXEL shall proceed to dispute resolution pursuant to Section 3.6(c)(iii).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) Arbitration of Disputes. Any dispute not resolved internally by BMS and EXEL pursuant to Section 3.6(b)(ii) must be finally resolved through binding arbitration by JAMS (formerly, the Judicial Arbitration and Mediation Service) (“JAMS”) in accordance with its Streamlined Arbitration Rules and Procedures in effect at the time the dispute arises, except as modified in this Agreement and applying the substantive law specified in Section 15.2. Either BMS or EXEL may initiate arbitration under this Section 3.6(b)(iii) by written notice to the other Party of its intention to arbitrate, and such notice shall specify in reasonable detail the nature of the dispute. For each arbitration: (A) each of BMS and EXEL shall submit to the arbitrator its proposal for resolving such dispute, such proposal based on the applicable scientific factors, and shall provide a copy of such proposal to the other Party; (B) each of BMS and EXEL may, within [*] of receipt of the other Party’s proposal, provide a rebuttal to such other Party’s proposal to the arbitrator (which rebuttal shall be limited to responding to arguments or scientific evidence presented in such other Party’s proposal), and shall provide a copy of such rebuttal to the other Party; (C) the arbitrator shall select the proposal that is the most scientifically reasonable; and (D) such proposal shall become the new definition of Identified Target(s), Target Potency Threshold or Specificity Criteria (as applicable). Notwithstanding anything to the contrary, the arbitrators will not have the ability to change the terms of either Party’s proposal. The determination of the arbitrator shall be final. The arbitration proceedings shall be conducted in such location as determined by the arbitrator. BMS and EXEL agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each of BMS and EXEL shall bear its own attorneys’ fees and associated costs and expenses.

3.7 Acceptance of Collaboration Programs. In the event that BMS timely exercises its Co-Development Option with respect to a Provisional Collaboration Program, then such Provisional Collaboration Program shall become a Collaboration Program, and each of the following shall apply:

(a) Payment. BMS shall pay the fee set forth in Section 9.2.

(b) [*] CMC Responsibilities. If not already completed (i.e., [*]), [*] shall: (i) complete the Chemistry, Manufacturing and Control (“CMC”) portion of an IND submission package for each Collaboration Compound approved for IND submission (as well as such other sections of the IND submission package as may be reasonably required of it); and (ii) complete any pre-IND toxicity testing and other testing reasonably required to file an IND for the applicable Collaboration Compound.

(c) Exelixis Co-Development Option. EXEL shall provide written notice to BMS, within [*] after the acceptance of such Collaboration Program by BMS, as to whether or not EXEL will exercise its option to Co-Develop with BMS the Lead Compound arising from such Collaboration Program (the “Exelixis Co-Development Option”). In the event EXEL declines to exercise its right to Co-Develop such Lead Compound, EXEL shall lose any right to Co-Develop and Co-Promote any Product containing such Lead Compound and any subsequent Products or Related Products generated from such Collaboration Program.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Transfer. EXEL shall use Diligent Efforts to transfer to BMS within [*] of BMS’ exercise of its Co-Development Option: (i) reasonable quantities of the relevant Lead Compound; (ii) all Information reasonably necessary for the further development and commercialization of such Collaboration Program’s Lead Compound; (iii) all regulatory filings (including any INDs, drug dossiers, and drug master files) in EXEL’s name for such Lead Compound; (iv) any agreements with Third Parties necessary for the further development and commercialization of such Collaboration Program’s Lead Compound (including any agreements relating to the conduct of the Phase I Clinical Studies of such Lead Compound); and (v) any trademark rights Controlled by EXEL covering such Collaboration Program’s Lead Compound, that in each case ((i) through (v)) are existing, in EXEL’s Control, and specifically relate to such Lead Compound. The costs and expenses incurred by EXEL in carrying out such transfer shall be either: (A) treated as Development Expenses in the event that such expenses relate to a Co-Developed Product, or (B) reimbursed one hundred percent (100%) by BMS in the in the event that such expenses relate to a Royalty-Bearing Product. For clarity, EXEL’s transfer of Manufacturing-related rights and materials shall be governed by Section 7.3.

3.8 Rejection of Provisional Collaboration Programs. In the event that BMS declines to exercise its Co-Development Option with respect to a Provisional Collaboration Program, or if EXEL does not receive BMS’ notice of exercising its Co-Development Option with respect to a Provisional Collaboration Program, then each of the following shall apply:

(a) Reversion of Rights. All rights with respect to such Provisional Collaboration Program shall automatically revert to Exelixis, and BMS shall have no further rights with respect to the Development or Commercialization of any compounds (including Program Backups) by EXEL under such Provisional Collaboration Program ([*].

(b) Expiration of Rights. Without limiting the generality of Section 3.8(a), EXEL’s obligations, and BMS rights, under Sections 3.1, 3.4(a) (to the extent applicable), and 3.6 shall expire with respect to such Provisional Collaboration Program.

(c) Phase I Clinical Trial Requirement. [*] shall be required to use Diligent Efforts to commence a Phase I Clinical Trial with respect to such Provisional Collaboration Program within [*] subsequent to acceptance of an IND with respect to such Provisional Collaboration Program. For purposes of this Section 3.8(c), “commence a Phase I Clinical Trial” means that the first site at which such clinical trial will be conducted has received approval from the appropriate investigational review board (“IRB”) and is ready to enroll patients.

(d) Transfer & Transition. If BMS conducted any work on such Provisional Collaboration Program pursuant to Section 3.4(a), then BMS shall: (i) provide to EXEL all data generated by BMS with respect to the studies undertaken by it; (ii) grant to Exelixis the license set forth in Section 8.2(c); and (iii) transition over to EXEL any ongoing studies then being conducted by BMS (with EXEL to assume the cost therefore from and after the date that BMS transfers such studies). With the prior written agreement of BMS and EXEL, BMS may complete any of the ongoing studies described in the foregoing clause (iii) at EXEL’s expense.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) [*]. For any compound arising out of a Provisional Collaboration Program that [*] (a “[*]”), if EXEL decides to [*] prior to [*] (whichever occurs first) for such [*], then [*]. During the [*], [*]. If [*] at or before the end of such [*] (or at such earlier time that [*]), then [*].

Nothing herein shall preclude [*], including with the goal of [*], and any such work shall not [*], unless otherwise agreed by BMS and EXEL in writing. Additionally, if BMS declines to exercise its Co-Development Option with respect to a Provisional Collaboration Program, then any [*] as the Provisional Collaboration Program [*] shall not [*].

3.9 Target Status List. Based on the applicable minutes from each JRC and JDC meeting, the respective Alliance Managers shall prepare a list that is substantially in the form of Exhibit 3.9 and that shall reflect the status of each target that is active (or was at one time) within the Collaboration. Each target shall be labeled with one of the following: Screening Target (chosen-awaiting-screening); Screening Target (screen-in-progress); Rejected Screening Target; Lead Op Candidate; Lead Op Target; Rejected Lead Op Target; or Collaboration Target. The updated target list shall be attached to all JRC and JDC minutes with written confirmation provided in a timely manner by the Alliance Managers.

3.10 Research Term. The “Research Term” shall commence on the Original Effective Date and continue until the November 13, 2010. Following the end of the Research Term, EXEL has no obligation to conduct any work under any Screening Programs, Lead Op Programs, Provisional Collaboration Programs and Collaboration Programs (other than EXEL’s responsibilities, as set forth in the remainder of this Agreement, with respect to Co-Developed Products and Backup Programs for Collaboration Targets), and all rights with respect to Lead Op Candidates, Lead Op Targets and Collaboration Compounds, other than Collaboration Compounds included in a Collaboration Program for which BMS has exercised its Co-Development Option under Section 3.4, and in any case subject to Section 3.8(e), automatically and immediately revert to Exelixis.

3.11 Record of Discovery Efforts; Inspection. EXEL shall keep complete, true and accurate books of accounts and records for the purpose of determining the resources and funding that EXEL provides pursuant to Section 3.1. All such books, records and accounts shall be retained by EXEL for a period of [*] after the end of the period to which such books, records and accounts pertain or such longer period as may be required by applicable law. BMS shall have the right to have an independent certified public accountant, reasonably acceptable to EXEL, have access during normal business hours, and upon reasonable prior written notice, to examine only those records of EXEL as may be reasonably necessary to determine, with respect to any calendar year ending not more than [*] prior to BMS’s request, EXEL’s compliance with the requirements of Section 3.1. The foregoing right of review may be exercised only once per year and only once with respect to any given period. Results of any such examination shall be: (i) limited to information relating to the applicable Screening Program, Lead Op Program, Provisional Collaboration Program or Collaboration Program; (ii) made available to both BMS and EXEL; and (iii) subject to Article 11. In general, BMS shall bear the full cost of the performance of any such audit. However, if such audit discloses a [*] to the applicable Screening Program, Lead Op Program, Provisional Collaboration Program or Collaboration

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Program, [*] (as determined by the auditor(s)), then EXEL shall bear the full cost of the performance of such audit. The results of such audit shall be final, absent manifest error.

4.	DEVELOPMENT OF PRODUCTS

4.1 Global Development Plans.

(a) Scope. The Development of each Co-Developed Product shall be governed by a comprehensive, multi-year, worldwide plan (each, a “Global Development Plan”) covering the Development of such Product for use in the U.S., Canada, each of the Major European Countries and Europe as a whole, and, broken out on a region-by-region or country-by-country basis only to the extent BMS does so for its own internal oncology products, the remaining countries in the Co-Development Territory. Each Global Development Plan shall: (i) provide a planned Development program that is designed to generate the non-clinical, clinical and regulatory information required for submitting Drug Approval Applications and to obtain Regulatory Approvals for the relevant indications in the U.S.; (ii) provide a planned Development program that is designed to generate the non-clinical, clinical and regulatory information required for submitting Drug Approval Applications and to achieve Regulatory Approvals for the relevant indications in the Royalty Territory, (iii) indicate the Core Program [*], (iv) set forth those obligations assigned to each of BMS and EXEL with respect to the performance of the Development activities contemplated by such Global Development Plan; and (v) provide an expected forecast, based on the information available at the time, including patient estimates and cost forecasts (and methodology, if available).

(b) Initial Global Development Plan. As soon as practicable following designation of a Collaboration Program in accordance with Article 3 (and consistent with BMS’ internal [*] process), the JDC shall prepare, and submit to the JEC for its approval, a Global Development Plan, or an amendment to an existing Global Development Plan, that meets the requirements set forth in Section 4.1(a).

(c) Updates to the Global Development Plan. Following approval by the JEC of an initial Global Development Plan pursuant to Section 4.1(b), any material update, amendment or modification to, or waiver of, any provisions of such Global Development Plan shall require the approval of the JEC.

4.2 Annual Development Plans.

(a) Scope. The Development of each Co-Developed Product in the Co-Development Territory for a given calendar year shall be governed by a detailed and specific worldwide Development plan (each, an “Annual Development Plan”) covering all material Development activities to be performed for such Co-Developed Product for such year, and budgets covering all Development Costs for those Development activities for such Co-Developed Product conducted in support of Regulatory Approvals in the Co-Development Territory. Each Annual Development Plan and Budget shall be proposed by the JDC for approval by the JEC. Each Annual Development Plan for a Co-Developed Product, and any modifications thereto, shall cover, and be consistent in all material respects with, all the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development activities and budgets in the then-current Global Development Plan for such Co-Developed Product that are to be performed in that particular calendar year.

(b) Procedure. Within [*] after the date on which a Global Development Plan (or an amendment to an existing Global Development Plan, as the case may be) is first approved with respect to a particular Co-Developed Product, the JDC shall submit for approval by the JEC an Annual Development Plan for such Co-Developed Product, covering the activities contemplated by the Global Development Plan with respect thereto for the remainder of such calendar year and the next subsequent calendar year. Thereafter, the JDC shall submit on an annual basis an Annual Development Plan for such Co-Developed Product to the JEC for its review, comment, and approval. Each such submission shall be no later than [*] calendar year immediately preceding the year covered by such Annual Development Plan, with a goal of having the Annual Development Plan approved, and any disputes resolved, by [*] of such immediately preceding calendar year.

4.3 Lead Development Party. It is expected that BMS would act as the lead development Party for each Product, although the Annual Development Plan may specify that outside contractors (and/or, in the case of Co-Promotion Products, EXEL) will have responsibility to direct and conduct any additional pre-clinical activities and applicable clinical trials in any country. The JDC shall make such determinations in the best interests of the Collaboration. In the event EXEL files an IND on a Provisional Collaboration Program’s Lead Compound, and BMS exercises its Co-Development Option for such Provisional Collaboration Program pursuant to Section 3.4(b)(iii), then any Phase I Clinical Study agreements that were entered into between EXEL and a clinical site before the effective date of BMS’ exercise of its Co-Development Option and that specifically relate to such Lead Compound, shall become part of the initial Global Development Plan and initial Annual Development Plan.

4.4 Diligence. Each of BMS and EXEL shall use Diligent Efforts to carry out its responsibilities under the Global Development Plan and the then-applicable Annual Development Plan.

4.5 Limitations on Development. After the Original Effective Date and during the term of this Agreement, neither BMS nor EXEL nor any of its Affiliates shall, directly or through any Third Party, sponsor, conduct or cause to be conducted, otherwise assist in, supply any Product for use in connection with, or otherwise fund, any clinical trial or clinical study of any Product outside of the Global Development Plan or any Annual Development Plan, without the prior written consent of such other Party.

4.6 Development Costs.

(a) In general. Subject to Section 4.6(e), any Development Costs incurred by either BMS or EXEL shall be borne by the Parties as follows:

(i) BMS shall bear [*] percent ([*]%) of all Development Costs, and EXEL shall bear [*] ([*]%) of all Development Costs; and,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) for clarity, all costs relating to Development activities undertaken solely for the purposes of seeking Regulatory Approval(s) in [*], BMS shall bear one hundred percent (100%) of such costs.

(b) FTE Records and Calculations; Adjustments to FTE Rate. Each of BMS and EXEL shall record and account for its FTE effort for the Development of each Product to the extent that such FTE efforts are included in Development Costs or Allowable Expenses that are, or may in the future be, shared under this Agreement, and shall report such FTE effort to the JDC on a quarterly basis, in each case in a manner that allocates such FTE effort to the extent practicable to each applicable indication. Except to the extent provided herein, each of BMS and EXEL shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party. The JFC shall facilitate any reporting hereunder. The FTE rate shall initially be [*] for FTEs associated with activities prior to IND submission with respect to a Collaboration Program and [*] for all other FTEs and shall be adjusted annually, with each annual adjustment effective as of January 1 of each Year, with the first such annual adjustment to be made as of January 1, 2008, by mutual agreement of the JRC or the JFC.

(c) Other Expenses. Any expenses incurred by BMS or EXEL for Development activities that do not fall within the definitions of Development Costs shall be borne solely by such Party unless the JDC determines otherwise.

(d) Reports. Each of BMS and EXEL shall report to the other Party within [*] after the end of each quarter with regard to the Development Costs incurred by it during such quarter. Such report shall specify in reasonable detail (as agreed by the JFC) all expenses included in such Development Costs during such quarter and shall be accompanied by invoices, and/or such other appropriate supporting documentation as may be required by the JFC. Within [*] after the end of each of the first three quarters and, for the last quarter in a year, within [*] after the end of such quarter, the Party that has incurred less than its share of such Development Costs shall make a reconciling payment to the other Party to achieve the appropriate allocation of Development Costs provided for in Section 4.6(a). Each of BMS and EXEL shall report to the other Development Costs incurred by it for comparison against the Annual Development Plan, on a line item basis (e.g., budgeted FTE costs and actual out-of-pocket cost). BMS and EXEL shall seek to resolve any questions related to such accounting statements within [*] following receipt by each Party of the other Party’s report hereunder. The JFC shall facilitate the reporting of Development Costs hereunder and the resolution of any questions concerning such reports. Each of BMS and EXEL shall have the right at reasonable times and upon reasonable prior notice to audit the other Party’s records as provided in Section 9.19 to confirm the accuracy of the other Party’s costs and reports with respect to Development Costs that are shared under this Agreement.

(e) Exelixis’ Development Cost Obligations. If the Development Costs in a particular calendar quarter cause EXEL’s’ aggregate share of the Development Costs with respect to a particular Collaboration Program to exceed [*]), then EXEL may elect to defer payment of its share of such Development Costs that are in excess of [*] with respect to such Collaboration Program in accordance with the remainder of this Section 4.6(e). Such election

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

may be made in writing anytime during the [*] following the end of such calendar quarter. If EXEL does not make such election, then EXEL would continue to pay its share of the Development Costs with respect to such Collaboration Program in accordance with Section 4.6(a). If EXEL does make such election, then EXEL shall have no obligation to pay its share of such Development Costs, to the extent such share exceeds [*] (such excess amount, the “Deferred Development Costs”) until [*] first Product arising from such Collaboration Program. Until such [*], BMS shall bear [*] Development Costs with respect to such Collaboration Program, and after such Regulatory Approval, EXEL shall make a payment to BMS in an amount equal to [*] Deferred Development Costs (the “Development Cost Mechanism Amount”), which payment shall be paid by EXEL as an offset: (i) against Exelixis’ share of the [*] from such Product, up to a maximum of [*] of such [*] in any given quarter (in the case where EXEL has not exercised its Product Opt-Out for such Product); or (ii) [*] with respect to such Product, up to a maximum of [*] in any given quarter. Once the Development Cost Mechanism Amount is fully paid to BMS, Exelixis shall receive [*] consistent with Article 9. For clarity, EXEL will continue to fund its share of Development Costs for indications outside of the Core Program with respect to a Collaboration Program for which EXEL has not opted out pursuant to Section 4.7.

(f) Records. Each of BMS and EXEL shall keep detailed records of the Development Costs it incurs, including all supporting documentation for such expenses. Each of BMS and EXEL shall keep such records for at least [*] after the date that such expense was incurred.

4.7 Exelixis’ Opt-Out Rights.

(a) Entire Product. Within [*] after the completion of any Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial for a particular Co-Promotion Product, the Party primarily responsible for the conduct of such clinical trial shall prepare and deliver to the other Party a data package detailing the clinical outcome of such trial. EXEL shall have the right to cease its involvement in the Development and Commercialization of such Product (a “Product Opt-Out”), upon written notice to BMS within [*] after the delivery of such data package. Commencing on the date that EXEL provides BMS with written notice of a Product Opt-Out, EXEL shall have no further responsibility for conducting new activities or funding new Development or Commercialization activities with respect to the applicable Product, and shall complete any ongoing activities with respect to such Product subject to reimbursement by BMS of one hundred percent (100%) of any costs associated with such continuing activities unless such work is transferred to BMS at the discretion of the JDC.

(b) [*]. Before [*], [*] the right to [*] the Development and Commercialization of such Product [*]. After [*], EXEL shall have the right to [*] as follows. Within [*] after [*], for a Product [*] for such Product (as specified in the Global Development Plan for such Product), BMS shall prepare and deliver to EXEL: (i) [*]; or (ii) [*]. EXEL shall [*] BMS within [*] after [*] (as appropriate). For purposes of this Section 4.7(b), [*] shall not include [*]. Notwithstanding the foregoing, if EXEL exercises its Co-Promotion Option with respect to a Product, it will be required to [*]. Commencing the date that [*], EXEL shall [*],

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and shall [*] thereto. For clarity, EXEL may [*], and in the event that EXEL decides to [*], it [*].

(c) Exelixis Opt-Out of all SMO Products. BMS and EXEL agree that EXEL hereby ceases its involvement in the Development and Commercialization of all Products containing or comprising Collaboration Compounds directed against the SMO target, including without limitation the compound known as XL139 (such Collaboration Compounds, the “SMO Products”) pursuant to a Product Opt-Out; therefore, the SMO Products are no longer Co-Developed Products and are now Royalty-Bearing Products. As of November 13, 2010, EXEL shall have no further responsibility for conducting new activities or funding new Development or Commercialization activities with respect to SMO Products. Furthermore, as of November 13, 2010, there are no ongoing EXEL activities with respect to SMO Products.

(d) Economics Associated with the Opt-Out of the SMO Products. In consideration for EXEL’s opt-out of SMO Products, BMS agrees to the following:

(i) BMS shall pay EXEL a one-time fee of twenty million dollars ($20,000,000) within [*] after November 13, 2010. Such fee shall be noncreditable and nonrefundable.

(ii) BMS’ obligation under Section 9.5(a) to pay EPC $20 million on the [*] is hereby cancelled.

(iii) BMS shall pay royalties to EPC on Net Sales (by BMS or its Affiliates or sublicensees) in the U.S. of Royalty-Bearing Products containing or comprising SMO Products at the royalty rates described in Section 9.6(b)(i), i.e., rates of [*]%, [*]% and [*]%.

5.	REGULATORY

5.1 Regulatory Lead Party. BMS shall be the lead Party for all regulatory activities regarding a Product. However, EXEL shall have a participatory role in all [*] that [*]. All [*] would be made and implemented after conferring with the JDC. [*] Regulatory Authorities as well as [*] will be [*] through the JDC. BMS shall be the lead Party for worldwide pharmacovigilance. Notwithstanding any other provision of this Agreement, in the event any dispute with respect to the content of any regulatory filing or dossier, pharmacovigilance reports, patient risk management strategies and plans, Core Data Sheet, Product labeling, safety, and the decision to file any DAA is not resolved by the JEC, [*] with respect to such matters at the JEC [*] referring such dispute to the Designated Officers or submitting such dispute to any other dispute resolution procedures provided for in Section 15.1.

5.2 Ownership of Regulatory Dossier. BMS will own all regulatory filings for Products in order to facilitate BMS’ interactions with Regulatory Authorities. For any Collaboration Program for which EXEL filed the IND for such Collaboration Program’s Lead Compound and for which BMS exercised its Co-Development Option pursuant to Section 3.4(b)(iii), EXEL hereby agrees to transfer and assign to BMS, and BMS hereby agrees to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

receive from EXEL, all of EXEL’s right, title and interest to such IND. Additionally, EXEL shall notify the applicable Regulatory Authorities in writing that it is transferring such IND for the applicable Lead Compound to BMS, and BMS shall notify the applicable Regulatory Authorities in writing that it is accepting such IND and all responsibilities associated therewith, including without limitation, the responsibility for reporting adverse events.

5.3 Regulatory Matters Relating to Co-Promotion Products in the United States. With respect to Co-Promotion Products in the United States:

(a) Regulatory Filings. Through their members on the JDC, EXEL and BMS shall cooperate in the drafting and review of all submissions (including any supplements or modifications thereto, but excluding routine adverse event filings (i.e., not relating to serious adverse events as defined by applicable law) to the FDA (including the preparation of an electronic submission of a Drug Approval Application to the FDA, with BMS having primary responsibility for preparing the electronic dossier for each indication). Each of BMS and EXEL shall have a right to review and approve (through its members of the appropriate Committee), the content and subject matter of, and strategy for, each Drug Approval Application to be filed in the United States, all correspondence submitted to the FDA related to clinical trial design, all proposed Product labeling (including the final FDA-approved labeling) and post-Regulatory Approval labeling changes. Each of BMS and EXEL shall promptly provide the other with copies of all written or electronic communications received by it from, or sent by it to, the FDA with respect to obtaining and maintaining, Regulatory Approvals for a Product in the United States (it being understood that routine adverse event filings (i.e., not relating to serious adverse events as defined by applicable law) shall not fall within the meaning of maintenance) and copies of all contact reports produced by such Party. BMS shall be the [*] point of contact with any Regulatory Authorities (except as provided in Section [*]).

(b) Notice of Regulatory Filing Requirements. BMS shall provide to EXEL, within [*] of discovery by BMS, notice of any event with respect to any Co-Promotion Product that triggers any FDA filing requirement that is subject to a deadline imposed by applicable law of less than twenty-one (21) days after the discovery of such an event. The co-chairpersons of the JDC shall discuss in good faith and on a timely basis determine the most effective and expeditious means of responding to such FDA filing requirement.

(c) Notice of Changed Regulatory Requirements. BMS shall provide notice to EXEL of any additional requirements which the FDA may impose with respect to obtaining or maintaining Regulatory Approval for a Co-Promotion Product (including additional clinical trials), and of all FDA inquiries with respect to a Co-Promotion Product requiring a response within [*] of receipt thereof by BMS.

(d) Regulatory Meetings. BMS shall provide EXEL with notice of all meetings, conferences, and discussions (including FDA advisory committee meetings and any other meeting of experts convened by the FDA concerning any topic relevant to a Co-Promotion Product, as well as Product labeling and post-Regulatory Approval Product labeling discussions with the FDA) scheduled with the FDA concerning any pending Drug Approval Application or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any material regulatory matters relating to a Co-Promotion Product within [*] after BMS receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give EXEL a reasonable opportunity to participate in such meetings, conferences and discussions). EXEL shall be entitled to be present at, and to participate in, all such meetings, conferences or discussions. EXEL’s and BMS’ respective members of the JDC shall use reasonable efforts to agree in advance on the scheduling of such meetings and on the objectives to be accomplished at such meetings, conferences, and discussions and the agenda for the meetings, conferences, and discussions with the FDA. BMS shall also include EXEL in any unscheduled, ad-hoc meetings, conferences and discussions with the FDA concerning any pending IND, Drug Approval Application or any material regulatory matters relating to a Product.

(e) Regulatory Data. Each of BMS and EXEL shall provide to the other Party on a timely basis copies of all material pre-clinical and clinical data compiled in support of a Drug Approval Application or other regulatory filings in the United States with respect to each Product (via electronic copies of such data in a form that may be analyzed and manipulated by the other Party).

(f) Common Database. If deemed appropriate by the JDC, BMS and EXEL will establish a common database to be controlled, maintained and administered by BMS for the receipt, investigation, recordation, communication, and exchange (as between BMS and EXEL) of data arising from clinical trials for Products. BMS and EXEL shall agree upon guidelines and procedures for such common database that shall be in accordance with, and enable BMS and EXEL and their Affiliates to fulfill their reporting obligations under applicable law. Furthermore, such guidelines and procedures shall be consistent with relevant International Council for Harmonisation (“ICH”) guidelines. BMS’ and EXEL’s costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging such efficacy data shall be included as an element of Development Costs or as Allowable Expenses (to the extent specifically identifiable to or reasonably allocable to the Development or Commercialization of Products for the United States), calculated on a FTE cost and direct out-of-pocket cost basis.

(g) Rights of Reference. Each of BMS and EXEL shall have the right to cross reference, file or incorporate by reference any regulatory filing or drug master file (as defined in the Code of Federal Regulations) (and any data contained therein) for any Product, or any component thereof, made in any country in the Territory (including all Approvals) in order to support regulatory filings that such Party is permitted to make under this Agreement for any Product in the United States and to enable either Party to fulfill its obligations under this Agreement to Develop or manufacture (anywhere in the world) any such Product for use in the United States or Commercialize any such Product in the United States. Each of BMS and EXEL shall support the other, as may be reasonably necessary, in obtaining Regulatory Approvals for each Product in the United States, including providing necessary documents, or other materials required by applicable law to obtain Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4 Recalls in the United States. Any decision to initiate a recall or withdrawal of a Co-Developed or Co-Promotion Product in the United States shall be [*], [*]; provided, however, that if, as a result of patient safety concerns, there is not [*], and in any event before [*], BMS and EXEL shall promptly and in good faith discuss the reasons therefor and the strategy for implementing any such recall or withdrawal. The costs of any such recall or withdrawal relating to: (i) the Development of a Co-Developed Product for an indication prior to the approval of the Drug Approval Application (or compendia listing, as the case may be) for such indication (other than with respect to a recall related to a [*]); or (ii) the Commercialization of a Co-Promotion Product shall each be included in Regulatory Expenses. The costs of any such recall or withdrawal relating to the Development of a Co-Developed Product for a [*] or the Commercialization of a Royalty-Bearing Product, each shall be borne solely by BMS and shall be excluded from Development Costs and Allowable Expenses. Notwithstanding the preceding two (2) sentences, to the extent that any such recall or withdrawal is attributable to the negligence of a Party, such Party shall bear such costs, and such costs shall be excluded from Development Costs and Allowable Expenses. Under no circumstances shall either BMS or EXEL unreasonably object to a recall or withdrawal requested by the other Party, and with respect to Co-Developed and Co-Promotion Products, neither BMS nor EXEL shall have any right to object to a recall or withdrawal requested by the other Party for failure of a Product to meet the Specifications, for material safety concerns, for the manufacture of such Product in a manner that does not comply with applicable law or as requested by Regulatory Authorities. In the event of any recall or withdrawal, BMS shall take any and all necessary action to implement such recall or withdrawal in accordance with applicable law, with assistance from EXEL as reasonably requested.

5.5 Regulatory Matters Relating to Royalty-Bearing Products in the United States and Products in the Royalty Territory. With respect to Royalty-Bearing Products in the United States and Products in the Royalty Territory:

(a) Preparation of Regulatory Filings. BMS shall prepare and draft all filings (including any supplements or modifications thereto and including the preparation of any electronic submission of a Drug Approval Application) to Regulatory Authorities in each such country. BMS shall keep EXEL informed with respect to, and shall promptly provide to EXEL copies of, all material written or electronic communications received by it from, or sent by it to: (a) a Regulatory Authority in the U.S., Japan, a Major European Country or for the EU; and (b) a Regulatory Authority outside the Major European Countries to the extent that the substance of such communications: (i) vary materially from what BMS has already disclosed to EXEL with respect to the U.S., Japan, a Major European Country or for the EU under this Section 5.4(a); and (ii) [*].

(b) Pricing and Reimbursement Approvals. [*] in all pricing and reimbursement approval proceedings relating to each Product in the Royalty Territory.

(c) Rights of Reference. BMS shall have the right to cross reference, file or incorporate by reference any regulatory filing or drug master file (as defined in the Code of Federal Regulations) (and any data contained therein) for any Product made in any country in the Territory (including all Approvals) in order to support regulatory filings that BMS is permitted to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

make under this Agreement for any such Product in the Royalty Territory and to enable BMS to fulfill its obligations under this Agreement to Develop, Manufacture (anywhere in the world), or Commercialize any such Product for use in the Royalty Territory.

5.6 Recalls in the Royalty Territory. Any decision to initiate a recall or withdrawal of a Product in the Royalty Territory shall be made by BMS. In the event of any recall or withdrawal, BMS shall take any and all necessary action to implement such recall or withdrawal in accordance with applicable law, with assistance from the non-lead Party as reasonably requested by BMS. The costs of any such recall or withdrawal in the Royalty Territory shall be borne solely by BMS, except to the extent that the recall or withdrawal is attributable to: (a) the negligence of EXEL, in which event EXEL shall bear such costs; or (b) the negligence of both BMS and EXEL, in which event each Party shall bear such costs to the extent of its respective responsibility, and in either case ((a) or (b)), such costs shall be excluded from Development Costs and Allowable Expenses.

5.7 Pharmacovigilance Agreement. Subject to the terms of this Agreement, and within [*] after the [*] with respect to a Collaboration Program, BMS and EXEL (under the guidance of their respective Pharmacovigilance Departments, or equivalent thereof) shall define and finalize the responsibilities BMS and EXEL shall employ to protect patients and promote their well-being in a written Agreement (hereafter referred to as the “Pharmacovigilance Agreement”). These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between BMS and EXEL) of adverse event reports, pregnancy reports, and any other information concerning the safety of any Product. Such guidelines and procedures shall be in accordance with, and enable BMS and EXEL and their Affiliates to fulfill, local and national regulatory reporting obligations to government authorities. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonisation (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. The Pharmacovigilance Agreement will provide for a worldwide safety database to be maintained by BMS. Each of BMS and EXEL hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement (as BMS and EXEL may agree to modify it from time to time) and to cause its Affiliates and Sublicensees to comply with such obligations.

6.	COMMERCIALIZATION

6.1 Overview. As between the BMS and EXEL, BMS shall be the lead Party for all Commercialization activities throughout the world, and BMS shall book sales of all Products in all countries.

6.2 Commercialization Plans.

(a) Commercialization Plans. For each Product, the JCC shall be responsible for creating a global strategy for the Commercialization of each Product pursuant to a comprehensive, rolling, three-year commercialization plan (the “Global Commercialization Strategy”), along with creating a comprehensive, rolling, three-year commercialization plan

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

setting forth the anticipated Commercialization activities in the U.S. (including without limitation market research, launch plans, product positioning, and detailing activities) and timelines for such activities (the “U.S. Commercialization Plan”). The U.S. Commercialization Plan shall, in the case of Co-Promotion Products, allocate responsibility for carrying out such activities between BMS and Exelixis, and shall include a detailed and specific budget for all such activities. Each U.S. Commercialization Plan shall be consistent with the then-current Global Commercialization Strategy and the Co-Promotion Agreement, and the U.S. Commercialization Plan may be included as a part of the Global Commercialization Strategy.

(b) No later than [*] after commencement of the [*] for a particular Product, and on an annual basis thereafter, the JCC shall prepare, and submit to the JEC for its approval, a U.S. Commercialization Plan that meets the requirements of Section 6.2(a). Each updated U.S. Commercialization Plan for a particular Product, once approved by the JEC, shall become effective and supersede the previous U.S. Commercialization Plan for such Product as of the date of such approval or at such other time decided by the JEC. The JEC shall not approve a U.S. Commercialization Plan that is inconsistent with or contradicts the terms of this Agreement or the Co-Promotion Agreement without the written consent of BMS and EXEL, and in the event of any inconsistency between the U.S. Commercialization Plan, on the one hand, and this Agreement or the Co-Promotion Agreement, on the other hand, the terms of this Agreement or the Co-Promotion Agreement, as the case may be, shall prevail.

6.3 Diligent Commercialization. BMS (and EXEL with respect to Co-Promotion Products in the U.S.) shall use Diligent Efforts to Commercialize each Product in each country in the Major Territory for each indication for which it receives Regulatory Approval.

6.4 Option to Co-Promote.

(a) In General. BMS hereby grants to EXEL the first and exclusive option (a “Co-Promotion Option”) to co-promote each Co-Developed Product in the U.S. in accordance with a co-promotion agreement (a “Co-Promotion Agreement”) to be negotiated in good faith by the Parties following EXEL’s exercise of the Co-Promotion Option with respect to a particular Co-Developed Product.

(b) Exercise. BMS shall give EXEL prompt written notice (the “Co-Promotion Notice”) of the [*] for each Co-Developed Product, and shall provide with such notice: (i) the anticipated date of Launch of the applicable Product in the U.S.; and (ii) any material updates to the budget for the then-current U.S. Commercialization Plan. EXEL may exercise its Co-Promotion Option with respect to such Co-Developed Product by written notice to BMS no later than [*] after EXEL receives a Co-Promotion Notice. If EXEL timely exercises its Co-Promotion Option with respect to such Co-Developed Product, then such Co-Developed Product shall become a Co-Promotion Product, and BMS and EXEL shall share Operating Profits (or Losses) in accordance with Sections 6.5 and 9.3. If EXEL does not timely exercise its Co-Promotion Option with respect to such Co-Developed Product, then such Co-Developed Product shall become a Royalty-Bearing Product. EXEL’s exercise or failure to exercise its Co-Promotion Option with respect to a particular Co-Developed Product shall not have any effect on its Co-Promotion Options for other Co-Developed Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Co-Promotion Agreement. The Co-Promotion Agreement will include the specific terms set forth in Exhibit 6.4(c), along with additional terms and conditions customary in the industry for an agreement of this type. In the event of any inconsistency between the terms of this Agreement and the terms of the Co-Promotion Agreement, the terms of this Agreement shall prevail.

6.5 Commercialization Costs. All costs and expenses incurred by BMS and EXEL in connection with the Commercialization of Co-Promotion Products in the U.S. shall be included in the calculation of Operating Profit (or Losses), and shall be allocated between BMS and EXEL, in accordance with Sections 9.3 and 9.4. BMS shall bear all costs and expenses incurred by the Parties in connection with the Commercialization of: (a) all Products in the Royalty Territory; and (b) all Royalty-Bearing Products in the U.S.

6.6 Commercialization Reports. BMS shall keep the JCC fully informed regarding the progress and results of its Commercialization activities and those of its Affiliates, sublicensees, and Third Party contractors in the Royalty Territory. On a [*] basis, BMS shall provide the JCC with a written report that summarizes, in reasonable detail, all Commercialization activities performed during the preceding [*] period, and compares such performance with the goals and timelines set forth in the Global Commercialization Strategy and (as appropriate) the U.S. Commercialization Plan. BMS shall also promptly provide any additional Information regarding the Commercialization of Products reasonably requested by the JCC or by EXEL. For clarity, each of BMS and EXEL will provide [*] updates to the JCC with respect to its Commercialization activities relating to Co-Promotion Products in the U.S.

6.7 Standards of Conduct. BMS shall perform, or shall ensure that its Affiliates, sublicensees and Third Party contractors perform, all Commercialization activities in a good scientific and ethical business manner and in compliance with applicable laws, rules and regulations.

6.8 Sales Force Training. BMS shall develop and conduct training programs specifically relating to the Products for its sales representatives. BMS agrees to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy.

7.	MANUFACTURING

7.1 Research Supply. EXEL shall Manufacture, or arrange with Third Parties for the Manufacture of, Lead Compounds and Program Backups for the purpose of EXEL’s research and Development activities to be performed under Article 3 prior to BMS’ exercise of its Co-Development Option with respect to such compounds and for BMS’ research activities under Section 3.4(a).

7.2 Clinical and Commercial Supply. After BMS’ selection of a Collaboration Program and prior to the completion of EXEL’s transfer under Section 7.3 of the Manufacturing technology for the Collaboration Compounds in such Collaboration Program, EXEL shall Manufacture, or arrange with Third Parties for the Manufacture of, the Lead Compound in such Collaboration Program for the purpose of transitional supply of Lead Compound for the first

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Phase I Clinical Trial of such Lead Compound. As part of such Phase I Clinical Trial supply, EXEL will enable BMS’ regulatory function to test and release all supplies of such Lead Compound for such Phase I Clinical Trial (if applicable). The costs and expenses incurred by EXEL in carrying out such Manufacturing shall be either: (a) treated as Development Expenses in the event that such expenses relate to a Co-Developed Product; or (b) reimbursed one hundred percent (100%) by BMS in the in the event that such expenses relate to a Royalty-Bearing Product. After the completion of EXEL’s transfer under Section 7.3 of the Manufacturing technology for the Collaboration Compounds in such Collaboration Program, BMS shall Manufacture, or arrange with Third Parties for the Manufacture of, Collaboration Compounds and Products (in bulk and finished form) for use in Development and for commercial sale.

7.3 Transfer of Manufacturing Right.

(a) Promptly following [*], EXEL shall transfer the Manufacturing technology for the Collaboration Compounds in such Collaboration Program to either (i) BMS or (ii) a Third Party manufacturer reasonably acceptable to EXEL, which election shall be made by BMS. As soon as is practicable after its receipt of such request, EXEL shall transfer to BMS or such Third Party manufacturer, as the case may be, all Information Controlled by Exelixis that is related to the Manufacturing of such Collaboration Compounds and is reasonably [*] to enable BMS or such Third Party manufacturer (as appropriate) to Manufacture such Collaboration Compounds. The costs and expenses incurred by EXEL in carrying out such transfer shall be either: (i) treated as Development Expenses in the event that such expenses relate to a Co-Developed Product; or (ii) reimbursed one hundred percent (100%) by BMS in the in the event that such expenses relate to a Royalty-Bearing Product.

(b) BMS and/or its Third Party manufacturer shall use any Information transferred pursuant to Section 7.3(a) solely for the purpose of Manufacturing Products containing such Collaboration Compounds for use by EXEL or BMS under this Agreement, and for no other purpose.

(c) BMS acknowledges and agrees that EXEL may condition its agreement to transfer of any Manufacturing technology or Information to a Third Party manufacturer on the execution of a confidentiality agreement between such Third Party manufacturer and EXEL that contains terms substantially equivalent to those of Article 11 of this Agreement.

8.	LICENSES; EXCLUSIVITY

8.1 Licenses to BMS. Subject to the terms of this Agreement:

(a) Research. EXEL hereby grants to BMS a non-exclusive, worldwide, royalty-free license (without the right to sublicense except with prior written consent of Exelixis) under the Exelixis Licensed Know-How solely to [*] in accordance [*]. EPC hereby grants to BMS a non-exclusive, worldwide, royalty-free license (without the right to sublicense except with prior written consent of Exelixis) under the Exelixis Licensed Patents solely to [*] in accordance [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Clinical Development and Commercialization.

(i) EXEL hereby grants to BMS a co-exclusive, revenue-bearing license under the Exelixis Licensed Know-How to clinically develop, make, use, sell, offer for sale and import Co-Promotion Products in the U.S. EPC hereby grants to BMS a co-exclusive, revenue-bearing license under the Exelixis Licensed Patents to clinically develop, make, use, sell, offer for sale and import Co-Promotion Products in the U.S.

(ii) EXEL hereby grants to BMS an exclusive, royalty-bearing license under the Exelixis Licensed Know-How to clinically develop, make, use, sell, offer for sale and import (A) Royalty-Bearing Products in the U.S. and (B) Products in the Royalty Territory. EPC hereby grants to BMS an exclusive, royalty-bearing license under the Exelixis Licensed Patents to clinically develop, make, use, sell, offer for sale and import (A) Royalty-Bearing Products in the U.S. and (B) Products in the Royalty Territory.

(c) Sublicensing. The licenses granted to BMS in Sections 8.1(a) and 8.1(b)(i) are, subject to Section 8.5(b), sublicensable solely with the prior written consent of Exelixis, which consent shall not be unreasonably withheld. The license granted to BMS in Section 8.1(b)(ii) shall be freely sublicensable by BMS.

(d) Exelixis Retained Rights. Exelixis retains all rights to use the Exelixis Licensed Know-How and Exelixis Patents except those expressly granted to BMS on an exclusive basis under the terms of this Agreement. In addition, notwithstanding the exclusive licenses granted to BMS pursuant to Section 8.1(b), Exelixis retains the right under the Exelixis Licensed Patents and the Exelixis Licensed Know-How to make, have made, use, and test Collaboration Compounds solely for internal research purposes. To the extent any such Exelixis Licensed Patents are owned by EPC, EPC hereby grants EXEL an exclusive, fully-paid, royalty free license, with the right to grant sublicenses, under the Exelixis Licensed Patents to perform and have performed the research tasks assigned to EXEL pursuant to the Research Plan.

8.2 Licenses to Exelixis.

(a) Research. Subject to the terms of this Agreement, BMS hereby grants to Exelixis a non-exclusive, worldwide, royalty-free license under the BMS Licensed Know-How and BMS Patents, solely to perform its obligations with respect to Screening Programs, Lead Op Programs and Collaboration Programs, as contemplated by Article 3.

(b) Clinical Development and Commercialization. Subject to the terms of this Agreement, BMS hereby grants to Exelixis a co-exclusive, revenue-bearing license under the BMS Licensed Patents and the BMS Licensed Know-How to clinically develop, make, use, sell, offer for sale and import Co-Promotion Products in the U.S.

(c) Other Licenses. In the event that BMS declines to exercise its Co-Development Option with respect to a Collaboration Program that was a Provisional Collaboration Program, then BMS shall grant to Exelixis:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) a non-exclusive, worldwide, fully paid-up, sublicensable license under all Patents and Information that: (A) [*], in each case, to use and practice such Patents and Information for any purpose; and

(ii) a worldwide, fully paid-up, sublicensable license under all Patents and Information that: (A) [*] to continue to develop, make, use, sell, offer for sale and import Products comprising the applicable Collaboration Compound(s). The license described in this Section 8.2(c)(ii) shall be non-exclusive, except that it shall be exclusive with respect to the manufacture, use and sale of such Collaboration Compound(s), and shall be limited to the use and practice of such Patents and Information for the development, manufacture, use, sale, offer for sale or import of the applicable Collaboration Compound(s).

(d) Sublicensing. The licenses granted to Exelixis in Sections 8.2(a) and 8.2(b) are, subject to Section 8.5(b), sublicensable solely with the prior written consent of BMS, which consent shall not be unreasonably withheld. The license granted to Exelixis in Section 8.2(c)(i) shall be freely sublicensable solely in connection with the development, manufacture, use, sale, offer for sale or import of a pharmaceutical product discovered or created by Exelixis, and the license granted to Exelixis in Section 8.2(c)(ii) shall be freely sublicensable solely in connection with the development, manufacture, use, sale, offer for sale or import of the applicable Collaboration Compound.

(e) BMS Retained Rights. BMS retains all rights to use the BMS Licensed Know-How and BMS Patents except those expressly granted to Exelixis on an exclusive basis under the terms of this Agreement.

8.3 Mutual Covenants.

(a) BMS hereby covenants that BMS shall not (and shall ensure that any of its permitted sublicensees shall not) use any Exelixis Licensed Know-How or Exelixis Licensed Patents for a purpose other than that expressly permitted in Section 8.1.

(b) Exelixis hereby covenants that Exelixis shall not (and shall ensure that any of its permitted sublicensees shall not) use any BMS Licensed Know-How or BMS Patents for a purpose other than that expressly permitted in Section 8.2.

8.4 No Additional Licenses. Except as expressly provided in Sections 8.1, 8.2, and Article 12, nothing in this Agreement grants either Party any right, title or interest in and to the intellectual property rights of another Party (either expressly or by implication or estoppel).

8.5 Sublicensing.

(a) In General. Each Party shall provide the other Parties with the name of each permitted sublicensee of its rights under this Article 8 and a copy of the applicable sublicense agreement; provided that each Party may redact confidential or proprietary terms from such copy, including financial terms. The sublicensing Party shall remain responsible for each permitted sublicensee’s compliance with the applicable terms and conditions of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Right of First Refusal for Sublicense of Co-Promotion Rights. During the Term, should Exelixis decide to sublicense its rights under Section 8.2(b) to any Third Party, or should BMS decide to sublicense its rights under Section 8.1(b) to any Third Party, then the Party desiring to grant such sublicense (the “Sublicensing Party”) shall promptly notify the other Party (the “Other Party”) in writing. The Other Party shall have a first and exclusive right of negotiation to obtain from the Sublicensing Party such sublicense on commercially reasonable terms. If the Other Party exercises this right by so notifying the Sublicensing Party in writing within [*] receipt of the Sublicensing Party’s notice, the Parties shall negotiate in good faith for [*] (the “Negotiation Period”) from the date the Sublicensing Party receives such notice from the Other Party to arrive at commercially reasonable terms (including any applicable royalty rate or other consideration) of an agreement for such a sublicense. If mutual agreement is not reached during the Negotiation Period, then the Sublicensing Party shall be free to pursue a Third Party sublicensee, subject to Section 8.2(d); provided, however, that the Sublicensing Party may not grant a sublicense to such Third Party on terms more favorable to such Third Party (taking into consideration the overall aggregate of economic factors) than those which the Sublicensing Party last offered to the Other Party; and provided further that in the event that no such sublicense to a Third Party occurs for a period of [*] subsequent to the expiration of the Negotiation Period described above, then the terms of this Section 8.5(b) shall once again apply to any proposed sublicense by the Sublicensing Party (i.e., as if the Negotiation Period had never occurred).

8.6 Exclusivity. The Collaboration will be exclusive with respect to the research, development, manufacture, and commercialization of [*] that are intended to [*] the targets that are part of the Collaboration, as described below.

(a) Screening Targets. Following the designation of a target as a Screening Target and until such time as such Screening Target becomes a Rejected Screening Target (in which case the terms of Section 8.6(b) shall apply) or a Lead Op Candidate (in which case the terms of Section 8.6(c) shall apply), [*] conduct (directly or indirectly, and either with or without a bona fide collaborator), [*] such Screening Target.

(b) Rejected Screening Targets. [*] conduct (directly or indirectly, and either with or without a bona fide collaborator) programs outside the scope of this Collaboration to identify, optimize, develop and commercialize compounds that [*] Rejected Screening Target [*], except as follows. If: (i) [*], then [*] the Collaboration, directly or indirectly and either with or without a bona fide collaborator, in programs: (A) that are intended to research, develop and/or commercialize compounds that [*]; or (B) where such program’s compounds [*], in either case ((A) or (B)) [*] Rejected Screening Target.

(c) Lead Op Candidates. Subsequent to the designation of a target as a Lead Op Candidate and until such time as such Lead Op Candidate becomes a [*] (in which case the terms of Section 8.6(d) shall apply) or a Rejected Lead Op Candidate (in which case the terms of Section 8.6(e) shall apply), [*] (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration any programs: (A) that are intended to identify, optimize, develop and commercialize compounds that [*] such Lead Op Candidate; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(B) (i) [*] as such Lead Op Candidate [*], and (ii) [*] such program’s compounds [*] the same Identified Target(s) as such Lead Op Candidate [*].

(d) Lead Op Targets. Following the designation of a Lead Op Program’s Identified Target(s) and until such time as such Identified Target(s) become Collaboration Target(s) (in which case the terms of Section 8.6(f) shall apply), [*] (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration any programs: (i) that are intended to identify, optimize, develop and commercialize compounds that [*]; or (ii) (I) [*] Lead Op Target [*], and (II) [*] such program’s compounds [*] Lead Op Target [*].

(e) Rejected Lead Op Targets. Each of BMS and EXEL shall be free to conduct (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration programs to identify, optimize, develop and commercialize compounds that [*] a Rejected Lead Op Target without any further obligation to such other Party, except as follows. If: (i) [*] the Collaboration (directly or indirectly, and either with or without a bona fide collaborator), in any programs: (A) that are intended to research, develop and/or commercialize compounds that [*]; or (B) where [*], in either case ((A) or (B)) [*] after the designation of such Rejected Lead Op Target.

(f) Collaboration Targets.

(i) Prior to Commercialization. Subsequent to [*] and until the initial Commercialization of a Product within the Collaboration Program to which such Identified Target(s) relates ([*] with respect to such Collaboration Program, in which case this clause (i) [*], [*] (directly or indirectly, and either with or without a bona fide collaborator ) outside the scope of this Collaboration any programs: (I) that are intended to identify, optimize, develop and commercialize compounds that [*] such Identified Target(s); or (II) (x) [*], and (y) [*] such program’s compounds [*] Identified Target(s) [*] where the [*].

(1) [*] Termination of a Collaboration Program. Upon either (A) the [*] termination of a Provisional Collaboration Program or a Collaboration Program [*]; (B) the [*] pursuant to Section [*]; or (C) the [*] pursuant to Section [*]; [*] (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration programs to identify, optimize, develop and commercialize compounds that [*] (subject, where applicable, to [*]).

(2) [*] Termination of a Provisional Collaboration Program. In the event that a [*] is discontinued prior to [*] and where: (A) [*] (directly or indirectly, and either with or without a bona fide collaborator ) outside the scope of this Collaboration any programs to identify, optimize, develop and commercialize compounds that [*] Identified Targets [*] after the termination of the Provisional Collaboration Program.

(ii) Subsequent to Commercialization. Subsequent to the initial Commercialization of a Product within the Collaboration Program to which Identified Targets relate [*]), [*] (directly or indirectly, and either with or without a bona fide collaborator ) outside

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the scope of this Collaboration any programs to identify, optimize and develop compounds that [*] such Identified Targets [*], subject to the following terms and conditions:

(1) Commercial Launch of [*]. [*] commercialize [*] the Collaboration, [*] such Identified Targets; or (B) where [*] (any such product, a “[*]”), [*] within such Collaboration Program; or (Y) [*] within such Collaboration Program.

(2) [*]. In the event of any [*] that is permitted under Section 8.6(f)(ii)(1), the Party [*] such other Party [*]: (A) [*] subsequent to [*] within such Collaboration Program and [*].

(iii) Upon Conclusion of the Research Term. Upon the end of the Research Term as set forth in Section 3.10, either BMS or EXEL shall be free to conduct (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration any programs to identify, optimize, develop and commercialize compounds that [*] that exist as of the end of the Research Term.

(g) [*]. Notwithstanding anything to the contrary set forth in this Article 8, if BMS or EXEL is engaged in research of a program [*], and compounds in such program [*] Collaboration Program, such Party shall [*]. For clarity, the exclusivity associated with a Lead Op Program, Provisional Collaboration Program or a Collaboration Program containing multiple Identified Targets [*] Lead Op Program, Provisional Collaboration Program or Collaboration Program.

(h) Not Applicable to [*]. The restrictions in this Section 8.6 shall not apply with respect to either BMS or EXEL for compounds that are [*].

(i) [*]. In the event that, [*], a Party is either (A) [*] (directly or indirectly, and either with or without a bona fide collaborator) outside the scope of this Collaboration any programs [*] that: (1) that are intended to identify, optimize, develop and commercialize compounds that [*] Identified Target(s) as a Lead Op Program, a Provisional Collaboration Program or a Collaboration Program; or (2) where the conducting Party [*] Identified Target(s) as a Lead Op Program, a Provisional Collaboration Program or a Collaboration Program [*] ([*]); or (B) commercializing [*], then the following terms and conditions shall apply:

(i) In the event that a Party controls [*], such Party [*] (or Lead Op Programs, Provisional Collaboration Programs or Collaboration Programs, as applicable) using [*]; and (b) [*], either:

(1) (A) in the case of [*], or (B) in the case of [*];

(2) [*]; or

(3) [*];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and in any case ((1), (2) or (3) above), provide written notice to the other Parties of its decision with respect to subsection (b) above and use Diligent Efforts to effect such decision as soon as practicable but in any case no later than [*] subsequent to such written notice.

(ii) In the event that a Party [*], where the [*], solely with respect to [*], either:

(1) (A) in the case of [*], or (B) in the case of [*]; or

(2) [*];

and in either case ((1) or (2) above), provide written notice to the other Parties of its decision with respect to this Section 8.6(i)((ii) and use Diligent Efforts to effect such decision as soon as practicable but in any case no later than [*] subsequent to such written notice.

(iii) In the event that a Party [*], where the [*], the terms of Section 8.6(f)(ii)(2) shall apply as if [*].

(j) [*] for [*] ([*]) Agonists. Notwithstanding anything to the contrary set forth in this Article 8, [*] shall be permitted to engage in research, development or commercialization of products that directly bind and agonize the [*] known as [*] and that are outside the scope of this Agreement (i.e., such products [*] Collaboration Compounds or Products under this Agreement); provided, however that a compound shall be deemed to agonize [*] only if such compound has an efficacy of [*] or greater when compared to [*] in the [*] assay.

9.	COMPENSATION

9.1 Upfront Payment. BMS shall pay Exelixis a one-time fee of sixty million dollars ($60,000,000) within [*] after the Original Effective Date. Such fee shall be noncreditable and nonrefundable.

9.2 Achievement Payments. For each Collaboration Compound selected by BMS pursuant to Section 3.7 (up to a maximum of three (3) such Collaboration Compounds selected), BMS shall pay EPC twenty million dollars ($20,000,000) million within [*] of EXEL’s receipt of written notice describing such selection. Each such payment shall be noncreditable and nonrefundable.

9.3 Profit Sharing the U.S. The terms and conditions of this Section 9.3 shall govern each Party’s rights and obligations with respect to Operating Profits (or Losses) relating to each Co-Promotion Product in the U.S. For clarity, Exelixis shall have no right to share Operating Profits, and, except as set forth in Section 9.4(a)(iii) below, no obligation to bear any Operating Losses, in each case pursuant to this Section 9.3, with respect to (x) any Product in the U.S. other than a Co-Promotion Product; or (y) any Product in the Royalty Territory, and in each case Exelixis shall instead be entitled to receive from BMS royalties pursuant to Section 9.6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) Basic Concept. The Parties shall share equally all Operating Profits and all Operating Losses (as applicable) for each Co-Promotion Product in the U.S. Specifically, the Net Sales of Co-Promotion Product in the U.S. shall be allocated first to reimburse each Party for fifty percent (50%) of its Allowable Expenses for Co-Promotion Product in the U.S., and any remaining sums, shall be Operating Profit or Operating Loss (as applicable), which shall be shared fifty percent (50%) by each Party. The JFC will determine future financial flows regarding the sharing of Operating Profits and Allowable Expenses consistent with the first sentence of this Section 9.3(a) and with each partner’s then existing tax and transfer pricing policies.

(b) [*]. If Exelixis elects [*] Co-Promotion Product (a “[*]”), then, solely during the period in which BMS is actually promoting the Co-Promotion Product [*], BMS shall receive [*] (such [*], the “[*]”) of Operating Profits (or Losses) for such Co-Promoted Product (resulting in [*] for such Co-Promoted Product [*] during such period). The Parties agree that the Co-Promotion Agreement shall contain a mechanism by which the Parties shall [*]. The Co-Promotion Agreement shall also contain a mechanism, similar to that described in Section 9.12(b), for arbitrating any disputes if the Parties are unable to mutually agree on [*] Co-Promotion Product.

(c) Commercialization Overruns. If the Allowable Expenses for Commercialization activities exceed the amounts budgeted for all such activities in the applicable Annual Commercialization Plan (and taking into account any amendments to such Annual Commercialization Plan and Budget that may be approved during a calendar year) by more than [*] (calculated for all costs incurred over such calendar year for all budgeted activities), such excess Allowable Expenses (each, a “Commercialization Overrun”) shall be borne by [*] and such excess Allowable Expenses shall be [*]. Notwithstanding the foregoing, in the event and to the extent that such Commercialization Overrun was [*], or did not [*], then such Commercialization Overrun shall be [*], as the case may be.

9.4 Calculation and Payment of Profit or Loss Share.

(a) Reports and Payments in General. With respect to a Co-Promotion Product, or a Co-Developed Product for which Exelixis has not yet elected whether to exercise its Co-Promotion Option, each Party shall report to the other Party, within [*] after the end of each quarter, with regard to Net Sales and Allowable Expenses incurred by such Party (including any Allowable Expenses incurred by a Party prior to Regulatory Approval of such Product) for such Product during such quarter in the U.S. Each such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses, and, if requested by a Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*] (or such other amount approved by the JFC) shall be promptly provided. Within [*] after the end of each quarter (or for the last quarter in a year, [*] after the end of such quarter), the Parties shall reconcile all Net Sales and Allowable Expenses to ascertain whether there is an Operating Profit or an Operating Loss and payments shall be made as set forth in paragraphs (i) and (ii) below, as applicable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) If there is an Operating Profit for such quarter, then BMS shall reimburse Exelixis for Allowable Expenses incurred by Exelixis in such quarter and shall pay to Exelixis, subject to Section 4.6(e) and 9.3(b), an amount equal to fifty percent (50%) of the Operating Profit for such quarter; or

(ii) If there is an Operating Loss for such quarter, then the Party that has borne less than its share of the Operating Loss in such quarter shall make a reconciling payment to the other Party to assure that each Party bears its share of such Operating Loss during such quarter.

(iii) In the event that Exelixis has borne Allowable Expenses, or has made reconciling payments to BMS relating to Allowable Expenses pursuant to clause (ii) above, with respect to a Co-Developed Product for which Exelixis does not elect to Co-Promote, then BMS shall reimburse Exelixis for such Allowable Expenses during the calendar quarter in which Exelixis elects not to Co-Promote such Product.

(b) Last Calendar Quarter. No separate payment shall be made for the last quarter in any year. Instead, at the end of each such year, a final reconciliation shall be conducted by comparing the share of Operating Profit (or Loss) to which a Party is otherwise entitled for such year pursuant to Section 9.3 against the sum of all amounts (if any) previously paid or retained by such Party for prior quarters during such year, and the Parties shall make reconciling payments to one another no later than [*] after the end of such quarter, if and as necessary to ensure that each Party receives for such year its share of Operating Profits and bears its share of Operating Losses in accordance with Section 9.3.

9.5 Milestone Payments to EPC.

(a) For each Royalty-Bearing Product, BMS shall make the milestone payments set forth below to EPC within [*] after the first achievement of each indicated event by BMS or any of its Affiliates or sublicensees with respect to such Royalty-Bearing Product. All milestone payments made by BMS to EPC hereunder shall be noncreditable and nonrefundable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Event	Milestone Payment
[*]	[	*]
[*]	[	*]
[*]	[	*]
[*]	[	*]
[*]	[	*]
[*]	[	*]
[*]	[	*]
[*]	[	*]
[*]	[	*]

*	[*].

(b) Milestone Payment Restrictions. Each milestone payment set forth in Section 9.5(a) shall be paid [*].

(c) Milestone Payments with Respect to Program Backups. Milestone payments for a Program Backup within a Collaboration Program shall [*] such Collaboration Program has [*] and, in such event, will be payable [*]. For clarity, in the event that a [*] development milestones set forth above, and [*], then: (i) such [*] milestones shall be due and payable with respect to such Program Backup [*]; and (ii) in the event that the [*] that were paid with respect to the [*], such milestones shall be [*] (or [*], if applicable) has [*] and will be payable [*].

(d) Where milestones are payable for the achievement of [*] with respect to a Royalty-Bearing Product, such [*] such milestone payment [*].

9.6 Royalty Payments to EPC.

(a) Sales of Products in the Royalty Territory. For each Product, BMS shall pay to EPC royalties on Net Sales of such Product by BMS (or its Affiliates or sublicensees) in the Royalty Territory at a royalty rate determined by aggregate Net Sales in the Royalty Territory of such Product in a calendar year as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Calendar year Net Sales of Product in Royalty Territory	Royalty Rate
First $[*]	[	*]%
Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*]	[	*]%

For clarity, Net Sales shall be [*]. All royalty payments made by BMS to EPC hereunder shall be noncreditable and nonrefundable, except in the event that an audit pursuant to Section 9.19 confirms that BMS had overpaid royalties to EPC, in which case such overpayment shall be credited against future royalties due to EPC (or, in the event that such audit takes place subsequent to the Royalty Term, such overpayment shall be refunded to BMS).

(b) Sales of Royalty-Bearing Products in the United States. For each Royalty-Bearing Product during the applicable Royalty Term, BMS shall pay to EPC royalties on Net Sales in the U.S. of such Royalty-Bearing Product by BMS (or its Affiliates or sublicensees) at a royalty rate determined by aggregate Net Sales in the U.S. of such Royalty-Bearing Product in a calendar year as follows:

(i) If EXEL elected not to co-Develop such Royalty-Bearing Product by failing to “opt-in” pursuant to Section 3.7(c) or if EXEL opted-out of the Development of such Royalty-Bearing Product prior to [*] with respect to such Royalty-Bearing Product:

Calendar year, Net Sales of Royalty-Bearing Product in the U.S.	Royalty Rate
First $[*]	[	*]%
Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*]	[	*]%

(ii) If EXEL opted-out of the Development of such Royalty-Bearing Product after [*] but prior to [*] with respect to such Royalty-Bearing Product:

Calendar year, Net Sales of Royalty-Bearing Product in the U.S.	Royalty Rate
First $[*]	[	*]%

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*]	[	*]%

(iii) If EXEL opted-out of the Development of such Royalty-Bearing Product after [*] but prior to the completion of [*] with respect to such Royalty-Bearing Product or prior to [*] for such Royalty-Bearing Product:

Calendar year, Net Sales of Royalty-Bearing Product in the U.S.	Royalty Rate
First $[*]	[	*]%
Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*]	[	*]%

(iv) If EXEL opted-out of the Development of such Royalty-Bearing Product after [*] or [*] with respect to such Royalty-Bearing Product:

Calendar year, Net Sales of Royalty-Bearing Product in the U.S.	Royalty Rate
First $[*]	[	*]%
Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*] and up to and including $[*]	[	*]%
Portion above $[*]	[	*]%

9.7 Third Party Royalties for Products in the Royalty Territory and Royalty-Bearing Products in the U.S.

(a) [*] Third Party milestones and royalties owed with respect to either a Product in the Royalty Territory or a Royalty-Bearing Product in the U.S., on intellectual property that: (i) [*]; or (ii) is intellectual property that: (A) [*] from a Third Party prior to the Original Effective Date and [*]; and (B) [*]. Subject to Section 9.7(b) and Section 9.8, [*] Third Party milestones and royalties owed on intellectual property in connection with the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

development and commercialization of a Product [*]; provided that each Party shall bear all Third Party royalties arising from any infringing activities by such Party prior to the Original Effective Date.

(b) BMS may deduct from the royalties it would otherwise owe to EPC pursuant to Section 9.6 for a particular Product, an amount equal to [*] of all royalties and other payments payable to a Third Party in consideration for rights [*] for the manufacture, use or sale of such Product, up to a maximum deduction of [*] royalties due EPC for such Product.

9.8 [*]. During the applicable Royalty Term for a particular Royalty-Bearing Product, if any Third Parties are: (a) [*] in any given country in any year; and (b) such [*] in such country for such year are, [*]:

(i) [*], but [*] of the [*] in such country, then [*]; or

(ii) [*], [*].

9.9 Limitation on Deductions. Notwithstanding anything to the contrary in this Agreement, the operation of Section 9.7 and Section 9.8 for a given Product, whether singularly or in combination with each other, shall not [*].

9.10 Quarterly Payments and Reports. All royalties due under Section 9.6 shall be paid quarterly, on a country-by-country basis, within [*] end of the relevant quarter for which royalties are due. BMS shall provide to EPC within [*] after the end of each quarter a report that summarizes the Net Sales of a Royalty-Bearing Product during such quarter, provided that to the extent additional information is reasonably required by EPC and/or EXEL to comply with its obligations to any of its licensors, the Parties shall work together in good faith to timely compile and produce such additional information. Such reports shall also include detailed information regarding the calculation of royalties due pursuant to Section 9.6, including allowable deductions in the calculation of Net Sales of each Royalty-Bearing Product on which royalties are paid, and, to the extent Section 9.8 is applicable, the calculation of sales and market share (by volume) of Generic Products.

9.11 Term of Royalties. EPC’s right to receive royalties under Section 9.6 shall expire on a country-by-country and Royalty-Bearing Product-by-Royalty-Bearing Product basis upon the later of: (a) [*]; or (b) [*] (the “Royalty Term”). Upon the expiration of the Royalty Term with respect to a Royalty-Bearing-Product in a country, BMS shall have a fully-paid-up perpetual license under Section 8.1 for the making, using, selling, offering for sale and importing of such Royalty-Bearing-Product in such country.

9.12 Sales of [*] Product Against [*].

(a) In General. The Parties recognize that the exclusivity provisions set forth in Section 8.6 may allow for situations where BMS or EXEL is [*] and such product [*] (each such product, a “[*]”). If BMS or EXEL asks the JEC to determine whether [*], the JEC shall determine whether [*] using [*] (or any other [*] reasonably acceptable to BMS and EXEL). If such [*] are [*] then the JEC shall determine if the [*] of such [*] is due to the [*] or if such [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

is due to the [*]. If the [*] of such [*], then the JEC shall determine the extent to which sales of such [*]. The Party commercializing such [*] at: (i) a [*] (as determined by the JEC); and (ii) (A) in the case of BMS [*], and (B) in the case of [*]. [*] would be [*].

(b) Disputes. If the JEC cannot agree: (i) whether [*]; (ii) on the [*]; (iii) whether such [*]; (iv) if the [*] is due to the [*] (or a combination thereof); (v) the degree to [*]; or (vi) on the [*] as if such Party were [*] with respect to any [*] Product in the U.S., then, in each case, at the election of either BMS or EXEL, such dispute must be finally resolved through binding arbitration by JAMS in accordance with its Streamlined Arbitration Rules and Procedures in effect at the time the failure arises, except as modified in this Agreement and applying the substantive law specified in Section 15.2. Either BMS or EXEL may initiate arbitration under this Section 9.12(b) by written notice to the other Party of its intention to arbitrate, and such notice shall specify in reasonable detail the nature of the dispute. For each arbitration: (A) each of BMS and EXEL shall submit to the arbitrator its proposal for resolving such dispute, with such proposal based on the applicable commercial and scientific factors discussed by the JEC; (B) the arbitrator shall select the proposal that is the most commercially and scientifically reasonable; and (C) such proposal shall become the applicable JEC determination. Notwithstanding anything to the contrary, the arbitrators will not have the ability to change the terms of either Party’s proposal. The award of the arbitrator shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. The arbitration proceedings shall be conducted at such location as shall be determined by the Arbitrator. BMS and EXEL agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each of BMS and EXEL shall bear its own attorneys’ fees and associated costs and expenses.

9.13 Payment Method. All payments due under this Agreement to EPC shall be made by bank wire transfer in immediately available funds to an account designated by EPC. All payments hereunder shall be made in Dollars.

9.14 Taxes. EPC shall pay any and all taxes levied on account of all payments it receives under this Agreement. If laws or regulations require that taxes be withheld, BMS shall: (a) deduct those taxes from the remittable payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of tax payment to EXEL within [*] following that tax payment. The JFC shall discuss appropriate mechanisms for minimizing such taxes to the extent possible in compliance with applicable law.

9.15 Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, royalties accrued in that country shall be paid to EPC in Dollars based on the Dollar reported sales for the quarter (translated for such country per Statement of Financial Standards No. 52), unless otherwise mutually agreed.

9.16 Sublicenses. In the event BMS grants any permitted licenses or sublicenses to Third Parties to sell Products that are subject to royalty payments under Section 9.6, BMS shall have the responsibility to account for and report sales of any Product by a licensee or a sublicensee on the same basis as if such sales were Net Sales by BMS. BMS shall pay to EPC

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(or cause the licensee or sublicensee to pay to EPC, with BMS remaining responsible for any failure of the licensee or sublicensee to pay amounts when due under this Agreement): (a) royalties on such sales as if such sales of the licensee or sublicensee were Net Sales of BMS or any of its Affiliates; and (b) milestones payments pursuant to Section 9.5 based on the achievement by such licensee or sublicensee of any milestone event contemplated in such Sections as if such milestone event had been achieved by BMS or any of its Affiliates hereunder.

9.17 Foreign Exchange. Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with BMS’ normal practices used to prepare its audited financial statements for internal and external reporting purposes, which uses a widely accepted source of published exchange rates.

9.18 Records. Each of BMS and EXEL shall keep (and shall ensure that its Affiliates and sublicensees shall keep) such records as are required to determine, in a manner consistent with GAAP and this Agreement, the sums or credits due under this Agreement, including Development Costs, Allowable Expenses and Net Sales. All such books, records and accounts shall be retained by such Party until the later of (a) [*] after the end of the period to which such books, records and accounts pertain and (b) the [*] (or any extensions thereof), or for such longer period as may be required by applicable law. Each of BMS and EXEL shall require its sublicensees to provide to it a report detailing the foregoing expenses and calculations incurred or made by such sublicensee, which report shall be made available to the other Party in connection with any audit conducted by such other Party pursuant to this Section 9.18.

9.19 Audits. Each of BMS and EXEL shall have the right to have an independent certified public accountant, reasonably acceptable to the audited Party, to have access during normal business hours, and upon reasonable prior written notice, to examine only those records of the audited Party (and its Affiliates and sublicensees) as may be reasonably necessary to determine, with respect to any calendar year ending not more than [*] prior to such Party’s request, the correctness or completeness of any report or payment made under this Agreement. The foregoing right of review may be exercised [*]. Results of any such examination shall be (a) limited to information relating to the Products, (b) made available to both BMS and EXEL and (c) subject to Article 11. The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than [*] from the amount of the original report, royalty or payment calculation, in which case the audited Party shall bear the full cost of the performance of such audit. The results of such audit shall be [*].

9.20 Interest. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of: (a) [*] Rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each quarter in which such payments are overdue; or (b) the maximum rate permitted by law, in each case calculated on the number of days such payment is delinquent, compounded monthly.

9.21 Non-Monetary Consideration. Neither Party shall sell a Product for any consideration other than cash except on terms specified in the then approved Annual

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commercialization Plan. In the event a Party receives any non-monetary consideration in connection with the sale of a Product, such Party’s payment obligations under this Article 9 shall be based on the fair market value of such other consideration. In such case, the selling Party shall disclose the terms of such arrangement to the other Parties and the Parties shall endeavor in good faith to agree on such fair market value.

9.22 Cross Border Transactions.

(a) In General. BMS and EXEL recognize that in certain territories, and in particular in free trade regions, customers or other Third Parties may import Product(s) purchased in one country for commercial sale or use in another. If EXEL asks the JEC to determine whether Products purchased outside the U.S. are being imported into the U.S. for such purpose, the JEC shall determine the level that such importation is occurring using data obtained from a source reasonably acceptable to EXEL and BMS. If such importation is [*] (i.e., [*], for [*]) then the JEC shall [*].

(b) Disputes. If the JEC cannot agree whether such importation has [*], then, at the election of either BMS or EXEL, such dispute must be finally resolved through binding arbitration by JAMS in accordance with its Streamlined Arbitration Rules and Procedures in effect at the time the failure arises, except as modified in this Agreement and applying the substantive law specified in Section 15.2. Either BMS or EXEL may initiate arbitration under this Section 9.22(b) by written notice to such other Party of its intention to arbitrate, and such notice shall specify in reasonable detail the nature of the dispute. For each arbitration: (i) each of BMS and EXEL shall submit to the arbitrator its proposal for resolving such dispute (i.e., the final form of the equitable mechanism to adjust the compensation of the Parties hereunder to offset the economic effect of cross border transactions described in Section 9.22(a)), such proposal based on the applicable business factors discussed by the JEC; (ii) the arbitrator shall select the proposal that is the most commercially reasonable; and (iii) such proposal shall become such equitable mechanism. Notwithstanding anything to the contrary, the arbitrators will not have the ability to change the terms of either Party’s proposal. The award of the arbitrator shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. The arbitration proceedings shall be conducted in such location as shall be determined by the arbitrator. BMS and EXEL agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each of BMS and EXEL shall bear its own attorneys’ fees and associated costs and expenses.

9.23 Payments to or Reports by Affiliates. Any payment required under any provision of this Agreement to be made to either BMS or EPC or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated in writing by that Party as the appropriate recipient or reporting entity.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.	INTELLECTUAL PROPERTY

10.1 Ownership.

(a) The inventorship of all Sole Inventions and Joint Inventions shall be determined under the U.S. patent laws.

(b) BMS shall own the entire right, title and interest in and to any and all of its Sole Inventions, and Patents claiming only such Sole Inventions (and no Joint Inventions) (“Sole Invention Patents”). As between EXEL and EPC, EPC shall own the entire right, title and interest in and to any and all of Sole Invention Patents of EXEL and/or EPC. EXEL hereby assigns to EPC its entire right, title and interest in and to its Sole Invention Patents. BMS and Exelixis shall be joint owners in and to any and all Joint Inventions, provided that, as between EXEL and EPC, EPC shall be the joint owner of any and all Patents claiming such Joint Inventions (“Joint Invention Patents”), and EXEL hereby assigns to EPC its entire right, title and interest in and to its Joint Invention Patents. BMS and Exelixis (EPC for Joint Invention Patents and EXEL for other Joint Inventions) as joint owners each shall have the right to exploit and to grant licenses under such Joint Inventions, and where exercise of such rights require, under the laws of a country, the consent of the other Party, with the consent of the other Party (such consent to not be unreasonably withheld, delayed or conditioned) unless otherwise specified in this Agreement.

(c) All employees, agents and contractors of each Party shall be under written obligation to assign any inventions and related intellectual property to the Party for whom they are employed or are providing services.

(d) The Parties acknowledge and agree that this Agreement shall be deemed to be a “Joint Research Agreement” as defined under 35 U.S.C. 103(c).

10.2 Disclosure. Subject to Section 3.6, Each Party shall submit a written report to the JRC no less frequently than within [*] end of each [*] describing any Sole Invention or Joint Invention arising during the prior [*] in the course of the Collaboration or thereafter in accordance with this Agreement which it believes may be patentable or at such earlier time as may be necessary to preserve patentability of such invention. Each Party shall provide to the other Parties such assistance and execute such documents as are reasonably necessary to permit the filing and prosecution of such patent application to be filed on such Sole Invention or Joint Invention, or the issuance, maintenance or extension of any resulting Patent.

10.3 Patent Prosecution and Maintenance; Abandonment. As between EXEL and EPC, EXEL shall carry out the day-to-day responsibility for filing, prosecution and maintenance on behalf of EPC under Sections 10.1 through 10.4.

(a) Prosecution Prior to BMS’ Exercise of its Co-Development Option. Prior to BMS’ exercise of its Co-Development Option for a given Collaboration Program, EXEL shall (1) prepare, file, prosecute and maintain (including conducting any interferences, reexaminations, reissues, oppositions, or requests for patent term extension relating thereto), all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exelixis Licensed Patents (other than Joint Patents) in [*] (the “Primary Prosecution Countries”), and (2) make a corresponding PCT filing (designating all countries) no later than twelve (12) months subsequent to initial filing, and a corresponding EPO application (designating all EPO countries/extension countries). no later than thirty (30) months subsequent to initial filing, [*]; provided that such responsibilities shall be [*], and provided further that, in each case, [*]. If BMS requests that EXEL prepare, file, prosecute or maintain an Exelixis Licensed Patent in a country other than a Primary Prosecution Country, BMS shall [*] EXEL in connection with preparing, filing, prosecuting or maintaining such Exelixis Licensed Patent in such non-Primary Prosecution Country. EXEL shall: (i) keep [*] as to the status of filing, prosecution, maintenance and extension of such Exelixis Licensed Patents, such that there is reasonable time to review, comment upon and approve (as set forth in this Section 10.3(a)) any documents intended for submission to any patent office; (ii) furnish to [*] copies of documents relevant to any such filing, prosecution, maintenance and extension including copies of any Patent Office, foreign associate, and outside counsel correspondence; and (iii) reasonably [*] on documents filed with any patent office with respect to Exelixis Licensed Patent claims that Cover Collaboration Compounds or Products. For the purpose of this Section 10.3(a), [*] shall only have the right to review any such documents provided by EXEL if such [*] agrees in writing [*] or other structural information disclosed in such documents [*].

(b) Joint Patent Committee.

(i) Establishment & Meetings. Promptly after the November 13, 2010, the Parties shall establish a committee (the “Joint Patent Committee” or “JPC”). The JPC shall be composed of at least one (1) representative from each of BMS and EXEL, at least one of which shall be a patent counsel for such Party. Each such Party may change its representative(s) by giving the other such Party at least [*] prior written notice. The JPC shall meet within [*] after November 13, 2010, and once per [*] thereafter, or as may be requested by either Party as necessary, by teleconference, videoconference or in person (as determined by the JPC).

(1) Duties. Promptly after the November 13, 2010, [*] shall oversee (subject to Sections 10.3(b)(ii), (iv) and (v) below) the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all [*] Patents, [*] Patents Controlled by [*], and [*] Patents that in each case are [*] (the “[*] Patents”), provided that, unless otherwise agreed by the Parties, such responsibilities shall be carried out by: (A) [*] by [*], unless there exists [*] of [*] and [*]; (B) [*] by [*], but only in the case where [*] described in subsection (A) had [*] of [*]; or (C) [*] in conjunction with [*] described in the preceding subsection (A) or (B), as applicable. [*], or the [*], shall provide [*] with an update of the filing, prosecution and maintenance status for each of the [*] Patents on a periodic basis, and shall use commercially reasonable efforts to consult with and cooperate with [*] with respect to the filing, prosecution and maintenance of the [*] Patents, including providing [*] with drafts of proposed filings to allow [*] a reasonable opportunity for review and comment before such filings are due. [*], or [*], shall provide to [*] copies of any papers relating to the filing, prosecution and maintenance of the [*] Patents promptly upon their being filed and received.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(2) Decisions. Subsequent to November 13, 2010, in the event of a dispute between the Parties with regard to the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of any [*] Patent, the matter shall be promptly referred to the [*] of EXEL and [*] for BMS. If these two (2) individuals are unable to resolve the dispute promptly, then the matter shall be promptly elevated to the [*] of EXEL and the [*] of BMS. If these two (2) individuals are unable to resolve the dispute promptly, then, subject to Sections 10.3(b)(i)(3), 10.3(b)(i)(4), 10.3(b)(ii), [*] of the ROR Collaboration Agreement, and [*] of the ROR Collaboration Agreement, [*] shall have the final decision, except if such decision: (A) conflicts with the terms of the Agreement; (B) would result in [*] described in Section [*] or a [*] of the [*]; or (C) materially impacts [*] prosecution of Patents that [*] a [*], in which case of subsection 10.3(b)(i)(2)(A)-(C), [*] shall have the final decision.

(3) Limitation on Subsection 10.3(b)(i)(2)(B). If [*] reasonably believes that filing a new patent application covering a [*] (other than the [*] of a [*]) would result in potential claims [*] for [*], and if [*] disputes with [*] that such patent application should be filed, then such dispute shall be discussed as described in the first two (2) sentences of Section 10.3(b)(i)(2), and, if still unresolved, shall be arbitrated pursuant to Section [*] of the ROR Collaboration Agreement, and [*] shall not have the right to exercise its final-decision making authority pursuant to Subsection 10.3(b)(i)(2)(B) unless the dispute is resolved in [*] favor.

(4) Limitation on Subsection 10.3(b)(i)(2)(C). [*] hereby covenants that it shall not, without the prior written consent of [*] (which shall not be unreasonably delayed or conditioned), during the term of this Agreement, [*] the decision-making authority granted to [*] pursuant to Subsection 10.3(b)(i)(2)(C) [*] that is [*] existing as of the Original Effective Date or [*]. Furthermore, if [*] the decision-making authority granted to [*] pursuant to Subsection 10.3(b)(i)(2)(C) [*] by [*], [*] or [*], and such [*] is [*] or [*] a [*] that is [*], then [*] and [*] shall agree, pursuant to Section [*] of the ROR Collaboration Agreement, on [*] the decision-making authority granted to [*] pursuant to Subsection 10.3(b)(i)(2)(C).

(ii) Abandonment. In no event shall [*] knowingly permit any of the [*] Patents to be abandoned in any country, or elect not to file a new patent application claiming priority to a patent application within the [*] Patents either before such patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including European Patent Office) or national application, without [*] written consent (such consent not to be unreasonably withheld, delayed or conditioned) or [*] otherwise first being given an opportunity to assume full responsibility (at [*] expense) for the continued prosecution and maintenance of such [*] Patents or the filing of such new patent application. Accordingly, [*], or [*], shall provide [*] with notice of the allowance and expected issuance date of any patent within the [*] Patents, or any of the aforementioned filing deadlines, and [*] shall provide [*] with prompt notice as to whether [*] desires [*] to file such new patent application. In the event that [*] decides either: (A) not to continue the prosecution or maintenance of a patent application or patent within the [*] Patents in any country; or (B) not to file such new patent application requested to be filed by [*], [*] shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provide [*] with notice of this decision at least [*] prior to any pending lapse or abandonment thereof, and [*] shall thereafter have the right to assume responsibility for the filing, prosecution and maintenance of such patent or patent application. In the event that [*] assumes such responsibility for such filing, prosecution and maintenance, [*] shall no longer have the responsibility for such filing, prosecution and maintenance of such patent applications and patents, and [*] shall cooperate as reasonably requested by [*] to facilitate control of such filing, prosecution and maintenance by [*]. In the case where [*] takes over the filing, prosecution or maintenance of any patent or patent application as set forth above, such patent or patent application shall [*] be [*] the [*], and [*] shall [*] such patent or patent application.

(iii) Filing, Prosecution and Maintenance of Sole Invention Patents Controlled by BMS. In accordance with this Section 10.3 (a)(iii), BMS shall be responsible for the filing, prosecution (including any interferences, reissues and reexaminations) and maintenance of all Sole Invention Patents Controlled by BMS. BMS shall provide to EXEL copies of any papers relating to the filing, prosecution and maintenance of the Sole Invention Patents Controlled by BMS promptly upon their being filed and received.

(iv) Patent Term Extension. EXEL and BMS shall each cooperate with each another and shall use commercially reasonable efforts in obtaining patent term extension (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to patent rights covering the Products. If elections with respect to obtaining such patent term extensions are to be made, BMS shall have the right to make the election to seek patent term extension or supplemental protection.

(v) Exelixis Right to Separate Claims. To the extent that any Sole Invention Patent owned by EPC contains claims that cover compounds that are not Collaboration Compounds (such compounds, “Separable Compounds”), EXEL shall have the right to separate any claims that cover such Separable Compounds (and not Collaboration Compounds) and to file such claims in a separate application (e.g., a continuation, continuation-in-part, or divisional application). EXEL shall notify BMS in writing prior to separating such claims, and such separation shall be at EXEL’s sole expense.

(c) Payment of Prosecution Costs. BMS shall bear the out-of-pocket expenses (including reasonable fees for any outside counsel, but not EXEL’s inside counsel fees) associated with the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of: (X) [*]; and (Y) the [*], provided that:

(i) if EXEL or a Third Party licensee of Exelixis is practicing (A) a particular [*], or (B) a particular [*], or (C) a particular[*] (where expressly permitted by this Agreement), and such Invention is covered by a Patent for which BMS would otherwise bear the out-of-pocket patent expenses pursuant to Section 10.3(c) above, then, subject to Section 10.3(c)(ii) below, EXEL shall provide written notice to BMS and the Parties shall mutually agree on the percentage of such expenses that each Party shall bear (which, in the absence of any other agreement between the Parties, shall be [*]); and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) if any [*] covered by clause (b) above is part of a patent application or patent that covers other inventions that are not subject to clause (b) above and that are not [*], then BMS and EXEL shall mutually agree upon an appropriate allocation of the expenses so that BMS does not bear any portion of the [*] attributable to such other inventions.

(d) EXEL and BMS shall mutually agree on the percentage of expenses that each of EXEL and BMS shall bear with respect to Joint Inventions for which the cost of filing, prosecuting or maintaining such Joint Invention is not the responsibility of either EXEL or BMS under Sections 10.3(c) hereof (which, in the absence of any other agreement between EXEL and BMS, shall be divided [*]).

(e) Non-payment of Expenses.

(i) If either EXEL or BMS elects not to pay its share of any expenses with respect to a Patent covering a Joint Invention in a given country under any of Sections 10.3(c) or (d) (each, a “Joint Patent”), such Party shall inform such other Party in writing not less than [*] before any relevant deadline (or, in the event of a shorter period in which to respond to a patent office, as soon as reasonably practicable), and, if such other Party assumes the expenses associated with the Joint Patent, then the assuming Party [*] and such other Party shall [*].

(ii) If either EPC or BMS is the assignee or owner of a Patent (other than a Joint Patent) that is licensed to such other Party under any of Sections 8.1 or 8.2, and such owning Party elects not to pay its share of expenses pursuant to Sections 10.3(c) or 10.3(d) in a given country, such owning Party shall inform such other Party in writing not less than [*] before any relevant deadline (or, in the event of a shorter period in which to respond to a patent office, as soon as reasonably practicable). If such other Party assumes the expenses associated with the Patent in such country, then the assuming Party [*] and the owning Party shall [*].

(iii) If either EPC or BMS is the licensee of a Patent (other than a Joint Patent) under any of Sections 8.1 or 8.2, and such Party elects not to pay its share of expenses pursuant to Sections 10.3(c) or 10.3(d) in a given country, such Party shall inform such other Party (in the case of EPC is the licensee, EPC or EXEL shall inform BMS, and in the case BMS is the licensee, BMS shall inform EXEL) in writing not less than [*] before any relevant deadline (or, in the event of a shorter period in which to respond to a patent office, as soon as reasonably practicable) (such Patent(s) in such countries, as identified in such notice, being a “[*] Right”), and [*] under such Sections 8.1 or 8.2, as applicable, with respect to the relevant Patent in such country, provided that [*]. It is also understood that such licensee shall be offered the opportunity to assume its share of the responsibility for the costs of filing, prosecution and maintenance of any Patent(s) claiming priority directly or indirectly from any such [*] Right, and that where such expenses are assumed by such licensee, it shall be afforded all the rights and licenses as provided under this Agreement for the licensed Patents (other than the [*] Right) with respect to such Patent(s) claiming priority directly or indirectly from any such [*] Right.

(f) Notwithstanding Sections 10.3(c), (d) and (e), , any costs incurred by the Parties associated with the filing, prosecution (including any interferences, reissue proceedings

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and reexaminations) and maintenance of a U.S. Patent in the Exelixis Prosecuted Patents or the BMS Licensed Patents shall, solely to the extent such Patent claims the use, manufacture, or sale of a Co-Promoted Product, shall be included as an element of Allowable Expenses.

(g) Each of BMS and EXEL shall provide to such other Party, on a [*] basis, a patent report that includes the serial number, docket number and status of each Patent for which, pursuant to Section 10.3(b), such Party has the right to direct the filing, prosecution and maintenance and which covers a Sole Invention (in the case of [*]) or Joint Invention. BMS and EXEL through their patent counsel shall discuss as appropriate (but not more than [*]) ways in which to allocate such out-of-pocket expenses in an appropriate, cost-effective manner consistent with the purposes of this Agreement and Exelixis’ obligations to Third Parties.

10.4 Enforcement of Patent Rights.

(a) Enforcement of Exelixis Sole Patents.

(i) Enforcement by BMS. In the event that management or in-house counsel for any Party becomes aware of a suspected infringement, by a Third Party of a Patent claiming a Sole Invention owned by EPC that claims the composition of matter (including formulation), manufacture or use of one or more Products that is being Developed or Commercialized using Diligent Efforts and which is co-exclusively or exclusively licensed to BMS under Section 8.1 (for purposes of this Section 10.4(a)(i) only, an “Exelixis Sole Patent”), such Party shall notify the other Parties promptly, and following such notification, the Parties shall confer. As between EXEL and EPC, EXEL shall carry out the patent enforcement action on behalf of EPC under this Section 10.4, and shall pay costs and expenses on behalf of EPC in connection therewith. Each of EXEL and BMS shall provide the same level of disclosure to the other Party’s in-house counsel concerning suspected infringement of an Exelixis Sole Patent as such Party would provide with respect to suspected infringement of its own issued Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. Where such suspected infringement involves such Third Party’s development, manufacture, use or sale of a small molecule product directed against a target in a Collaboration Program, [*] shall have the right, but shall not be obligated, to bring an infringement action against any such Third Party or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control. [*] shall reasonably assist [*] (at [*]’ expense) in such actions or proceedings if so requested, and EPC shall lend its name to such actions or proceedings if requested by [*] or required by law, and [*] shall hold [*] harmless from any liability incurred by [*] arising out of any such proceedings or actions at [*] request. [*] shall each have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of any such [*] Sole Patent may be entered into by [*] without the prior consent of [*] (such consent to not be unreasonably withheld, delayed or conditioned).

(ii) Enforcement by [*]. If [*] elects not to bring any action for infringement or to defend any proceeding described in Section 10.4(a)(i) and so notifies [*], or where [*] (or any other party other than [*] who is licensed under such [*] Sole Patent) otherwise

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

desires to bring an action or to defend any proceeding directly involving an [*] Sole Patent, then [*] may bring such action or defend such proceeding at its own expense, in Exelixis’ own name and entirely under its own direction and control; provided that [*] must confer with [*] with respect to any such action or proceeding and obtain the prior written consent of [*] to commence such action or proceeding, such consent not to be unreasonably withheld, delayed or conditioned; provided further, that with respect to any [*] Sole Patent that is a Patent listed or listable in the FDA’s Orange Book (or foreign equivalent(s) of such Patent or the FDA’s Orange Book) by [*] (a “Listable Patent”), if [*] fails to consent to any such action or proceeding, the Royalty Term for any Product that is claimed in such [*] Sole Patent shall in no event be diminished by any failure to enforce such [*] Sole Patent. [*] shall reasonably assist [*] (at [*] expense) in any action or proceeding being prosecuted or defended by [*], if so requested by [*] or required by law, and [*] shall hold [*] harmless from any liability incurred by [*] arising out of any such proceedings or actions. [*] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of a Listed Patent with respect to small molecules, may be entered into by [*] without the prior consent of [*] (such consent to not be unreasonably withheld, delayed or conditioned).

(b) Enforcement of Joint Patents.

(i) Joint Product Patents.

(1) Enforcement by [*]. In the event that management or in-house counsel for any Party becomes aware of a suspected infringement of a Patent claiming a Joint Invention that pertains to the composition of matter (including formulation), manufacture or use of one or more Products that is being developed or commercialized using Diligent Efforts and which is co-exclusively or exclusively licensed to [*] under Section 8.1 (a “Joint Product Patent”), such Party shall notify the other Parties promptly, and following such notification, the Parties shall confer. Each of EXEL and BMS shall provide the same level of disclosure to the other Party’s in-house counsel concerning suspected infringement of a Joint Product Patent as such Party would provide with respect to suspected infringement of its own issued Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. [*] shall have the right, but shall not be obligated, to bring an infringement action or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control. [*] shall reasonably assist [*] (at [*]’ expense) in such actions or proceedings if so requested, and EPC shall lend its name to such actions or proceedings if requested by [*] or required by law, and [*] shall hold [*] harmless from any liability incurred by EXEL and/or EPC arising out of any such proceedings or actions. [*] shall each have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of a Joint Product Patent may be entered into by [*] without the prior consent of [*] (such consent to not be unreasonably withheld, delayed or conditioned).

(2) Enforcement by [*]. If [*] elects not to bring any action for infringement or to defend any proceeding described in Section 10.4(b)(i)(1) and so notifies [*], or for any other enforcement by [*] of a Joint Product Patent which is co-exclusively or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

exclusively licensed to [*] under Section 8.1, then [*] may bring such action or defend such proceeding at its own expense, in Exelixis’ own name and entirely under its own direction and control; provided that [*] must confer with [*] with respect to any such action or proceeding and obtain the prior written consent of [*] to commence such action or proceeding, such consent not to be unreasonably withheld, delayed or conditioned; provided further, that with respect to any Joint Product Patent that is a Listable Patent, if [*] fails to consent to any such action or proceeding, the Royalty Term for any Product that is claimed in such Joint Product Patent shall in no event be diminished by any failure to enforce such Joint Product Patent. [*] shall reasonably assist [*] (at [*] expense) in any action or proceeding being prosecuted or defended by [*], if so requested by [*] or required by law, and [*] shall hold [*] harmless from any liability incurred by [*] arising out of any such proceedings or actions. [*] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of a Joint Product Patent may be entered into by [*] without the prior consent of [*] (such consent to not be unreasonably withheld, delayed or conditioned).

(ii) Other Joint Patents.

(1) Enforcement by [*]. In the event that management or in-house counsel for any Party becomes aware of a suspected infringement of a Patent that claims a Joint Invention but is not a Joint Product Patent (an “Other Joint Patent”), such Party shall notify the other Parties promptly, and following such notification, the Parties shall confer. Each of EXEL and BMS shall provide the same level of disclosure to the other Party’s in-house counsel concerning suspected infringement of an Other Joint Patent as such Party would provide with respect to suspected infringement of its own issued Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. [*] shall have the right, but shall not be obligated, to prosecute an infringement action or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control. [*] shall reasonably assist [*] (at [*]’ expense) in such actions or proceedings if so requested, and EPC shall lend its name to such actions or proceedings if requested by [*] or required by law, and [*] shall hold [*] harmless from any liability incurred by [*] arising out of any such proceedings or actions. [*] shall each have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of an Other Joint Patent may be entered into by [*] without the prior consent of [*] (such consent to not be unreasonably withheld, delayed or conditioned).

(2) Enforcement by [*]. If [*] elects not to bring any action for infringement or to defend any proceeding described in Section 10.4(b)(ii)(1) and so notifies [*], then [*] may bring such action or defend such proceeding at its own expense, in its own name and entirely under its own direction and control; provided that [*] must confer with [*] with respect to any such action or proceeding and obtain the prior written consent of [*] to commence such action or proceeding, such consent not to be unreasonably withheld, delayed or conditioned; provided further, that with respect to any Other Joint Patent that is a Listable Patent, if [*] fails to consent to any such action or proceeding, the Royalty Term for any Product that is claimed in such Other Joint Patent shall in no event be diminished by any failure to enforce such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Other Joint Patent. [*] shall reasonably assist [*] (at [*] expense) in any action or proceeding being prosecuted or defended by [*], if so requested by EXEL or required by law, and [*] shall hold [*] harmless from any liability incurred by [*] arising out of any such proceedings or actions. [*] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of an Other Joint Patent may be entered into by [*] without the prior consent of [*] (such consent to not be unreasonably withheld, delayed or conditioned).

(c) General Provisions Relating to Enforcement of Patents.

(i) Withdrawal. If either EXEL or BMS brings such an action or defends such a proceeding under this Section 10.4 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify such other Party and such other Party (in the case of EXEL, on behalf of EPC) may substitute itself for the withdrawing Party under the terms of this Section 10.4 (including such prior written consent as provided for under this Section 10.4) at its own expense.

(ii) Recoveries. In the event either Party exercises the rights conferred in this Section 10.4 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total such costs and expenses incurred by each Party. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be [*].

(iii) Patent Enforcement in the U.S. Notwithstanding any cost allocations set forth in Sections 10.4(a) and (b), and notwithstanding the allocation of recoveries set forth in Section 10.4(c)(ii): (A) any costs incurred by either Party in connection with actions taken under this Section 10.4 against suspected infringement by a Third Party in the U.S. that involves such Third Party’s development, manufacture, use or sale of a small molecule product reasonably likely to materially affect sales of a Co-Promoted Product shall constitute Patent Costs and shall be [*]; and (B) any recoveries received by either Party in connection with such actions shall, [*].

(d) Data Exclusivity and Orange Book Listings. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents), BMS shall use commercially reasonable efforts consistent with its obligations under applicable law (including any applicable consent order) to seek, maintain and enforce all such data exclusivity periods available for the Products. With respect to filings in the FDA Orange Book (and foreign equivalents) for issued patents for a Product, upon request by BMS (and at BMS’ expense), Exelixis shall provide reasonable cooperation to BMS in filing and maintaining such Orange Book (and foreign equivalent) listings.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) No Action in Violation of Law. None of the Parties shall be required to take any action pursuant to this Section 10.4 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any court or government order or decree applicable to such Party.

(f) Notification of Patent Certification. [*] shall notify and provide [*] with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of an Patent licensed to [*] hereunder pursuant to a Paragraph IV Patent Certification by a third party filing an Abbreviated New Drug Application, an application under §505(b)(2) or other similar patent certification by a third party, and any foreign equivalent thereof. Such notification and copies shall be provided to [*] by [*] as soon as practicable and at least within [*] after [*] receives such certification, and shall be sent by facsimile and overnight courier to the address set forth below:

[*]

10.5 Defense of Third Party Claims. If a claim is brought by a Third Party that any activity related to work performed by a Party under the Collaboration infringes the intellectual property rights of such Third Party, each Party shall give prompt written notice to the other Parties of such claim, and following such notification, the Parties shall confer on how to respond.

10.6 Copyright Registrations. Copyrights and copyright registrations on copyrightable subject matter shall be filed, prosecuted, defended, and maintained, and the Parties shall have the right to pursue infringers of any copyrights owned or Controlled by it, in substantially the same manner as the Parties have allocated such responsibilities, and the expenses therefor, for patent rights under this Article 10.

11.	CONFIDENTIALITY

11.1 Nondisclosure of Confidential Information. For the purpose of this Article 11, unless otherwise set forth herein, EXEL and EPC shall be deemed collectively as one (1) “Party” and shall be referred to as “Exelixis.” All Information disclosed by one Party to the other Party pursuant to this Agreement, and, subject to Section 11.6, Information that is generated in furtherance of the Collaboration pursuant to this Agreement with respect to Collaboration Compounds or Products (for so long as such Collaboration Compound or Product is not removed from the Collaboration), shall be “Confidential Information” for all purposes hereunder. The Parties agree that during the term of this Agreement and for a period of [*] thereafter, a Party receiving Confidential Information of the other Party shall: (a) use Diligent Efforts to maintain in confidence such Confidential Information (but not less than those efforts as such Party uses to maintain in confidence its own proprietary industrial information of similar kind and value) and not to disclose such Confidential Information to any Third Party without prior written consent of the other Party (such consent to not be unreasonably withheld, delayed or conditioned), except for disclosures made in confidence to any Third Party under terms consistent with this Agreement and made in furtherance of this Agreement or of rights granted to a Party hereunder; and (b) not use such other Party’s Confidential Information for any purpose except those

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

permitted by this Agreement (it being understood that this Section 11.1 shall not create or imply any rights or licenses not expressly granted under Article 8 hereof).

11.2 Exceptions. The obligations in Section 11.1 shall not apply with respect to any portion of the Confidential Information that the receiving Party can show by competent written proof:

(a) Subject to the last sentence in Section 11.1, is publicly disclosed by the disclosing Party, either before or after it is disclosed to the receiving Party hereunder; or

(b) Was known to the receiving Party or any of its Affiliates, without obligation to keep it confidential, prior to disclosure by the disclosing Party; or

(c) Is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without obligation to keep it confidential; or

(d) Is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the receiving Party, and is not directly or indirectly supplied by the receiving Party in violation of this Agreement; or

(e) Has been independently developed by employees or contractors of the receiving Party or any of its Affiliates without the aid, application or use of the disclosing Party’s Confidential Information.

11.3 Authorized Disclosure. A Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances; provided that notice of any such disclosure shall be provided as soon as practicable to the other Party:

(a) Filing or prosecuting Patents relating to Sole Inventions, Joint Inventions or Products, in each case pursuant to activities under this Agreement;

(b) Regulatory filings;

(c) Prosecuting or defending litigation;

(d) Complying with applicable governmental laws and regulations; and

(e) Disclosure, in connection with the performance of this Agreement, to Affiliates, potential collaborators, partners, and actual and potential licensees (including potential co-marketing and co-promotion contractors, research contractors and manufacturing contractors), research collaborators, potential investment bankers, investors, lenders, and investors, employees, consultants, or agents, in each case to the extent permitted by this Agreement, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties. Such terms may be disclosed by a Party to individuals or entities covered by Section 11.3(e) above, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 11. In addition, a copy of this Agreement may be filed by either Party with the Securities and Exchange Commission in connection with any public offering of such Party’s securities or as otherwise necessary under applicable law or regulations. In connection with any such filing, such Party shall endeavor to obtain confidential treatment of economic, competitively sensitive, and trade secret information.

In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder.

11.4 Termination of Prior Agreements. This Agreement supersedes the Confidential Disclosure Agreement between EXEL and BMS effective as of September 22, 2005, and amended on November 9, 2005 and November 10, 2006 (such confidential disclosure agreement, as amended, the “Prior CDA”). All Information exchanged between the Parties under the Prior CDA shall be deemed Confidential Information and shall be subject to the terms of this Article 11.

11.5 Publicity. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Exhibit 11.5. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties; provided, however, that any disclosure which is required by law, including disclosures required by the U.S. Securities and Exchange Commission or made pursuant to the requirements of the national securities exchange or other stock market on which such Party’s securities are traded, as advised by the disclosing Party’s counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure.

11.6 Publications.

(a) [*] shall publish or present the results of studies performed in connection with Provisional Collaboration Programs prior to [*]. Subsequent to [*], publication decisions regarding the results of studies performed in connection with Co-Developed Products shall be made by the JDC or JCC, as appropriate, and, in all cases, in accordance with [*] with respect to the disclosure of [*].

(b) Subject to paragraph (a) above and Section 11.3, each Party agrees to provide the other Party the opportunity to review any proposed disclosure which contains Confidential Information of the other Party and would or may constitute an oral, written or electronic public disclosure if made (including the full content of proposed abstracts, manuscripts or presentations) which relate to any Inventions, or which otherwise may contain Confidential Information, at least [*] prior to its intended submission for publication and agrees,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

upon request, not to submit any such abstract or manuscript for publication until the other Party is given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable. Both Parties understand that a reasonable commercial strategy may require delay of publication of information or filing of patent applications. The Parties agree to review and consider delay of publication and filing of patent applications under certain circumstances. The JRC, JDC or JCC (or the Parties), as appropriate, shall review such requests and recommend subsequent action. Subject to paragraph (a) above and Section 11.3, neither Party shall have the right to publish or present Confidential Information of the other Party which is subject to Section 11.1. Nothing contained in this Section 11.6 shall prohibit the inclusion of Confidential Information of the non-filing Party necessary for a patent application, provided the non-filing Party is given a reasonable opportunity to review the extent and necessity for its Confidential Information to be included prior to submission of such patent application related to the Collaboration. Any disputes between the Parties regarding delaying a publication or presentation to permit the filing of a patent application shall be referred to the JRC, JDC or JCC (or the Parties), as appropriate.

12.	TERM AND TERMINATION

12.1 Term. For the purpose of this Article 12, unless otherwise set forth herein, EXEL and EPC shall be deemed collectively as one (1) “Party” and shall be referred to as “Exelixis.” This Agreement shall become effective on the Effective Date and shall remain in effect until terminated in accordance with Sections 12.2 or 12.3 or by mutual written agreement, or until the expiration of all payment obligations under Article 9. The period of time between the Original Effective Date until the expiration of this Agreement shall be deemed the “Term”, provided that, for the time period between the Original Effective Date and the Effective Date, the terms and conditions of the Collaboration Agreement shall apply.

12.2 BMS’ Right to Terminate With respect to [*] pursuant to the terms of this Agreement, BMS shall have the right to terminate this Agreement [*] upon: (a) [*], in the event that such termination is [*] or (b) [*], in the event that such termination is [*]. In any termination under this Section 12.2, BMS shall remain responsible for its share of all Development Costs and Allowable Expenses during the applicable [*] or [*] period.

12.3 Termination for Material Breach.

(a) If either Party believes that the other is in material breach of this Agreement (including any material breach of a representation or warranty made in this Agreement), then the non-breaching Party may deliver notice of such breach to the other Party. In such notice the non-breaching Party shall identify the actions or conduct that such Party would consider to be an acceptable cure of such breach. For all breaches other than a failure to make a payment set forth in Article 9, the allegedly breaching Party shall have [*] to cure such breach. For any breach arising from a failure to make a payment set forth in Article 9, the allegedly breaching Party shall have [*] to cure such breach.

(b) Subject to Section 12.3(c), if the Party receiving notice of breach fails to cure such breach within the [*] or [*] period (as applicable), or the Party providing the notice

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonably determines that the proposed corrective plan or the actions being taken to carry it out is not commercially practicable, the Party originally delivering the notice may terminate this Agreement upon [*] advance written notice, provided, that if the breach applies only to a given Product or to a given country, the non-breaching Party may only terminate the breaching Party’s rights with respect to such Product or such country.

(c) If a Party gives notice of termination under Section 12.3(a) and the other Party [*], or if a Party determines under Section 12.3(b) that [*], then the issues of: (i) [*]; or (ii) [*], shall in any case [*]. If [*] it is [*], then such termination shall be [*] if the breaching Party fails thereafter to cure such breach in accordance with the [*] within the time period set forth in Section 12.3(a) for the applicable breach following such [*]. If as a result of such [*] it is [*], then [*].

12.4 Survival; Effect of Termination.

(a) In the event of termination of this Agreement, the following provisions of this Agreement shall survive: [*].

(b) In any event, termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

12.5 Licenses and Payments on Termination.

(a) Termination by BMS (Section 12.2). Subject to Section 12.5(e), if BMS terminates this Agreement pursuant to Section 12.2 with respect to a particular Product in any country, then the license granted to BMS under Section 8.1 shall automatically terminate solely with respect to such Product in such country, and BMS shall, and hereby does, grant to EPC a royalty-free license, with the right to grant sublicenses, under the BMS Licensed Patents and BMS Licensed Know-How to clinically develop, make, use, sell, offer for sale and import such Product in such country. The license described in this Section 12.5(a) shall be non-exclusive, except that it shall be exclusive with respect to the manufacture, use and sale of such Products.

(b) Termination by Exelixis (Section 12.3). If this Agreement terminates pursuant to Section 12.3 with respect to a particular Product in any country, and BMS is the breaching Party, then the license granted to BMS under Section 8.1 shall automatically terminate solely with respect to such Product in such country, and BMS shall, and hereby does, grant to EPC a license, with the right to grant sublicenses, under the BMS Licensed Patents and BMS Licensed Know-How to clinically develop, make, use, sell, offer for sale and import such Product in such country or Major Territory. The license described in this Section 12.5(b) shall be non-exclusive, except that it shall be exclusive with respect to the manufacture, use and sale of such Product. For Products [*] prior to termination, the license described in this Section 12.5(b) shall be fully-paid and royalty-free. For Products [*] prior to termination and that are covered by a Valid Claim of an Exelixis Licensed Patent or BMS Licensed Patent that, in either

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

case, covers the Product or the manufacture, use or sale of such Product, the license described in this Section 12.5(b) shall bear a royalty of [*] of Exelixis’ Net Sales of such Product. For Products [*] prior to termination and that are covered by a Valid Claim of an Exelixis Licensed Patent or BMS Licensed Patent that, in either case, covers the Product or the manufacture, use or sale of such Product, the license described in this Section 12.5(b) shall bear a royalty of [*] of Exelixis’ Net Sales of such Product. BMS’ right to receive royalties under this Section 12.5(b) shall expire on a country-by-country and Product-by-Product basis upon the later of: (i) [*]; or (ii) [*], in either case, [*].

(c) Termination by BMS (Section 12.3). If this Agreement terminates pursuant to Section 12.3 with respect to a particular Product in any country, and Exelixis is the breaching Party, then the license granted to Exelixis under Section 8.2 shall automatically terminate solely with respect to such Product in such country, and EXEL shall, and hereby does, grant to BMS a license, with the right to grant sublicenses, under the Exelixis Licensed Know-How to clinically develop, make, use, sell, offer for sale and import such Product in such country or Major Territory, EPC shall, and hereby does, grant to BMS a license, with the right to grant sublicenses, under the Exelixis Licensed Patents to clinically develop, make, use, sell, offer for sale and import such Product in such country or Major Territory. The license described in this Section 12.5(c) shall be non-exclusive, except that it shall be exclusive with respect to the manufacture, use and sale of such Product. For Products [*] prior to termination, the license described in this Section 12.5(c) shall be fully-paid and royalty-free. For Products [*] prior to termination and that are covered by a Valid Claim of an Exelixis Licensed Patent or BMS Licensed Patent that, in either case, covers the Product or the manufacture, use or sale of such Product, the license described in this Section 12.5(c) shall bear a royalty of [*] of BMS’ Net Sales of such Product. For Products [*] prior to termination and that are covered by a Valid Claim of an Exelixis Licensed Patent or BMS Licensed Patent that, in either case, covers the Product or the manufacture, use or sale of such Product, the license described in this Section 12.5(c) shall bear a royalty of [*] of BMS’ Net Sales of such Product. EPC’s right to receive royalties under this Section 12.5(c) shall expire on a country-by-country and Product-by-Product basis upon the later of: (i) [*]; or (ii) [*], in either case, [*].

(d) Transfers Related to Licenses. For each license granted under Sections 12.5(a) – 12.5(c), the licensing Party shall transfer via assignment, license or sublicense to the licensee Party: (i) all Information reasonably necessary for the development and commercialization of the Product to which such license relates; (ii) [*] that specifically relate to such Product and that are in the name of the licensing Party; (iii) [*] that specifically relate to such Product; (iv) [*] by the licensing Party that specifically relate to such Product; and (v) supplies of such Product (including any intermediates, retained samples and reference standards), that, in each case ((i) through (v)) are existing and in the Control of the licensing Party. Any such transfer(s) shall be [*] licensee Party.

(e) Exception for Termination for Safety Reasons. The license granted to [*] under Section 12.5(a) shall be of no force or effect with respect to any given Product where [*] termination of Development and/or Commercialization of such Product was due to [*]. For purposes of this Section 12.5(e), “[*]” means it is [*] or [*] there [*]: (i) [*]; or (ii) the [*], such as during [*] a Product. Notwithstanding anything to the contrary, this Section 12.5(e) shall not

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prevent [*] from using its license in Section 12.5(a) to [*] that was terminated for [*]. [*] shall provide [*] with all relevant data for such [*] but [*] to [*] any [*] relating to such [*].

(f) Additional Effects of Termination.

(i) In the event of any termination pursuant to Section 12.2, [*]: (i) all Information relating to the Product, and all [*] with respect to Product in [*] name; (ii) all [*] related to the Product, to the extent that they may be [*]; (iii) all [*] related to the Product; and (iv) all supplies of Product (including any intermediates, retained samples and reference standards) that in each case are in [*] Control and that relate to the Product. [*] shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to EPC (or its sublicensees).

(ii) In the event of any termination pursuant to Section 12.3, the breaching Party shall transfer and assign to the non-breaching Party (if BMS is the breaching Party, to EPC or its sublicensees): (i) all Information relating to the Product, and all [*] with respect to Product in the breaching Party’s name; (ii) all [*] related to the Product, to the extent that they may be [*]; (iii) all [*] related to the Product; and (iv) all supplies of Product (including any intermediates, retained samples and reference standards) that in each case are in the breaching Party’s Control and that relate to the Product. The breaching Party shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to the non-breaching Party (if BMS is the breaching Party, to EPC or its sublicensees).

13.	REPRESENTATIONS AND WARRANTIES AND COVENANTS

13.1 Mutual Authority. EXEL, EPC and BMS each represents and warrants to the other Parties as of the Execution Date that: (a) it has the authority and right to enter into and perform this Agreement, (b) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights, and (c) its execution, delivery and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

13.2 Rights in Technology.

(a) During the term of this Agreement, each Party shall use commercially reasonable efforts to maintain (but without an obligation to renew) and not to breach any agreements with Third Parties that provide a grant of rights from such Third Party to a Party that are Controlled by such Party and are licensed or become subject to a license from such Party to the other Party under Article 8. Each Party agrees to provide promptly the other Parties with notice of any such alleged breach or obligation to renew. As of the Execution Date, each Party is in compliance in all material respects with any aforementioned agreements with Third Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Each of EPC and BMS represents and warrants that it: (i) has the ability to grant the licenses contained in or required by this Agreement; and (ii) is not currently subject to any agreement with any Third Party or to any outstanding order, judgment or decree of any court or administrative agency that restricts it in any way from granting to another Party such licenses or the right to exercise its rights hereunder.

(c) Each of EPC and BMS represents and warrants that: (i) it has not granted, and covenants that it shall not grant after the Execution Date and during the term of this Agreement, any right, license or interest in or to, or an option to acquire any of the foregoing with respect to, the intellectual property rights licensed to another Party hereunder (including the Exelixis Licensed Patents and the BMS Licensed Patents, as the case may be) that is in conflict with the rights (including the rights set forth in Article 10) or licenses granted or to be granted (including any conditional license rights) to another Party under this Agreement; and (ii) it has not granted any lien, security interest or other encumbrance (excluding any licenses) with respect to any of the intellectual property rights licensed to another Party hereunder that would prevent it from performing its obligations under this Agreement, or permitted such a lien, security interest or other encumbrance (excluding any permitted licenses) to attach to the intellectual property rights licensed to another Party hereunder.

13.3 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. In particular, if any Affiliate of a Party participates under this Agreement with respect to Collaboration Compounds: (a) the restrictions of this Agreement which apply to the activities of a Party with respect to Collaboration Compounds shall apply equally to the activities of such Affiliate; and (b) the Party affiliated with such Affiliate shall assure, and hereby guarantees, that any intellectual property developed by such Affiliate shall be governed by the provisions of this Agreement (and subject to the licenses set forth in Article 8) as if such intellectual property had been developed by the Party.

13.4 Third Party Rights. Each of BMS and EXEL represents and warrants to the other Party that, to its Knowledge as of the Execution Date, its performance of work under the Collaboration as contemplated by this Agreement shall not infringe the valid patent, trade secret or other intellectual property rights of any Third Party. Each of BMS and EXEL represents and warrants to the other Party that, to its Knowledge as of the Execution Date, it will not violate a contractual or fiduciary obligation owed to such Third Party (including misappropriation of trade secrets) by performing its work under the Collaboration as contemplated by this Agreement.

13.5 Notice of Infringement or Misappropriation. Each of BMS and EXEL represents and warrants to the other Party that, as of the Execution Date, it has received no notice of infringement or misappropriation of any alleged rights asserted by any Third Party in relation to any technology that such Party intends, as of the Execution Date, to use in connection with the Collaboration.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.6 HSR Act Filing; Effective Date.

(a) Effective Date. The Parties agree that the effective date of the Collaboration Agreement is January 11, 2007 (the “Original Effective Date”).

(b) Effect of HSR Act Filing on Rights & Obligations. If the exercise by BMS of any of its Co-Development Options under the Agreement, or the exercise by Exelixis of any of its Product Opt-Outs or Indication Opt-Outs, requires the making of filings under the HSR Act, or under any similar premerger notification provision in the European Union or any other jurisdiction, then all rights and obligations directly related to the exercise of such Co-Development Option(s) (e.g., the corresponding license grants and corresponding payment obligations) shall not become effective until the applicable waiting period has expired or been terminated or until approval or clearance from the reviewing authority has been received, and each Party agrees to diligently make any such filings and respond to any request for information to expedite review of such transaction. Each Party shall be responsible for its own costs in connection with such filing, except that BMS shall be solely responsible for the applicable filing fees. The Parties has made such HSR Act filings in relation to Exelixis’ opting-out of the Co-Development of SMO Product and the Parties acknowledge that the applicable waiting period therefor has expired on November 13, 2010.

(c) Resolution of Regulatory Authority Opposition. If the antitrust enforcement authorities in the U.S. make a second request under the HSR Act, or any antitrust enforcement authority in another jurisdiction commences an investigation into the exercise by BMS of any of its Co-Development Options, then the Parties shall, in good faith, cooperate with each other and take reasonable actions to attempt to: (i) resolve all enforcement agency concerns about the transaction under investigation; and (ii) diligently oppose any enforcement agency opposition to such transaction. In the event the enforcement agency files a formal action to oppose the transaction, the Parties shall confer in good faith to determine the appropriate strategy for resolving the enforcement agency opposition, including where appropriate, the renegotiation of their obligations under this Agreement with respect to that Co-Development Option, with the objective of placing each Party, to the maximum extent possible, in the same economic position that each Party would have occupied if BMS had been permitted to exercise such Co-Development Option. Notwithstanding the foregoing, nothing in this Section 13.6 shall require either party to divest any assets.

14.	INDEMNIFICATION AND LIMITATION OF LIABILITY

14.1 Mutual Indemnification. For the purpose of this Article 14, unless otherwise set forth herein, EXEL and EPC shall be deemed collectively as one (1) “Party” and shall be referred to as “Exelixis.” Subject to Section 14.4, each Party hereby agrees to indemnify, defend and hold harmless the other Party, its Affiliates, and their respective directors, employees and agents from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and reasonable attorneys’ fees (“Losses”) to the extent such Losses result from any: (a) breach of warranty by the indemnifying Party contained in the Agreement; (b) breach of the Agreement or applicable law by such indemnifying Party; (c) negligence or willful misconduct of the indemnifying Party, its Affiliates

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or (sub)licensees, or their respective directors, employees and agents in the performance of the Agreement; and/or (d) breach of a contractual or fiduciary obligation owed by it to a Third Party (including misappropriation of trade secrets).

14.2 Indemnification by BMS. Subject to Section 14.4, BMS hereby agrees to indemnify, defend and hold harmless Exelixis and its directors, employees and agents from and against any and all Losses to the extent such Losses result from [*] by BMS or its Affiliates, agents or sublicensees, except to the extent such Losses result from any: (a) breach of warranty by Exelixis contained in the Agreement; (b) breach of the Agreement or applicable law by Exelixis; (c) negligence or willful misconduct by Exelixis, its Affiliates or (sub)licensees, or their respective directors, employees and agents in the performance of the Agreement; and/or (d) breach of a contractual or fiduciary obligation owed by Exelixis to a Third Party (including misappropriation of trade secrets).

14.3 Certain Losses. Any Losses resulting from [*] by a Party or its Affiliates, agents or sublicensees with respect to which neither Party owes an indemnification obligation under Section 14.1 shall be [*], if incurred prior to [*] to which such Loss relates; or (b) [*], if incurred after such [*] to which such Loss relates.

14.4 Conditions to Indemnification. As used herein, “Indemnitee” shall mean a party entitled to indemnification under the terms of Sections 14.1 or 14.2. A condition precedent to each Indemnitee’s right to seek indemnification under such Sections 14.1 or 14.2 is that such Indemnitee shall:

(a) inform the indemnifying Party under such applicable Section of a Loss as soon as reasonably practicable after it receives notice of the Loss;

(b) if the indemnifying Party acknowledges that such Loss falls within the scope of its indemnification obligations hereunder, permit the indemnifying Party to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Loss (including the right to settle the claim solely for monetary consideration); provided, that the indemnifying Party shall seek the prior written consent (such consent to not be unreasonably withheld, delayed or conditioned) of any such Indemnitee as to any settlement which would materially diminish or materially adversely affect the scope, exclusivity or duration of any Patents licensed under this Agreement, would require any payment by such Indemnitee, would require an admission of legal wrongdoing in any way on the part of an Indemnitee, or would effect an amendment of this Agreement; and

(c) fully cooperate (including providing access to and copies of pertinent records and making available for testimony relevant individuals subject to its control) as reasonably requested by, and at the expense of, the indemnifying Party in the defense of the Loss.

Provided that an Indemnitee has complied with all of the conditions described in subsections (a) – (c), as applicable, the indemnifying Party shall provide attorneys reasonably acceptable to the Indemnitee to defend against any such Loss. Subject to the foregoing, an Indemnitee may

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

participate in any proceedings involving such Loss using attorneys of the Indemnitee’s choice and at the Indemnitee’s expense. In no event may an Indemnitee settle or compromise any Loss for which the Indemnitee intends to seek indemnification from the indemnifying Party hereunder without the prior written consent of the indemnifying Party (such consent to not be unreasonably withheld, delayed or conditioned), or the indemnification provided under such Section 14.1 or 14.2 as to such Loss shall be null and void.

14.5 Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES BY A PARTY FOR WHICH IT SEEKS REIMBURSEMENT OR INDEMNIFICATION PROTECTION FROM THE OTHER PARTY PURSUANT TO SECTIONS 14.1 AND 14.2, AND EXCEPT FOR BREACH OF SECTION 11.1 HEREOF, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THE AGREEMENT, UNLESS SUCH DAMAGES ARE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY (INCLUDING GROSS NEGLIGENCE OR WILLFUL BREACH WITH REEPCCT TO A PARTY’S REPRESENTATIONS AND WARRANTIES IN ARTICLE 13).

14.6 Collaboration Disclaimer. EXCEPT AS PROVIDED IN ARTICLE 13 ABOVE, BMS EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES WITH REEPCCT TO ANY COMPOUNDS OR INFORMATION (AND ANY PATENT RIGHTS OBTAINED THEREON) IDENTIFIED, MADE OR GENERATED BY BMS AS PART OF THE COLLABORATION OR OTHERWISE MADE AVAILABLE TO EXELIXIS PURSUANT TO THE TERMS OF THE AGREEMENT. EXCEPT AS PROVIDED IN ARTICLE 13 ABOVE, EXELIXIS EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES WITH REEPCCT TO ANY COMPOUNDS OR INFORMATION (AND ANY PATENT RIGHTS OBTAINED THEREON) IDENTIFIED, MADE OR GENERATED BY EXELIXIS AS PART OF THE COLLABORATION OR OTHERWISE MADE AVAILABLE TO BMS PURSUANT TO THE TERMS OF THE AGREEMENT.

15.	MISCELLANEOUS

15.1 Dispute Resolution. For the purpose of Sections 15.1 through 15.3, unless otherwise set forth herein, EXEL and EPC shall be deemed collectively as one (1) “Party” and shall be referred to as “Exelixis.” Unless otherwise set forth in this Agreement and excluding in particular any dispute described in Section 15.3 (which will be handled exclusively in accordance with Section 15.3), any dispute over matters within the authority of the JEC pursuant

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to Article 2 (which will be handled exclusively in accordance with Section 2.7(c)), and any dispute handled pursuant to Section 3.6(c)(iii), Section 8.5(b)(i), Section 9.12(b) or Section 9.22(b), in the event of any dispute, controversy or claim arising out of, relating to or in connection with any provision of the Agreement, the Parties shall try to settle their differences amicably between themselves first, by referring the disputed matter to the Party’s respective Executive Officers. Any Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and, within [*] after such notice, such Executive Officers shall meet for attempted resolution by good faith negotiations. If such Executive Officers are unable to resolve such dispute within [*] of their first meeting for such negotiations, any Party may seek to have such dispute resolved in any U.S. federal or state court of competent jurisdiction and appropriate venue, provided, that if such suit includes a Third Party claimant or defendant, and jurisdiction and venue with respect to such Third Party appropriately resides outside the U.S., then in any other jurisdiction or venue permitted by applicable law.

15.2 Governing Law. Resolution of all disputes, controversies or claims arising out of, relating to or in connection with the Agreement or the performance, enforcement, breach or termination of the Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules.

15.3 Patents and Trademarks; Equitable Relief.

(a) Any dispute, controversy or claim arising out of, relating to or in connection with: (i) the scope, validity, enforceability or infringement of any Patent rights covering the research, development, manufacture, use or sale of any Product; or (ii) any trademark rights related to any Product, shall in each case be submitted to a court of competent jurisdiction in the territory in which such Patent or trademark rights were granted or arose.

(b) Any dispute, controversy or claim arising out of, relating to or in connection with the need to seek preliminary or injunctive measures or other equitable relief (e.g., in the event of a potential or actual breach of the confidentiality and non-use provisions in Article 11) need not be resolved through the procedure described in Section 15.1 but may be immediately brought in a court of competent jurisdiction.

15.4 Entire Agreement; Amendments. This Agreement and the collaboration agreement (for the discovery, development and commercialization of compounds that antagonize the target known as ROR) that is between Exelixis and BMS and that is dated as of October 8, 2010 and amended and restated as of the Effective Date (the “ROR Collaboration Agreement”) set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement and the ROR Collaboration Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.5 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to Exelixis or BMS from time to time. Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

15.6 Bankruptcy.

(a) For the purpose of this Section 15.6, EXEL and EPC shall be deemed collectively as one (1) “Party” and shall be referred to as “Exelixis.” All rights and licenses granted under or pursuant to this Agreement, including amendments hereto, by each Party to the other Party are, for all purposes of Section 365(n) of Title 11 of the U.S. Code (“Title 11”), licenses of rights to intellectual property as defined in Title 11. Each Party agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against either Party (the “Bankrupt Party”) under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, the Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 Trustee) shall, at the election of the Bankrupt Party made within sixty (60) days after the commencement of the case (or, if no such election is made, immediately upon the request of the non-Bankrupt Party) either (i) perform all of the obligations provided in this Agreement to be performed by the Bankrupt Party including, where applicable, providing to the non-Bankrupt Party portions of such intellectual property (including embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them or (ii) provide to the non-Bankrupt Party all such intellectual property (including all embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them.

(b) If a Title 11 case is commenced by or against the Bankrupt Party and this Agreement is rejected as provided in Title 11 and the non-Bankrupt Party elects to retain its rights hereunder as provided in Title 11, then the Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 Trustee) shall provide to the non-Bankrupt Party all such intellectual property (including all embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them immediately upon the non-Bankrupt Party’s written request therefor. Whenever the Bankrupt Party or any of its successors or assigns provides to the non-Bankrupt Party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 15.6, the non-Bankrupt Party shall have the right to perform the obligations of the Bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-Bankrupt Party shall release the Bankrupt Party from any such obligation or liability for failing to perform it.

(c) All rights, powers and remedies of the non-Bankrupt Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

now or hereafter existing at law or in equity (including Title 11) in the event of the commencement of a Title 11 case by or against the Bankrupt Party. The non-Bankrupt Party, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under Title 11) in such event. The Parties agree that they intend the foregoing non-Bankrupt Party rights to extend to the maximum extent permitted by law and any provisions of applicable contracts with Third Parties, including for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of the Bankrupt Party or any Third Party with whom the Bankrupt Party contracts to perform an obligation of the Bankrupt Party under this Agreement, and, in the case of the Third Party, which is necessary for the development, registration and manufacture of licensed products and (ii) the right to contract directly with any Third Party described in (i) in this sentence to complete the contracted work. Any intellectual property provided pursuant to the provisions of this Section 15.6 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

15.7 Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, acts of terrorism, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. The payment of invoices due and owing hereunder shall in no event be delayed by the payer because of a force majeure affecting the payer.

15.8 Notices. Any notices given under this Agreement shall be in writing, addressed to the Parties at the following addresses, and delivered by person, by facsimile (with receipt confirmation), or by FedEx or other reputable courier service. Any such notice shall be deemed to have been given: (a) as of the day of personal delivery; (b) one (1) day after the date sent by facsimile service; or (c) on the day of successful delivery to the other Parties confirmed by the courier service. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

For EXEL:	Exelixis, Inc.
210 East Grand Avenue
South San Francisco, CA 94080
Attention: EVP and General Counsel

With a copy to:	Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attention: Marya A. Postner, Esq.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For EPC:	Exelixis Patent Company, LLC. 210 East Grand Avenue South San Francisco, CA 94080 Attention: VP, Legal Services

With a copy to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Attention: Marya A. Postner, Esq.

For BMS:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 and Province Line Road

Princeton, NJ 08543-4000

Attention: Senior Vice President, Corporate and Business Development

Phone: 609-252-3413

Fax: 609-252-6880

With a copy to:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 and Province Line Road

Princeton, NJ 08543-4000

Attention: Vice President and Senior Counsel, Corporate and Business Development

Phone: 609-252-5328

Fax: 609-252-4232

Furthermore, a copy of any notices required or given under Article 10 of this Agreement shall also be addressed to the Vice President and Chief Intellectual Property Counsel of BMS at the address set forth in Section 10.4(f).

15.9 Maintenance of Records Required by Law or Regulation. Each Party shall keep and maintain all records required by law or regulation with respect to Products and shall make copies of such records available to the other Party upon request.

15.10 Assignment. For the purpose of this Section 15.10, EXEL and EPC shall be deemed collectively as one (1) “Party.” Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other (such consent to not be unreasonably withheld, delayed or conditioned), except a Party may make such an assignment without the other Party’s consent to an Affiliate or to a Third Party successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction; provided that any such permitted successor or assignee of rights and/or obligations hereunder is obligated, by reason of operation of law or pursuant to a written agreement with the other Party, to assume performance of this Agreement or such rights and/or obligations; and provided, further, that if assigned to an

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Affiliate, the assigning Party shall remain jointly and severally responsible for the performance of this Agreement by such Affiliate. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.10 shall be null and void and of no legal effect.

15.11 Electronic Data Interchange. If both Parties elect to facilitate business activities hereunder by electronically sending and receiving data in agreed formats (also referred to as Electronic Data Interchange or “EDI”) in substitution for conventional paper-based documents, the terms and conditions of this Agreement shall apply to such EDI activities.

15.12 Non-Solicitation of Employees. For the purpose of this Section 15.12, EXEL and EPC shall be deemed collectively as one (1) “Party.” After the Original Effective Date and during the term of this Agreement, each Party agrees that neither it nor any of its divisions, operating groups or Affiliates shall recruit, solicit or induce any employee of the other Party directly involved in the activities conducted pursuant to this Agreement to terminate his or her employment with such other Party and become employed by or consult for such Party, whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will. For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean: (a) circumstances where an employee of a Party initiates contact with the other Party or any of its Affiliates with regard to possible employment; or (b) general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements.

15.13 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.14 Severability. If any of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.15 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

15.16 Construction of this Agreement. Except where the context otherwise requires, wherever used, the use of any gender shall be applicable to all genders, and the word “or” are used in the inclusive sense. When used in this Agreement, “including” means “including without limitation”. References to either Party include the successors and permitted assigns of that Party. The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The Parties have each consulted counsel of their choice

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

regarding this Agreement, and, accordingly, no provisions of this Agreement shall be construed against either Party on the basis that the Party drafted this Agreement or any provision thereof. If the terms of this Agreement conflict with the terms of any Exhibit, then the terms of this Agreement shall govern. The official text of this Agreement and any Exhibits hereto, any notice given or accounts or statements required by this Agreement, and any dispute proceeding related to or arising hereunder, shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

15.17 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile, each of which shall be binding when sent.

Signature page follows.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

BRISTOL-MYERS SQUIBB COMPANY		EXELIXIS, INC.

By:	/s/ Graham R. Brazier	By:	/s/ Michael M. Morrissey
Title:	Vice President, Business Development	Title:	President and CEO
Date:	4/20/11	Date:	4/13/11

EXELIXIS PATENT COMPANY, LLC.

By:	/s/ Michael M. Morrissey
Title:	President and CEO
Date:	4/13/11

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 3.2

LIST OF INITIAL SCREENING TARGETS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 3.3

LIST OF INITIAL LEAD OP TARGETS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 3.9

FORM OF TARGET STATUS LIST

Instructions for use:

•	The name of each target will be added to the Target column.

•

Under the Status column, each target shall be labeled with one of the following: Screening Target (chosen-awaiting-screening); Screening Target (screen-in-progress); Rejected Screening Target; Lead Op Candidate; Lead Op Target; Rejected Lead Op Target; or Collaboration Target.

•	For the Other Identified Target column, the name of any other target(s) that is part of the set of Identified Targets will be listed and updated as appropriate.

•	The applicable Specificity Criteria and Target Potency Threshold will be added and updated in the appropriate columns.

•	The applicable dates for adding and withdrawing any target will be added to the last two columns.

TARGET	STATUS	OTHER IDENTIFIED TARGETS	SPECIFICITY CRITERIA	TARGET POTENCY THRESHOLD	DATE ADDED	DATE WITHDRAWN

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 6.4(c)

TERMS OF CO-PROMOTION AGREEMENT

Without limiting the generality of either Party’s rights and obligations contained in the Agreement, the Co-Promotion Agreement shall, in addition to such other terms as the Parties may agree and as are customary in an agreement of that type, include the following terms and conditions, unless otherwise agreed upon by the Parties:

Allocation of Sales and Marketing Responsibilities

By [*] of each year, the JCC shall decide the [*] to be performed by both Parties during the Fiscal year commencing on January 1 of that year for the promotion of the Product in the U.S. based on indication(s) then available and expected to be available during the forthcoming year for Commercialization of the Product in the U.S. The [*] shall be reviewed and may be modified or adjusted during such year if both Parties so agree. (For each year, the [*] for that year.)

As a fundamental principle of the Co-Promotion in the U.S., Exelixis shall perform [*] [*] in each year. Exelixis may phase-in its required number of representatives by recruiting, hiring and training such representatives over a period of [*] so long as Exelixis maintains, from the time estimated by the JDC to be [*] prior to anticipated approval as set forth in the then-current U.S. Commercialization Plan, the greater of (x) [*] required total representatives (determined by the JCC) as Exelixis representatives or (y) [*] Exelixis representatives. [*] to make up the difference between the above minimum requirement and Exelixis’ share of the [*] during such [*] period, subject to [*] to perform such [*] with any costs associated with such performance by [*], (with such approval not to be unreasonably withheld). All Exelixis sales representatives who will be performing sales calls shall [*] Additionally, all Exelixis sales representatives, prior to being assigned by Exelixis to a Collaboration Product, [*] shall be set forth in the Co-Promotion Agreement), and [*] in accordance with applicable U.S. laws and regulations. All sales representatives shall be [*] relevant to the Product.

Pre-approval, BMS shall provide initial sales training on the Product for the Exelixis sales representatives who will be performing sales calls in the U.S. Following such initial training, any subsequent training of Exelixis sales representatives shall be made available by [*] on the Product.

With respect to marketing activities in the Profit-Share markets, the Parties shall work via the JCC to discuss positioning, branding, core messaging, distribution channel strategy, development strategy, competitive strategy, target selection, opinion leader development and investor and press relations.

Co-Promotion Agreement

The Co-Promotion Agreement will be negotiated [*]. The parties recognize that a [*]. The Co-Promotion agreement shall be limited to commercialization in the Profit Share Market and shall be consistent with the Agreement and rights granted to the JCC, JDC, JFC and JEC in the Agreement.

In the Co-Promotion Agreement, the Parties shall jointly establish detailing

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thresholds, measures of sales performance consistent with internal company metrics and Net Sales and through a well established third party sales reporting entity, value of each detail for profit calculation purposes, and shortfall provisions (e.g., [*], etc.) in the definitive Co-Promotion Agreement. The Parties shall decide in the Co-Promotion agreement on the general [*] for each Party to [*].

Breach

The Parties shall jointly establish standards and consequences for material breach of the co-promotion obligations (e.g., the threshold of material breach and remedies therefor, including without limitation the possibility of termination of the breaching Party’s co-promotion right, etc.) set forth in the definitive Co-Promotion Agreement.

Without limiting the foregoing, in the event that a Party does not provide at least [*] for any [*] with respect to a Co-Promotion Product, then the other Party shall have the right to assume all Commercialization responsibilities with respect to such Co-Promotion Product, and (i) in the case of any such failure by Exelixis, such Co-Promotion Product shall become a Royalty-Bearing Product (with royalties payable to Exelixis as set forth in Section 9.6(b)(iv)), or (ii) in the case of any such failure by BMS, Exelixis will pay to BMS royalties on net sales of such Product in the U.S. at the rates set forth in Section 9.6(b)(iv). The preceding remedy for a Party’s failure to provide [*], and such failure [*] Agreement.

Use of Contractors	Only during the first [*] post [*], in order to reach Exelixis’ [*] threshold of representatives. Also, if such other Party [*], then a contract sales organization may be used and the expenses incurred by such other Party for such activities shall be [*].

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 11.5

Press Release

For Immediate Release

Contact: Charles Butler Director, Corporate Communications Exelixis, Inc. (650) 837-7277	MEDIA:	Jeff Macdonald Bristol-Myers Squibb (212) 546-4824 jeffrey.macdonald@bms.com
cbutler@exelixis.com	INVESTORS:	John Elicker Bristol-Myers Squibb (212) 546-3775 john.elicker@bms.com

EXELIXIS AND BRISTOL-MYERS SQUIBB SIGN NEW COLLABORATION AGREEMENT TO DISCOVER AND DEVELOP NOVEL ONCOLOGY COMPOUNDS

South San Francisco, CA and New York, NY – December 18, 2006 – Exelixis, Inc. (Nasdaq:EXEL) and Bristol-Myers Squibb Company (NYSE:BMY) today announced a worldwide collaboration to discover, develop and commercialize novel targeted therapies for the treatment of cancer.

Under the collaboration, which will become effective upon antitrust clearance, Exelixis will deploy its drug discovery platform and be fully responsible for the identification and pre-clinical development of small molecule drug candidates directed against mutually selected targets. Bristol-Myers Squibb will have the right to select up to three Investigational New Drug (INDs) candidates against three different targets. Following selection by BMS, Bristol-Myers Squibb will lead all global activities, although the parties will co-develop and co-commercialize the programs in the United States.

Under the terms of the agreement, Bristol-Myers Squibb will pay to Exelixis an upfront payment of $60 million in cash. Exelixis will also receive $20 million for each of up to three different drug candidates selected by Bristol-Myers Squibb at IND. The parties plan to equally share development costs, commercial profits and co-promotion responsibilities in the United States. Exelixis will also receive royalties on product sales outside of the United States. For each program selected by BMS, Exelixis may opt out of the co-development or co-promotion in the United States, in which case Exelixis would receive milestones and royalties in lieu of a U.S. profit share.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“We are very pleased to collaborate with BMS on the discovery and development of novel treatments for cancer.” said George A. Scangos, Ph.D., president and chief executive officer of Exelixis. “This collaboration will capitalize on the power of Exelixis’ drug discovery engine and on the breadth and depth of BMS’ expertise in oncology. We have had excellent, productive collaborations with BMS in oncology since 2000, and I am confident that this new collaboration will build on the excellent relationship between the companies and on the knowledge that we have generated during those years.”

“Bristol-Myers Squibb is dedicated to addressing areas of serious medical need, and oncology remains one of the cornerstones of our research and development efforts,” said Francis Cuss, M.D., senior vice president of Drug Discovery for Bristol-Myers Squibb. “We have a long-standing and productive history of collaboration with Exelixis and are pleased to expand our partnership to include the discovery and development of novel, targeted oncology therapies.”

About Exelixis

Exelixis, Inc. is a development-stage biotechnology company dedicated to the discovery and development of novel small molecule therapeutics for the treatment of cancer and other serious diseases. The company is leveraging its fully integrated drug discovery platform to fuel the growth of its development pipeline, which is primarily focused on cancer. For more information, please visit the company’s web site at www.exelixis.com.

ABOUT BRISTOL-MYERS SQUIBB

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life. Visit Bristol-Myers Squibb on the World Wide Web at www.bms.com.

Exelixis Forward-Looking Statement

This press release contains forward-looking statements, including, without limitation, all statements related to the discovery, development and commercialization of therapies targeting the treatment of cancer under the collaboration as well as related costs and payments, including milestones, profits and royalties. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Exelixis’ current expectations. Forward-looking statements involve risks and uncertainties and past performance is not indicative of future results. Exelixis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that products candidates that appeared promising in early research do not demonstrate safety or efficacy in clinical trials; the ability of the company to advance preclinical compounds into clinical development; the uncertainty of the FDA approval process; and the therapeutic and commercial value of the company’s compounds. These and other risk factors are discussed under “Risk Factors” and elsewhere in Exelixis’ quarterly report on Form 10-Q for the quarter ended September 30, 2006 and other filings with the Securities and Exchange Commission. Exelixis expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the development and commercialization of products. Such forward-looking

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the research collaboration agreement described in this release will result in the discovery, development and commercialization of products. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.